PART II — OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated October 27, 2021

PROMETHEUM, INC.

6,250,000 Shares of Common Stock

Prometheum, Inc., a Delaware corporation (the “Company”) is offering (the “Offering”) to investors 6,250,000 shares (the “Shares”), of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at a price of $6.00 per Share. This Offering is being conducted pursuant to Tier 2 of Regulation A. For more information regarding the Common Stock, see "Securities Being Offered" beginning on page 59.

We have granted the underwriters (the “Underwriters”) an option to purchase up to an additional 937,500 shares of Common Stock at the public offering price less the underwriting discount.

The Common Stock are highly speculative securities, see “Risk Factors” beginning on page 11.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Public Offering Price Per Share	Underwriters Discount (2)	Total Offering Price	Proceeds to the Company

Common Stock(1)	6,250,000	$6.00	$0.45	$37,500,000	$34,687,500

(1) Assumes the Underwriters have not exercised their Over-Allotment Option (defined below) to purchase additional shares of Common Stock.

(2) In addition to the discount, we have agreed to reimburse the Underwriters for their reasonable, documented out-of-pocket expenses of up to $120,000. We have also agreed to issue to the Underwriters warrants to purchase that number of shares of Common Stock equal to ten-percent (10%) of the shares of Common Stock sold in this Offering. The Underwriter Warrants will be exercisable for five years from the qualification date of the Offering at an exercise price equal to $7.50 share (125% of the offering price). Please refer to the section captioned “Underwriting” for additional information regarding total Underwriter compensation.

The Underwriters are offering the shares of Common Stock for sale on a firm commitment basis. The Underwriters expect to deliver the shares of Common Stock against payment in New York, New York on or about [•], 2021.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A as it applies to smaller reporting companies as the Company meets the definition of that term in Rule 405.

Prometheum, Inc.

120 Wall Street

New York, NY 10005

(212) 514-8369

www.prometheum.com

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular or information to be relied upon in determining whether to purchase the securities offered hereby.

The date of this Offering Circular is [•], 2021

Prior to this Offering, there has been no public market for our securities. Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “PMTM.” Our Common Stock will not commence trading on the Nasdaq Capital Market until we have filed a Form 8-A to register our Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which we intend to file concurrently with the qualification by the Securities and Exchange Commission (the “SEC”) of the Offering Statement, of which this Offering Circular is a part. The Form 8-A will become effective upon the SEC’s receipt of certification from Nasdaq, provided that such certification occurs within five calendar days after the qualification date. We will not close this Offering unless our Common Stock is listed on Nasdaq. There is no assurance that we will satisfy Nasdaq’s listing requirements or that our Common Stock will ever be listed on the Nasdaq Capital Market. See “Risk Factors” and “Underwriting.”

We are currently in the process of developing the Prometheum Network and currently expect to launch the Prometheum Network within a year of the date hereof. We intend to apply the proceeds of this Offering to further develop, build out and commercialize the Prometheum Network as more specifically set forth in this Offering Circular and the Offering Statement.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of Common Stock. Neither the delivery of this Offering Circular, nor any sale or delivery of Common Stock shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “us,” “our,” and “Company” refer to Prometheum, Inc. and its subsidiaries.

The shares of Common Stock offered hereby are highly speculative securities. Investing in such securities involves significant risks. You should invest in such securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11.

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FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward looking statements.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward looking statements. These factors include, among other things:

•	The lack of any existing regulated public marketplace for blockchain protocol securities;

•	Our ability to implement our proposed Prometheum Network business plan;

•	Our ability to create the blockchain for our Ember Tokens and to create the Genesis Block (each as defined below);

•	Our ability to create the coding and algorithms for the digital asset securities issuance and trading platforms that will form the basis for our Prometheum Network;

•	National, international and local economic and business conditions that could affect our business;

•	Our ability to successfully launch and operate Prometheum Ember ATS, Inc. (“PEATS”) as a broker-dealer; alternative trading system for digital asset securities (the “PEATS ATS”);

•	Our ability to successfully maintain PEATS’ registrations;

•	Our cash flows or lack thereof;

•	Our operating performance;

•	Our financing activities;

•	General market conditions affecting blockchain protocol based securities;

•	Industry developments affecting our business, financial condition and results of operations;

•	Our ability to compete effectively;

•	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self-regulatory organizations, including without limitation, FINRA; and

•	Cybersecurity breaches or attacks.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to reissue this Offering Circular or otherwise make public statements in order to update its forward looking statements beyond the date of this Offering Circular.

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SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Company’s securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular beginning on page 11.

The Business of the Company

Overview

Prometheum, Inc. (“Prometheum,” “we,” “us,” “our,” the “Company”), is a Delaware corporation formed in September 2017 for the purpose of developing, building out and commercializing an integrated network, which we refer to as the “Prometheum Network,” for initial and follow-on issuances and secondary trading of digital asset securities1 (Individually, a “Digital Asset Security” and collectively, “Digital Asset Securities”). Digital Asset Securities issued on the Prometheum Blockchain are referred to herein as “Smart Security Tokens”™ (“SSTs”). We intend to conduct our operations through our wholly-owned subsidiaries and affiliates as summarized below:

•	Prometheum Ember ATS, Inc. (“PEATS”), a New York corporation formed in February 2018, and our wholly-owned subsidiary, which will operate an alternative trading system (“ATS”) which will match buy and sell orders for Digital Asset Securities (the “PEATS ATS”). PEATS became a member of FINRA on July 16, 2021. PEATS filed its initial operations report on Form ATS with the SEC on August 19, 2021 and its registration with the SEC as an ATS was effective on September 20, 2021.

•	Manorhaven Capital, LLC (“Manorhaven”), a registered broker-dealer and a FINRA member and our wholly-owned subsidiary, which we acquired in February 2021.

•	Prometheum Capital, LLC (“Prometheum Capital”), a Delaware limited liability company formed in January 2021 and our wholly-owned subsidiary, which we are in the process of registering as a broker-dealer, which registration with FINRA is currently pending.

•	Spark Transfer Services, Inc. (“Spark”), a Delaware corporation incorporated in February 2020. Aaron L. Kaplan, our Co-CEO, is the sole shareholder of Spark and so Spark is an affiliate of ours through common control. Spark is registered with the SEC as a transfer agent but has not commenced any operations and has no material assets. Aaron L. Kaplan intends to transfer to us beneficial ownership of his shares in Spark for little or no consideration after which it will be our wholly-owned subsidiary. It is our intention, once we have developed the necessary blockchain protocols, to have Spark perform traditional transfer agent services with respect to Digital Asset Securities traded on the Prometheum Network. See the discussion below under “Proposed Functions and Business Lines.”

Subject to future regulatory guidance, Prometheum and its subsidiaries intend to limit transactions to instruments whose sellers represent that they are securities.

The diagram below shows our corporate structure and the proposed functions of our subsidiaries:

1 A “Digital Asset Security” is defined in the SEC’s Release: Custody of Digital Asset Securities by Special Purpose Broker-Dealers as “a digital asset that meets the definition of a “security” under the federal securities laws.”

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Proposed Functions and Business Lines

We expect the Prometheum Affiliates will have the functions and business lines and will interact as follows:

PEATS is registered with the SEC as a broker-dealer and has completed the process for registering the PEATS ATS as an ATS. PEATS will function as an introducing broker-dealer limited to transactions in Digital Asset Securities and as the operator of the PEATS ATS. Information related to executed transactions will be reported to a qualified digital asset custodian, engaged for such purpose. The PEATS ATS will match orders for Digital Asset Securities between buyers and sellers and will operate in accordance with the noncustodial “Three Step Process” described in the SEC’s No-Action Letter, dated September 25, 2020, issued by the SEC Division of Trading and Markets to FINRA. See the discussion under “The PEATS Alternative Trading System” below and “Regulatory Background and Status” on page 37.

Once we have completed Prometheum Capital’s registration as a broker-dealer, Prometheum Capital will operate under the circumstances set forth in the SEC’s policy statement entitled “Custody of Digital Asset Securities by Special Purpose Broker-Dealers” (Release No. 34-90788), effective April 27, 2021 (the “Policy Statement”) and function as a special purpose broker-dealer, limited to settlement and custody of Digital Asset Securities. Prometheum Capital will operate as a correspondent clearing firm which will provide clearing, settlement and custody services to introducing broker-dealers as correspondents. Prometheum Capital will establish, policies and procedures to, among other things, assess a given Digital Asset Security’s distributed ledger technology and protect the private keys necessary to transfer the Digital Asset Security, as described in the Policy Statement. See the discussion under “Regulatory Background and Status” on page 37.

We intend to have Manorhaven act as an introducing broker-dealer to Prometheum Capital. Manorhaven will introduce customer accounts to Prometheum Capital where customer Digital Assets Securities will be held in conformity with the conditions set forth in the Policy Statement. All executed transactions on the PEATS ATS will custody, clear, settle and report at/through Prometheum Capital.

Spark is registered as a transfer agent with the SEC but it has not commenced operations and has no material assets. We are in the process of developing the necessary infrastructure to allow Spark to act as a transfer agent for Digital Asset Securities. It is our intention, once we have developed the necessary blockchain protocols, to have Spark perform traditional transfer agent services with respect to Digital Asset Securities. We expect that these services will include clearing and settlement of transactions in Digital Asset Securities, facilitating the issuance, cancelation and transfer of Digital Asset Securities, maintaining accurate ownership records of Digital Asset Securities, distributing dividends, providing communications from issuers of Digital Asset Securities and answering Digital Asset Security holder questions.

We are designing and developing  our blockchain technology and smart contract systems for the Prometheum Network to (i) address the regulatory, legal, and liquidity challenges faced by issuers seeking to raise capital through the sale of Digital Asset Securities (ii) provide a platform through which issuers may conduct initial and follow-on offerings of Digital Asset Securities pursuant to Regulation A of the Securities Act; and (iii) provide the infrastructure necessary to allow for secondary trading of Digital Asset Securities. We believe that our Prometheum Network will provide the infrastructure to compliantly service the entire SST lifecycle.

Reverse Stock Split

In order to list our Common Stock on the Nasdaq Capital Market in connection with this Offering, our Common Stock will be required to satisfy the initial listing standards of the Nasdaq Capital Market, which including among others, that we have stockholders’ equity of at least $5.0 million, a market value of unrestricted publicly held shares of at least $15.0 million, at least 1.0 million unrestricted publicly held shares, at least 300 unrestricted round lot stockholders, at least three market makers and a bid price of at least $4.00 per share, (collectively, the “Nasdaq Listing Requirements”). Accordingly, on January 28, 2021, we effectuated a 1-for-6 reverse stock split of our Common Stock (the “Reverse Stock Split”) in order to satisfy the bid price component of the Nasdaq Listing Requirements.

Ember Tokens Genesis Block

Once we have completed our design of our Digital Asset Security, which we call “Ember Tokens,” and are ready to launch them, we will create a block of Ember Tokens (the “Genesis Block”). In April of 2021, we decided to increase the size of the Genesis Block by a factor of 10, from 270,000,000 Ember Tokens to 2,700,000,000 Ember Tokens. Accordingly, we have retroactively adjusted our issued and outstanding Ember Warrants and Ember Token Purchase Options by increasing the number of Ember Tokens issuable upon exercise of outstanding Ember Warrants and Ember Token Purchase Options by a factor of ten.

The PEATS Alternative Trading System

The PEATS ATS is being developed for the purpose of providing subscribers who have been granted access to the PEATS ATS (individually, a “Subscriber” and collectively, “Subscribers”), the ability to transact orders for Digital Asset Securities.

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A potential Subscriber seeking access to the PEATS ATS will submit an application to PEATS. PEATS will review the potential Subscriber’s information, and perform various checks (e.g. AML/KYC) as necessary. Upon PEATS approving the application, Subscribers will be required to open an account with Anchorage Digital Bank National Association (“Anchorage”), a qualified digital asset custodian and cash custodian, prior to interacting with the PEATS ATS. Anchorage, a federally chartered bank and, a qualified custodian for digital assets, will serve as both the cash custodian and qualified digital asset custodian (collectively, the “Custodian”).

Subscribers are expected to deposit cash or digital assets with the Custodian in accounts they have established with the Custodian before interacting with the PEATS ATS. Once Subscribers complete the aforementioned steps, Subscribers will login into our web-based trading platform where they can submit trade orders. All orders will be submitted on an unsolicited basis and in U.S. dollars. All trade orders will be sent to the PEATS ATS’ order book management system for matching and to the Custodian for purposes of notifying the Custodian that funds or Digital Asset Securities in its custody and control are the subject of a trade order. Subscribers that have submitted trade orders will instruct the Custodian to settle their transaction in accordance with the trade order once the PEATS ATS has notified the Custodian that the order has been matched. The PEATS ATS does not guarantee or otherwise have responsibility for settling trades and will not at any time exercise any level of control over the Digital Asset Securities being sold or the cash being used to make the purchase. The Custodian will be responsible for noting that such funds or Digital Asset Securities are associated with an open trade order and for placing temporary restrictions on the buyer's funds or the seller’s Digital Asset Securities to ensure that the trade order is completed or until such time as the trade order is canceled or expires. If the trade order is not flagged and rejected as part of pre-trade risk surveillance, it will be sent to the ATS, and if there is an existing or subsequent order in the market that it can match, the trade order will be matched and the PEATS ATS will send notifications to the Subscriber and the Custodian, as required, and PEATS’ internal systems for post-trade and record keeping purposes. The matched order information will be used by the Custodian to modify, if necessary, the temporary restriction with updated trade information from the matched order. At the end of the day, PEATS will provide the Custodian with settlement instructions based on matched orders, which the Custodian will use to settle the transactions.

We expect that initially, the Custodian will perform Digital Asset Securities settlement on a blockchain between each Subscriber’s digital wallets. However, as certain blockchain processing limitations exist, the Custodian may be required in the future, to use a model where the Custodian maintains a single wallet on chain and settlement occurs as a book entry on the Custodian’s books and records. Once the Custodian settles all transactions at the end of the day, PEATS will query the Custodian’s Application Programming Interface (API) to receive updated balances, and to produce a start of day position file prior to the beginning of the next trading day. PEATS will manage the operations of the PEATS ATS, including filing required reports with the SEC and FINRA. The PEATS ATS trading hours will be normal market hours: 9:30 A.M. - 4:00 P.M., Monday through Friday, excluding federal holidays.

PEATS entered into a second amended and restated master services agreement with Anchorage, dated July 13, 2021, pursuant to which PEATS engaged Anchorage to serve as the custodian for Digital Asset Securities traded on the PEATS ATS and as a custodian for cash accounts for PEATS ATS subscribers. The agreement has an initial term of one year and automatically renews for one year periods after the initial term. Either party may terminate the agreement on notice given 180 days prior to the end of any one year term. In addition to the custodial services, Anchorage will also provide record keeping services and will work with PEATS to establish an anti-money laundering compliance program. Customers that open brokerage accounts with PEATS will also enter into custodial accounts with Anchorage. We have filed a copy of the second amended and restated agreement with Anchorage as an exhibit to the Offering Statement.

The PEATS ATS trading process is intended to follow the noncustodial ATS “Three Step Process” guidance set forth in the No-Action Letter, dated September 25, 2020, issued by the SEC Division of Trading and Markets (the “Division Staff”) to FINRA (the “No-Action Letter”) for the secondary trading of Digital Asset Securities. In order to comply with the No-Action Letter, PEATS will: (1) maintain a minimum of $250,000 in net capital; (2) enter into agreements between PEATS and its customers stating that PEATS does not guarantee or otherwise have responsibility for settling the trades; (3) establish and maintain reasonably designed procedures to assess whether a Digital Asset Security was offered and sold initially pursuant to an effective registration statement or an available exemption from registration, and whether any secondary transactions of Digital Asset Securities on or through the PEATS ATS are made pursuant to an effective registration statement or an available exemption from registration; and (4) ensure the transactions in Digital Asset Securities comply with the federal securities laws.

PEATS became a member of FINRA on July 16, 2021. On August 19, 2021, PEATS filed with the SEC a Form ATS initial operations report to operate its ATS for Digital Asset Securities. As no comment was received from the SEC, PEATS registration with the SEC as an ATS was effective September 20, 2021 and PEATS ATS is now fully qualified to act as an ATS for Digital Asset Securities to retail and institutional customers. See the discussion under “Regulatory Background and Status” on page 37.

Prometheum Account System

Prior to Manorhaven becoming a correspondent of Prometheum Capital, Subscribers will be permitted to engage in transactions on the Prometheum Network, once they open a brokerage account with PEATS and a custodial account with Anchorage. Completed online account applications will be electronically submitted to a third-party service provider for anti-money laundering and know your customer (“AML/KYC”) checks and verifications. Upon successful completion of the AML/KYC review and the opening of a custodial account, PEATS will open Subscriber brokerage accounts pending a final review from their respective compliance officers.

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Custody of Digital Asset Securities; Customer Protection Rule

Rule 15c3-3 under the Exchange Act (referred to as “Customer Protection Rule”) requires a broker-dealer to promptly obtain and thereafter maintain physical possession or control of all fully-paid and excess margin securities it carries for the account of customers.

The PEATS ATS will operate on a noncustodial basis as described in the Joint Statement (see “Regulatory History” below and “Regulatory Background and Status” on page 37). The Custodian will maintain custody of Subscribers’ Digital Asset Securities in compliance with Exchange Act Rule 15c3-3(c)(7).

After Prometheum Capital is registered as a broker-dealer, we intend to have Prometheum Capital operate as a special purpose broker-dealer, limited to settlement and custody of Digital Asset Securities, under the circumstances set forth in the Policy Statement for the purpose of maintaining custody of Subscriber’s Digital Asset Securities. The SEC has taken the position, for a period of 5 years, that a broker-dealer operating as a special purpose broker-dealer will not be subject to an SEC enforcement action on the basis that the broker-dealer deems itself to have obtained and maintained physical possession or control of customer fully paid and excess margin Digital Asset Securities.

Special purpose broker-dealers may not deal in or conduct brokerage activities in traditional securities. Digital Asset Securities may not qualify for SIPA coverage. All other applicable broker-dealer regulations and federal securities laws apply to special purpose broker-dealers and its activities.

As of the date hereof, Prometheum Capital has not commenced any operations, has limited assets and currently neither it, nor any of its principals have experience as a custodian of Digital Asset Securities. Accordingly, before commencing operations, Prometheum Capital will have to hire principals and personnel with experience and licenses as may be required by FINRA. In addition, Prometheum Capital will establish written supervisory procedures that will assess Digital Asset Securities according to the following criteria: i) performance; ii) transaction speed; iii) scalability; iv) resilience; v) security; vi) complexity; vii) extensibility; viii) visibility; and ix) safekeeping private keys.

Books and Records

We intend to maintain traditional database supported books and records that will be the definitive broker-dealer records for all purposes, including for purposes of Rules 17a-3 and 17a-4, and traditional BD and ATS records as the definitive records for the PEATS ATS (the “PEATS Books and Records”).

Regulatory History

As originally proposed, custody of Digital Asset Securities traded on the PEATS ATS would have been maintained by PEATS using a system of digital wallets created on the Prometheum Blockchain. Since this represented a new approach to maintaining custody of securities, in October 2017, we submitted a request for no-action relief from the SEC to use our proposed blockchain based hot and cold wallet system to provide custody and control of Digital Asset Securities in compliance with the Exchange Act. We did not receive a formal response to our request.

In November, 2018, PEATS filed a Form BD application to register as a broker-dealer with the SEC and submitted an application to become a member of FINRA.

In July 2019, the staffs of the SEC Division of Trading and Markets, the SEC and the Office of General Counsel, FINRA (the “Staff”) released a Joint Staff Statement on Broker-Dealer Custody of Digital Asset Securities (the “Joint Statement”) raising a broad range of issues relating to broker-dealer compliance with custody and control, record keeping and financial reporting rules under the Exchange Act, with respect to digital asset securities. The Joint Statement described several models of noncustodial broker-dealer activities involving digital asset securities, including where a broker-dealer operated ATS matches the orders of buyers and sellers of digital asset securities and the trades are either settled directly between the buyer and seller, or the buyer and seller give instructions to their respective custodians to settle the transactions.

In light of the Joint Statement, and as development of the Prometheum Blockchain system progressed, we decided to propose a demonstration of our system and in May, 2020, we submitted a proposal to the SEC requesting exemptive and no-action relief to test the PEATS ATS by operating it in a limited capacity prior to registration, what we referred to as a “Pilot Program.” The operation of the PEATS ATS in the Pilot Program was designed to resemble in many respects the noncustodial model described in the Joint Statement. The purpose of the Pilot Program was to demonstrate the viability of the PEATS ATS system and its ability to address the regulatory compliance issues raised by the Staff in the Joint Statement, including the issues relating to customer protection rule (Exchange Act Rule 15c3-3), in accordance with Staff’s guidance set forth in the Joint Statement.

In September, 2020, in connection with our decision to pursue the Pilot Program, PEATS withdrew its FINRA membership application and filed a Form BDW to withdraw its registration with the SEC. However, shortly thereafter, the Division Staff released the No-Action Letter which addressed the application of the Joint Statement to registered broker-dealers operating ATSs that traded Digital Assets Securities using a noncustodial three step process rather than the four step process described in the Joint Statement.

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Following the release of the No-Action Letter, and since the guidance provided in the Joint Statement and the No-Action Letter provide us with an acceptable means to commence operation of the PEATS ATS, we decided that rather than seeking permission from the SEC and FINRA to operate the Pilot Program, that we would instead resume our efforts to register PEATS as a broker-dealer and the PEATS ATS as a broker-dealer operated ATS. As a result, PEATS filed a new Form BD and FINRA membership application  in the third quarter of 2020 and on July 16, 2021, PEATS was admitted as a member of FINRA. As a result of this decision, and as noted above, PEATS will initially operate using traditional books and records. The bifurcation of the PEATS ATS from reliance on the development of the Prometheum Blockchain is one factor in Prometheum’s determination to remove the offering of Ember Warrants from this Offering Statement.

The Prometheum Network

The PEATS ATS is one element of the Prometheum Network. We are working on developing additional services such that our Prometheum Network, when fully authorized and functional will be a “Digital Asset Securities Network” which will include, in addition to the PEATS ATS, procedures and algorithms for the following:

•	Our “Regulation A Platform” – which will serve as a platform for issuers seeking to raise capital to conduct initial and follow-on offerings of Digital Asset Securities pursuant to Regulation A (the “Regulation A Platform”). Digital Asset Securities offered through our Regulation A Platform will be controlled by smart contracts and will be based on our own Digital Asset Security, Ember (described below). Issuers offering Digital Asset Securities through our Regulation A Platform, if and when traded on the PEATS ATS, will be matched with buyers who have established accounts on the Prometheum Network. We refer to offerings of Digital Asset Securities through our proposed Regulation A Platform as “Smart Security Offerings” (“SSOs”). We intend to structure Digital Asset Securities issued in an SSO to be compatible for secondary trading on the PEATS ATS.

•	Our “Prometheum Blockchain” is being developed based upon Substrate, an open-source technology that is built to support public, private and enterprise blockchain with a particular focus on multi-blockchain compatibility. The Prometheum Blockchain will be a public blockchain.

●	Digital wallets are created for all Subscribers participating on the PEATS ATS. Initially, the digital wallets will be created and maintained by the Custodian. Once we have completed the Prometheum Blockchain, we expect that Custodians will also use the Prometheum Blockchain for creating and maintaining Subscribers digital wallets. We are in the process of developing this system of digital wallets for the Prometheum Network (see “Prometheum Wallet System” on page 42).

•	An SEC registered transfer agent, Spark Transfer Services, Inc., a New York corporation (“Spark”) incorporated in February 2020. Spark has not commenced operations, has no material assets and intends to develop its services to perform traditional transfer agent functions for Digital Asset Securities on the Prometheum Network. Spark is an affiliate of Prometheum, through common control.

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Technology and Software

InteliClear Agreement

On August 9, 2019 we entered into a Software Purchase Agreement with InteliClear, pursuant to which we acquired source code for a version of InteliClear’s Post-Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. In consideration therefore we (i) issued to InteliClear 1,250,000 shares (post-split 208,334 shares) of Common Stock and 12,500,000 Ember Warrants, exercisable to purchase 12,500,000 Ember Tokens (adjusted to reflect the increase in the number of Ember Tokens expected to be created in the Genesis Block) and, (ii) agreed to pay to InteliClear for ongoing support in the amounts of $5,000 per month terminating upon the live implementation of the system, $300,000 upon PEATS ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS ATS commencement of operations and an additional $150,000 on the second anniversary thereof.

Wanxiang and HashKey Agreements

On December 14, 2018, we entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”) with HashKey Digital Asset Group Limited (“HashKey”) whereby we issued to HashKey 68,875,000 shares (11,479,167 post-split shares) of Common Stock and 100,150,000 founder Ember Warrants (adjusted to reflect the increase in the number of Ember Tokens expected to be created in the Genesis Block) in exchange for total consideration of $12,000,000 consisting of $3,000,000 cash and technology and related services valued at $9,000,000. Each founder Ember Warrant is exercisable to purchase one Ember Token for no additional consideration during the five year period following creation of the Genesis Block. A copy of the Purchase Agreement is attached as an exhibit to the Offering Statement of which this Offering Circular is a part. In connection with the Purchase Agreement, effective December 14, 2018, we entered into the following related agreements; (i) a Strategic Partnership and Joint Development Agreement (the “Joint Development Agreement”) between the Company and Wanxiang, (ii) a Technology Agreement (the “Technology Agreement”) between the Company, HashKey and Wanxiang, and (iii) an Investor and Founders Rights Agreement (the “Rights Agreement”) among the Company, HashKey, Wanxiang and the other stockholders signatory thereto (the “Founders”).

Pursuant to the terms of the Joint Development Agreement and the Technology Agreement, Wanxiang and HashKey agreed to provide us with technology and the services of Wanxiang’s software engineers for the development of our Prometheum Network. In June 2021, after appraising the state of our internal software development progress, we determined to no longer use services of HashKey and Wanxiang and to abandon the software being developed by Wanxiang and move forward using our own internally created software for the Prometheum Network.

Pursuant to the terms of the Rights Agreement, HashKey was granted the right to purchase shares of our yet to be created Series A Preferred Stock (the “Series A Preferred”) convertible into that number of shares of our Common Stock equal to 10% of the then issued and outstanding Common Stock, on a fully-diluted basis, for $12,500,000 exercisable for 30 days following FINRA and SEC approval of PEATS ATS’ new member application to operate as a broker-dealer ATS and filing an initial operation report on Form ATS. In addition, under the Rights Agreement, HashKey and the Founders agreed to vote their shares for their respective designees to the board of directors. HashKey had the right to designate one director for election to the board of directors and the Founders had the right to designate four directors for election to the board of directors.

On October 20, 2021, the Company, Wanxiang, HashKey and the Founders entered into an omnibus agreement (the “Omnibus Agreement”) which, effective October 20, 2021, terminated each of the Purchase Agreement, the Joint Development Agreement, the Technology Agreement and the Rights Agreement (the “Prior Agreements”). As a result, HashKey’s right to purchase the Series A Preferred was terminated. Further, under the terms of Omnibus Agreement, HashKey has the right to designate one person to be elected to the board of directors, who shall initially be Dr. Xiao Feng, and Martin H. Kaplan, Aaron L. Kaplan and Benjamin S. Kaplan, collectively have the right to designate six directors to be elected to the board of directors. Each of the parties to the Omnibus Agreement agree to vote their shares of Common Stock to elect all directors so designated to the board of directors. The Omnibus Agreement also provides for a general mutual release of the parties to the Prior Agreements, and confidentiality and non-competition covenants. The foregoing description of the Omnibus Agreement is qualified in its entirety by the full text of the Omnibus Agreement attached as an exhibit to the Offering Statement of which this Offering Circular is a part.

Timing

We expect that at least until the date that the Offering Statement of which this Offering Circular is a part is qualified, our efforts will be focused upon (i) continuing development efforts and qualification of the Offering Statement of which this Offering Circular is a part, (ii) in the event we are able to create Ember Tokens in the Genesis Block, the preparation and filing of an Offering Statement for the qualification of the Ember Warrants, and the Ember Tokens underlying the Ember Warrants (the “Warrant Offering Statement”), and, (iii) further developing, building out and commercializing of the Prometheum Network. We have and intend to use our resources and the proceeds from our Reg D Unit Offering to fund these ongoing efforts.

We expect to commence the initial phase of operation of the PEATS ATS  at some time during the fourth quarter of 2022. We also expect to (i) continue development of the Prometheum Network, our Ember Tokens and the Prometheum Blockchain, and (ii) to hire additional personnel. We hope to commence testing and completion of the elements of the Prometheum Network and create the Genesis Block within one year of the date hereof.

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Development of the Prometheum Blockchain

As discussed above under the headings “The PEATS Alternative Trading System” and “the Prometheum Network”, our Prometheum Blockchain is currently under development and is expected to be an integral part of our network. We anticipate a launch of the Prometheum Blockchain during the first half of 2022. For more information on the development of the Prometheum Blockchain, please see the section titled “the Prometheum Network”, beginning on page 35.

Capital Raising Efforts

As of December 31, 2020, we completed our Reg D Private Unit Offering having raised $15,370,000.

Future Ember Warrant Offering

We have determined not to include Ember Warrants and Ember Tokens, which were included in earlier filings, in this Offering Statement.

In the future, if we are able to successfully create Ember Tokens in the Genesis Block, we may file a Regulation A Offering Statement, or registration statement pursuant to which we will seek to offer Ember Warrants and/or Ember Tokens.

Common Stock

As of the date hereof, after giving effect to our Reverse Stock Split, we have 45,676,596 shares of Common Stock issued and outstanding. Holders of Common Stock have one vote per share and may vote to elect our board of directors and on matters of corporate policy. Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we currently have no plans to issue any dividends in the future. Subject to and qualified by the rights of the holders of shares of any other class or series of Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of our Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them. See description of “Capital Stock” on page 60.

Common Stock Options

We have granted options to purchase up to 501,393 shares of Common Stock consisting of (i) 26,392 options granted to employees with an exercise price of $1.50 per share, (ii) 183,335 options granted to senior executives with an exercise price of $3.20 per share, and (iii) 291,666 options granted to employees, senior executives  and service providers with an exercise price of $4.80 per share. All options have been issued pursuant to our 2019 Employee Stock Option Plan and are subject to vesting.

Our Company

We were incorporated in Delaware in September 2017 for the purpose of developing, building out and commercializing the Prometheum Network. Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our internet address is www.prometheum.com.

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SUMMARY RISK FACTORS

•	We have not commenced operations and our activities to date have been devoted to developing the technology and infrastructure necessary to launch our Prometheum Network, which may never occur, and raising capital to fund our development efforts.

•	The PEATS ATS is in the process of commencing operations. If we are not able to successfully commence operations of the PEATS ATS, we will not launch the Prometheum Network.

•	We may not be successful in developing and launching the Prometheum Network, and even assuming we do develop the necessary infrastructure to launch the Prometheum Network, no assurance can be given that the Prometheum Network will be successful or that we will be able to maintain our registrations with the SEC and FINRA or that a future event will not occur that may cause us to cease operations.

•	There is significant uncertainty that we will be able to launch our Prometheum Network or create and issue the Ember Tokens. For example, we are proposing a blockchain-based system, using Wallets (as defined below) for use with a broker-dealer operated ATS to trade Digital Asset Securities in compliance with the federal securities laws. In light of guidance released by the SEC we have adopted a noncustodial model for the PEATS ATS which requires that custody of Digital Asset Securities be maintained with custodians. Although we intend to use traditional methods to comply with the record keeping requirements of PEATS and the PEATS ATS, we are developing blockchain-based procedures for maintaining broker-dealer books and records in compliance with the federal securities laws using blockchain-based solutions. We believe this will be an integral part of our Prometheum Network (as defined below). There is limited guidance on how broker-dealers can maintain their books and records for Digital Asset Securities using the blockchain. Similarly, we are developing blockchain -based records of ownership and transfers, typically maintained by transfer agents, to be built into our Prometheum Blockchain for our Digital Asset Securities. These concepts are new and untested and will require regulatory approval before they may be implanted. Accordingly, investors should be aware that the descriptions in this Offering Circular of our Prometheum Network, PEATS, and our Ember Tokens are based upon unproven procedures and the application of new technologies to established systems which must be successfully implemented and created by us, and more importantly, accepted by the SEC and FINRA as satisfying their regulatory requirements. As such, an investment in our Shares is subject to significant risks. See the discussion on page 39.

•	Prior to this Offering, there has been no public market for our securities. Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “PMTM.” Our Common Stock will not commence trading on the Nasdaq Capital Market until we have filed a Form 8-A to register our Common Stock under Section 12(b) of the Exchange Act of 1934 which we intend to file concurrently with the SEC’s qualification of the Offering Statement, of which this Offering Circular is a part. The Form 8-A will become effective upon receipt by the SEC of certification from Nasdaq, provided that such certification occurs within five calendar days after the qualification date. We will not close this Offering our Common Stock is listed on the Nasdaq. There cannot be any assurances that we will satisfy the requirements for listing our Common Stock on the Nasdaq Capital Market or that our Common Stock will ever be listed on the Nasdaq Capital Market.

•	We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

•	We are in the process of registering our wholly-owned subsidiary, Prometheum Capital as a broker-dealer and, following completion of its registration, we intend to have Prometheum Capital custody customers’ Digital Asset Securities in accordance with the guidance provided by the SEC in its Policy Statement. The relief provided under the Policy Statement is effective for only five years. If after such five year period, the SEC changes or rescinds the relief granted thereunder and we are not able to provide for custody of customers’ Digital Asset Securities in compliance with Exchange Act Rule 15c3-3, it could have a material adverse impact on our operations and financial condition.

•	After we have registered Prometheum Capital as a broker-dealer and commenced operations under circumstances set forth in the Policy Statement, we will be subject to examination by FINRA and SEC staff to review whether Prometheum Capital is operating in a manner consistent with the circumstances described in the Policy Statement and are therefore may be considered a special purpose broker-dealer and not be subject to an SEC enforcement action on the basis that Prometheum Capital deems itself to have obtained and maintained physical possession or control of customer fully paid and excess margin Digital Asset Securities for purposes of the customer protection rule. If as a result of such examination, either FINRA or SEC staff determined that Prometheum Capital does not qualify as a special purpose broker-dealer, Prometheum Capital may be subject to enforcement action.
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THE OFFERING

The following is a summary of the principal terms of this Offering and is not intended to be complete.

Issuer	Prometheum, Inc., a Delaware corporation.
Securities Being Qualified	6,250,000 shares of Common Stock.

Offering Price Per Share	$6.00

Common Stock Outstanding Before this Offering	45,676,596 shares

Common Stock Outstanding After this Offering	51,926,596 shares (52,864,096 assuming the exercise of the Underwriters’ Over-Allotment Option).

Investor’s Ownership and Voting Power After this Offering	After this Offering is completed, investors in this Offering will own 12.04% of the issued and outstanding shares of Common Stock and have 12.04% of the voting power of the outstanding securities of the Company (11.83% assuming the exercise of the Underwriters’ Over-Allotment Option).

Nasdaq Capital Market Listing Approval	Prior to this Offering, there has been no public market for our securities. Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “PMTM.” The Company intends to file a registration statement on Form 8-A concurrently with the qualification by the SEC of the Offering Statement of which this Offering Circular is a part. The Form 8-A will become effective upon receipt by the SEC of certification from Nasdaq, provided that such certification occurs within five calendar days after the qualification of the Company’s Offering Statement. See “Risks Factors” and “Underwriting.”

Underwriters’ Over-Allotment Option	We have granted the Underwriters an option, exercisable one or more times in whole or in part, to purchase up to 937,500 additional shares of Common Stock from us at the public offering price per Share, less the underwriting discount, for 45 days after the date of this Offering Circular to cover over-allotments, if any (the “Over-Allotment Option”). See “Underwriting” on page 62 for additional information regarding the Over-Allotment Option.

Underwriter Warrants	We have agreed to grant the Underwriters non-redeemable warrants (the “Underwriter Warrants”) to purchase an amount equal to ten percent (10%) of the shares of Common Stock sold in the Offering, which warrants will be exercisable six months after the consummation of the Offering, have a five (5) year term after the qualification date of the Offering Statement, of which this Offering Circular forms part. Such warrants are exercisable at a price of $7.50 per share (125% of the public offering price of the shares of Common Stock offered pursuant to this Offering). The Underwriter Warrants will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at our expense, an additional demand registration at the warrant holders’ expense, and, unlimited “piggyback” registration rights for a period of five (5) years after the closing of this Offering, at our expense. See “Underwriting.”

Transfer Agent	We have engaged VStock Transfer, LLC (“VStock”) to act as the Transfer Agent for our Common Stock.

Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).

Common Stock Options approved by our Board of Directors	As of the date hereof, we have granted options to purchase up to 501,393 shares of Common Stock to certain employees. The options will vest over a three or four year period. The options were issued pursuant to our 2019 Employee Stock Option Plan.

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Reg D Unit Offering	In 2018, we commenced a private offering to accredited investors of up to 30,000,000 Ember Warrants at a price of $0.50 per Ember Warrant and sold 4,840,000 Ember Warrants for gross proceeds of $2,420,000 pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In August 2019, we amended the terms of this private offering to an offering of up to 30,000,000 units (“Restricted Units”), each Restricted Unit consisting of one share of Common Stock and one Ember Warrant, at a price of $0.50 per unit. The Restricted Units being sold in the private offering are being offered pursuant to Rule 506(c). The Ember Warrants underlying the units sold in the private unit offering (the “Reg D Unit Offering”) shall be exercisable to purchase up to 30,000,000 Ember Tokens, for no additional consideration, which will be subject to restrictions on resale. In August 2019, we issued to investors that purchased Ember Warrants prior to the change to a unit offering 4,840,000 (806,667 post-split) shares of Common Stock, the number of shares the purchasers would have received had they purchased Restricted Units. In January 2021, we completed our Regulation D Unit Offering, raising a total of $15,370,000 representing a total of 30,740,000 shares of the Company’s common stock and 30,740,000 Ember Warrants. The total number of shares of Common Stock issued in the offering, after giving effect to the Reverse Stock Split, was 5,123,337 shares and the total number of Ember Tokens issuable upon exercise of the Ember Warrants, after adjusting for the increase of the Genesis Block, is 307,400,000 Ember Tokens.

Use of Proceeds	We currently intend to use the net proceeds of this Offering for the development, build out and commercialization of the Prometheum Network. Any remaining net proceeds will be used for working capital and corporate purposes. See “Use of Proceeds.”

Lock-up Agreements	Each of our officers, directors and holders of our Common Stock has entered into a lock-up agreement with the Network 1 Financial Securities, Inc., the representative of the Underwriters (the “Representative”), that generally provides the stockholder will not sell, transfer or otherwise dispose of any of our securities within the United States until after the 180th day following the day our shares of Common Stock first trade on Nasdaq, with the exception of certain permitted transferees who agree to enter into the lock-up agreement with Representative. Also, the shares of common stock issued by us prior to this Offering may be subject to transfer restrictions set forth in agreements among us and the holders of such shares of common stock. These transfer restrictions provide that such shares of common stock are not transferable or saleable for specified periods of time ranging from 180 days to various longer periods following the day our shares of Common Stock first listed on Nasdaq. See “Underwriting — Lock-up Agreements.”

Risk Factors	Investing in the Shares involves a high degree of risk. See “Risk Factors”, beginning on page 11. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this Offering.

Unless otherwise set forth in this Offering Circular or otherwise required by context, all information herein assumes and gives effect to the following:

•	the Underwriters do not exercise their Over-Allotment Option to purchase up to an additional 937,500 shares of Common Stock and no exercise of the Underwriter Warrants;

•	a public offering price of $6.00 per share;

•	a 1-for-6 reverse stock split effectuated on January 28, 2021; and

•	no exercise of our outstanding options to purchase our Common Stock.
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RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Our proposed Prometheum Network continues in its developmental stage. You should carefully consider the following risk factors as well as other information contained in this Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, before deciding to make an investment in the Company. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company.

Risks Related to the Company’s Business

We were incorporated in September, 2017 for the purpose of developing the Prometheum Network and have no operating history upon which you can evaluate our prospects, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware in September 2017 and our operations to date have consisted of raising capital, planning, modeling and developing our Prometheum Network, creating the software and preparing necessary documents and filings in order to implement the Prometheum Network as currently conceived, and developing relationships with potential service providers. Accordingly, we have no operating history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception and development of a business operating in a relatively new, highly competitive, and developing industry. We anticipate that our operating expenses will increase for the near future. There can be no assurance that we will ever generate any operating activity or develop and operate the Prometheum Network. You should consider our limited history and our proposed business, operations and prospects in light of the risks, expenses and challenges faced by an early-stage company.

We may not receive necessary regulatory approvals to operate our Prometheum Network.

Prior to launching our Prometheum Network and creating and issuing our Ember Tokens  and on an ongoing basis, we will require regulatory approvals, and/or “no-action” clearances, from the SEC, FINRA, Federal, and possibly state securities regulators. If we are unable to obtain these regulatory approvals or “no action” clearances, we may have to reconfigure our Prometheum Network or Ember Tokens so that they satisfy regulatory requirements. If we cannot obtain the necessary approvals, we may not be able to launch our Prometheum Network, in which case investors could lose all of their investments. See “Regulatory Risks” on page 19.

Uncertainty and Liquidity

The global coronavirus (COVID-19) pandemic has and continues to cause disruption in the global economy and has caused extreme fluctuations in global financial markets, which has the potential to negatively impact our business plan and the development of our Prometheum Network.

The Company continues to evaluate the impact of the COVID-19 virus on the blockchain and digital asset industries. While it is reasonably possible that the virus could have a negative effect on the Company’s financial condition and results of the operations, the specific impact is not fully determinable as of the date of this Offering Circular. However, the virus has slowed down the progress and completion of the Prometheum protocol.

Our cumulative losses and accumulated deficit and our ability to raise additional capital upon which we are dependent to sustain our business is uncertain.

The Company is currently developing its blockchain technology-based differentiated platform, known as the Prometheum Network, designed to address the regulatory, legal, and liquidity challenges faced by others in the Digital Asset Securities market, that will allow issuers seeking to raise capital through the creation and distribution of Digital Asset Securities to conduct their capital raise in a securities law compliant way. The Company also intends to create the infrastructure necessary to allow for after-market trading and processing of Digital Asset Securities. We have incurred cumulative loses through June 30, 2021 of approximately $17,100,584. No assurance can be given that the Company will be able to raise the necessary capital to complete the Prometheum Network.

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No assurance can be given when and if ever the creation of the Genesis Block of Ember Tokens will occur.

The creation of the Genesis Block of Ember Tokens is contingent upon the successful development, build out and commercialization of the Prometheum Network, which is subject to a number of risks and uncertainties, including, but not limited to, the successful registration of the PEATS ATS and completion of necessary programming to enable a smart contract based Digital Asset Securities issuance and trading system. Accordingly, the Prometheum Network may not ever launch as currently envisioned. If the Prometheum Network is not fully developed, built out and commercialized, then the creation of the Genesis Block of Ember Tokens will not occur.

We intend to use the proceeds of this Offering to develop the Prometheum Network and there is a risk that competitors may develop and launch alternative blockchain-based securities networks prior to the completion and launch of the Prometheum Network which may adversely affect our chances of being successful as a business.

There is a risk that competitors, such as Coinbase, INX Ltd., TZero Group inc., Circle/Seedinvest, Texture, North Capital, Rialto, Securitize and others, may develop and launch alternative blockchain-based securities networks, offering functionality similar to what we are proposing, prior to the development and launch of the initial version of our Prometheum Network. These alternative networks may be based on the same open source code and open source protocol upon which we intend to build our technology. The launch of any such networks could make it more difficult for our Prometheum Network to gain market acceptance if and when launched which could have a material adverse effect on our prospects and the prospects of the Prometheum Network.

Our proposed Prometheum Network and our Ember Tokens are in the development stage and are new untested concepts that may not achieve market acceptance.

Our concept of creating a blockchain-based Digital Asset Securities issuance and trading network based on our Prometheum Network and Ember Tokens is new and is currently in the development stages. There can be no assurance that our proposed Prometheum Network will be operational, or if it does become operational, that it will achieve market acceptance. Investors acquiring Shares will bear the risks of investing in a novel type of business. Any failure of the Prometheum Network, the PEATS ATS or the Ember Tokens to perform as expected will have a material adverse effect on our prospects.

We are developing systems and software to enable the PEATS ATS to commence operation as a broker-dealer based ATS for Digital Asset Securities. If we are not able to develop the necessary systems and software, this may prevent the PEATS ATS from operating, which may require us to reconfigure our proposed Prometheum Network.

We are developing systems and software to enable the PEATS ATS to commence operations as a broker-dealer based ATS for Digital Asset Securities. Some of the items will have to be addressed in its systems and software, and in PEATS’ regulatory filings are its policies and procedures for: (i) establishing clearing, settlement, custody and control procedures suitable for Digital Asset Securities and FINRA Rules; and (ii) engaging an auditor with necessary expertise to verify the existence and value of Digital Asset Securities. Eventually, the PEATS ATS may also seek to obtain approval of the PEATS ATS proposed procedures for recording trade information to the Prometheum Blockchain that meet the requirements of Exchange Act Rule 17a-3 and FINRA recordkeeping rules. Each of the foregoing presents novel issues in the context of Digital Asset Securities and there can be no assurance given that the PEATS ATS will be able, on a continual basis, to provide FINRA and the SEC with the responses and comfort for them to approve PEATS ATS’s proposed operations. If the PEATS ATS is not able to operate as a broker-dealer based alternative trading system, the Prometheum Network may not launch which could result in investors losing all of their investment.

We have incurred net losses in the past and may incur net losses in the future.

As of June 30, 2021, our accumulated deficit was $17,100,584. We further anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract users, application developers and partners and further enhance and develop the Prometheum Network. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Prometheum may incur additional net losses in the future and may not achieve and maintain profitability on a quarterly or annual basis.

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We do not have an accounting department and have relied upon outside consultants to complete our bookkeeping and financial statements. We will have to engage full-time accounting professionals and will have to implement finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy public reporting requirements.

As we grow our business and to ensure compliance with ongoing public reporting requirements, either under Regulation A or under the Exchange Act, we will be required to comply with a variety of extensive reporting, accounting, and other rules and regulations. Compliance with each of these requirements is expensive, time consuming and intricate and will require that we engage full-time accounting professionals. Meeting these requirements will increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal controls over financial reporting are determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of our Common Stock, subject us to regulatory investigations and penalties, cause us to have to restate our financial statements, and adversely impact our business and financial condition.

We may make acquisitions, investments in other companies, partnerships, alliances or other strategic transactions that could be material to our business, results of operations, financial condition and prospects. Such strategic transactions could be difficult to identify and integrate, divert the attention of key management personnel, disrupt our business, dilute stockholder value, and adversely affect our results of operations, financial condition, and prospects.

We believe that our long-term growth depends in part on our ability to develop and monetize additional aspects of our platform, which we may pursue through acquisitions, investments in other companies, partnerships, alliances or other strategic transactions.

Our ability as an organization to successfully acquire technologies or businesses is unproven. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. Even if we do complete an acquisition, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by customers, developers, or investors. In addition, we may not be able to integrate acquired businesses successfully or effectively manage the combined company following an acquisition. If we fail to successfully integrate our acquisitions, or the people or technologies associated with those acquisitions, into our Company, the results of operations of the combined company could be adversely affected. Any integration process will require significant time and resources, require significant attention from management, and disrupt the ordinary functioning of our business, and we may not be able to manage the process successfully, which could adversely affect our business, results of operations, and financial condition. In addition, we may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges.

We may also enter into relationships with other businesses, which could involve joint ventures, collaboration agreements, investments in other companies, or alliances. Negotiating these transactions can be time consuming, difficult, and costly, and our ability to close these transactions may be subject to third-party approvals, such as government regulatory approvals, which are beyond our control. Consequently, we cannot assure you that these transactions, once undertaken and announced, will close or will lead to commercial benefit for us.

In connection with the foregoing strategic transactions, we may:

•	issue additional equity securities that would dilute our stockholders;

•	use cash that we may need in the future to operate our business;

•	incur debt on terms unfavorable to us or that we are unable to repay;

•	incur large charges or substantial liabilities;

•	encounter difficulties integrating diverse business cultures; and

•	become subject to adverse tax consequences, substantial depreciation, or deferred compensation charges.

These challenges related to acquisitions or other strategic transactions could adversely affect our business, results of operations, financial condition, and prospects.

We expect to face significant competition. Through our proposed Prometheum Network and Ember Tokens, we hope to facilitate online capital formation through the issuance and trading of Digital Asset Securities. Though we believe that this is a novel concept, we believe that we will be in competition with a variety of competitors, such as Coinbase, INX, T0, Securitize and potentially others, in the market as well as likely new entrants. Some of these new entrants could follow a regulatory model that is different from ours which might provide them with competitive advantages over us. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers who could have significantly greater resources than us. Further, we may have to compete with a number of market participants, including, but not limited to, alternative trading systems, traditional venture capitalists, and crowdfunding platforms. Some competitors and future competitors may be better capitalized than us or have greater resources than us which could give them a significant advantage in marketing and operations.

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In order for us to implement our plan of operation and to create the Prometheum Network, we must identify, recruit, retain and develop the necessary personnel who have the needed technological background and experience.

In order for us to implement our business plan and continue our independent development of the Prometheum Network we need to identify and recruit highly qualified personnel with backgrounds in developing distributed ledger technology applications and who have skills required for developing and managing developmental stage businesses. We believe that we will face intense competition for personnel. If we are not able to identify and recruit the necessary personnel to implement our business and launch the Prometheum Network, we may not have a successful Genesis Block and investors may lose all or most of their investments.

If we are not able to develop Spark to the point where it is able to operate as a transfer agent for Digital Asset Securities on the Prometheum Network, we will be required to rely upon third parties to provide such services, which may not be available at reasonable costs, if at all.

Part of our plan of operation includes having Spark act as a transfer agent for Digital Asset Securities on the Prometheum Network. Spark currently has no operations or assets and has not established the systems, or retained the personnel, necessary to operate as a transfer agent. If we are not able to develop the systems and retain the personnel necessary to operate Spark as a transfer agent for Digital Asset Securities, we will be required to rely upon third party providers for such services. If we are not able to engage third parties to provide such services on reasonable terms, it could have a material adverse effect on our results of operations. Further, if we are not able to engage such third parties, we may be required to modify our plan of operation which could have a material adverse effect on our business.

Part of our plan of operation includes having Prometheum Capital operate as a special purpose broker-dealer for the purpose of acting as a custodian of Digital Asset Securities on the Prometheum Network. If we are not successful, we will be required to rely upon third parties to provide such services which could have a material adverse effect on our results of operations.

Part of our plan of operation includes having Prometheum Capital operate as a special purpose broker-dealer for the purpose of acting as a custodian of Digital Asset Securities on the Prometheum Network. Prometheum Capital  has no experience operating as a custodian, currently has no operations and limited assets and has not established the systems, or retained the personnel, necessary to operate as a custodian for Digital Asset Securities. If we are not able to develop the systems and retain personnel  with the experience necessary to operate Prometheum Capital as a custodian for Digital Asset Securities, we will be required to rely upon third party providers for such services. If we are not able to engage third parties to provide such services on reasonable terms, it could have a material adverse effect on our results of operations. Further, if we are not able to engage such third parties, we may be required to modify our plan of operation which could have a material adverse effect on our business.

We have not had formal discussions, or entered into agreements with any ArCoin holders or the issuer of ArCoin regarding trading on the PEATS ATS. If we are not able to utilize ArCoin in our initial operations, we will be required to seek out other suitable Digital Asset Securities, which could have a material adverse effect on our operations.

For our initial operations, we are planning on using ArCoin as the first Digital Asset Security traded on the PEATS ATS. We have not engaged in formal discussions or entered into any agreements with the issuer of ArCoin or any ArCoin holders. If holders of ArCoin are not willing to trade on the PEATS ATS, or if the issuer changes the ArCoin blockchain so as to make it incompatible with the PEATS ATS trading system, we will be required to seek alternative Digital Asset Securities to use in our initial operations, which could delay testing of our systems or require us to modify our systems. Either of which would cause us to incur additional costs which could have a material adverse effect on our operations.

If we fail to effectively manage our growth, we may be unable to execute our business plan, maintain high-quality levels of support, ensure the security of our platform, adequately address competitive challenges, or maintain our corporate culture, and our business, financial condition, and results of operations would be harmed.

Our success following this Offering will depend on our ability to effectively manage the growth of our business. We aim for the Prometheum Network to experience rapid organic growth, and we anticipate that the number of customers using our platform will increase substantially following this Offering. Our future growth will place a strain on our management and our administrative, operational and financial infrastructure. Our success will depend in part on our ability to manage this growth effectively, which will require that we continue to improve our administrative, operational, financial, and management systems and controls by, among other things:

•	maintaining the integrity of our core business purpose, to design the best customer experience for SSTs;

•	maintaining high levels of customer support;

•	ensuring the integrity and security of our platform and IT infrastructure;

•	identifying and continuing to expand strategic relationships with third-parties and executing agreements to integrate such third-parties into the Prometheum Network;

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•	further improving our key business applications, processes, and IT infrastructure; and

•	enhancing our information and communication systems to ensure that our employees around the world are well coordinated and can effectively communicate with each other and our growing base of integrated third-parties and customers.

Managing our growth will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to manage our expected growth, the uninterrupted and secure operation of our platform, our compliance with the rules and regulations applicable to our operations, the quality of our platform, and our ability to compete could suffer. Any failure to preserve our culture also could further harm our ability to retain and recruit personnel, innovate and create new enhancements for our platform, operate effectively, and execute on our business strategy.

Expanding Prometheum’s operations internationally could subject Prometheum to new challenges and risks.

Although currently Prometheum primarily operates in the United States, Prometheum may seek to expand its business internationally. Managing any international expansion will require additional resources and controls. Any expansion internationally could subject Prometheum’s business to risks associated with international operations, including:

•	conformity with applicable business customs, including translation into foreign languages and associated expenses;

•	potential changes to Prometheum’s established business model;

•	the need to support and integrate with local third-party service providers;

•	competition with service providers that have greater experience in the local markets than Prometheum does or that have pre-existing relationships with potential users in those markets;

•	difficulties in staffing and managing foreign operations in an environment of diverse culture, laws and customers, and the increased travel, infrastructure and legal and compliance costs associated with international operations;

•	compliance with multiple, potentially conflicting and changing governmental laws and regulations, including banking, securities, employment, tax, privacy and data protection laws and regulations, such as the EU Data Privacy Directive;

•	compliance with U.S. and foreign anti-bribery laws, including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;

•	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

•	restrictions on repatriation of earnings;

•	compliance with potentially conflicting and changing laws of taxing jurisdictions where Prometheum conducts business and applicable U.S. tax laws as they relate to international operations, the complexity and adverse consequences of these tax laws and potentially adverse tax consequences due to changes in these tax laws; and

•	regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts that Prometheum may undertake may not be successful.

There is little or no guidance regarding the accounting treatment of the proceeds received from the sale of Digital Asset Securities and we have decided to classify the proceeds from the sale of Ember Warrants included in the Units sold in our Reg D Offering as cash flow from operating activities, however, there can be no assurance that this treatment will not be rejected and we will be required to restate our financial statements.

There is no clear official guidance from accounting or regulatory authorities, including the Internal Revenue Service, regarding the classification of Digital Asset Securities and proceeds from their sales for financial accounting purposes. In the event that guidance is issued that is contrary to our current accounting treatment of our Ember Warrants, and the proceeds we have received from their sales, we may be required to restate our financial statements to correspond with such guidance. A restatement of our financial statements would involve significant time and expense which could have an adverse effect on our results of operations and our proposed business plan.

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Certain of our officers and directors may have a conflict of interest.

Martin H. Kaplan, our Chairman and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan and Benjamin S. Kaplan are Co-CEOs, and directors, and are Martin H. Kaplan’s sons who are both of counsel to GKN. Scott Goldstein, a director, is a Partner of GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

Risks Related to the Blockchain and Digital Asset Securities

The Digital Asset Securities market in which we intend to compete is subject to rapid innovation and change and there is a risk that changes or innovations in the Digital Asset Securities market may occur while we are developing our Prometheum Network and Ember Tokens which could render our business model and developing technology obsolete.

Since its inception, the distributed ledger technology market in general and the Digital Asset Securities market have been characterized by rapid changes and innovations and are constantly evolving. As a result, there is a risk that during the time that we are developing our Prometheum Network and Ember Tokens, there may occur changes or innovations which may render our proposed business model and technology obsolete. If we are not able to adapt to such changes or innovations, we may not be able to generate sufficient interest in our Prometheum Network or Ember Tokens, if any, which would have a material adverse effect on our prospects.

Our proposed Prometheum Network and Ember Tokens may be vulnerable to hackers and cyberattacks.

Our proposed Prometheum Network and Ember Tokens are internet-based, which makes us vulnerable to hackers who may access the data of the holders of the Ember Token and users of the Prometheum Network. Further, any significant disruption in our operations, our Ember Tokens or the Prometheum Network could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we intend to rely on third-party technology providers to provide us with the various elements of our proposed Prometheum Network and technology. Any disruptions of services or cyberattacks on our third party technology providers could harm our reputation and materially and negatively impact our prospects.

Cybersecurity breaches may delay implementation of our business plan and damage our reputation.

As the world becomes more interconnected through the use of the internet and users rely more extensively on the internet and the cloud for the transmission and storage of data, such information becomes more susceptible to incursion by hackers and other parties’ intent on stealing or destroying data on which we rely. We face an evolving landscape of cybersecurity threats in which hackers use a complex array of means to perpetrate cyberattacks, including, but not limited to, the use of stolen access credentials, malware, ransomware, phishing, structured query language injection attacks, and distributed denial-of-service attacks, among other means. These cybersecurity incidents have increased in number and severity and it is expected that these trends will continue.

Furthermore, customers will need to safely secure their private keys in order to access their personal wallets. Private keys may also be compromised if customers choose to store their private keys in non-secure systems, such as third-party email services, which may be susceptible to security breaches and security incidents, despite our efforts to discourage our customers from engaging in these practices. Although such incidents are outside of our control and do not relate to any insecurity or vulnerability on the part of the Prometheum Network, customers may nevertheless blame or become dissatisfied with the Prometheum Network as a result of these negative experiences.

Should our proposed Prometheum Network be affected by such an incident, we may incur substantial costs and suffer other negative consequences, which may include, but is not limited to:

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•	remediation costs, such as liability for stolen assets or information;

•	increased cybersecurity protection costs;

•	litigation and legal risks, including regulatory actions by state and federal regulators; and

•	loss of reputation.

Our proposed Prometheum Network systems and those of third-party service providers we may engage may be vulnerable to cybersecurity risks. If our security measures are breached and unauthorized access is obtained to our Prometheum Network and/or our electronic trading platform, our business could suffer a material adverse effect.

Our proposed Prometheum Network will involve the processing, storage and transmission of transactions and data. The secure storage and transmission of confidential information over public networks will be a critical element of our operations. Cyberattacks on our systems could expose us to a risk of misappropriation of this information, leading to litigation, reputational harm and possible liability. Despite the defensive measures we may take, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers, or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our confidential information, our reputation could be damaged, our business would suffer and we could incur material liability. Any such breach could compromise our Prometheum Network. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

We also face the risk of operational disruption, failure or capacity constraints of any of the third party service providers that facilitate our business activities, including clients, the custodial agent and network or data providers. Such parties could also be the source of a cyberattack on and/or breach of our operational systems, data or infrastructure.

There have been an increasing number of malicious cyber incidents in recent years in various industries, including ours. Any such cyber incident involving our computer systems and networks, or those of third parties important to our businesses, could have a material adverse effect on our business, financial condition and results of operations. A cyberattack or security breach on our system or that of a third-party service provider could manifest in different ways and could lead to any number of harmful consequences, including but not limited to:

•	misappropriation of financial assets, intellectual property or sensitive information belonging to us, our clients or our third-party service providers;

•	corruption of data or causing operational disruption through computer viruses or phishing; and

•	denial of service attacks to prevent users from accessing our platform.

Our remediation costs and lost revenues could be significant if we fall victim to a cyberattack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and could cause our broker-dealer and institutional investor clients to reduce or stop their use of our electronic trading platform. Moreover, prospective clients may be influenced by such events not to use our trading platform. We may be required to expend significant resources to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of clients and revenues and litigation, caused by any breaches. We may be found liable to our clients for any stolen financial assets or misappropriated confidential information. Although we intend to continue to implement industry-standard security measures, no assurance can be given that those measures will be sufficient.

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Our business model is dependent on continued investment in and development of distributed ledger technologies.

Our business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

Risks Related to Our Intellectual Property

We may be unable to protect our proprietary technology or keep up with that of our competitors.

Our success will depend to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use, or take appropriate steps to enforce our intellectual property rights. In addition, our competitors may now have or may in the future develop technologies that are as good as or better than our technology without violating our proprietary rights. Our failure to protect our software and other proprietary intellectual property rights or to utilize technologies that are as good as our competitors’ could put us at a disadvantage to our competitors.

We may not be able to obtain trademark protection for our marks, which could impede our efforts to build brand identity.

We have filed trademark applications with the United States Patent and Trademark Office seeking registration of our marks. There can be no assurance that the applications will be successful or that we will be able to secure significant protection for our trademarks in the United States or elsewhere. Our competitors or others could adopt product or service marks similar to our marks, or try to prevent us from using our marks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Any claim by another party against us or customer confusion related to our trademarks, or our failure to obtain trademark registration, could harm our business.

We may be accused of infringing intellectual property rights of third parties.

Other parties may claim that we infringe their intellectual property rights. In the future we may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties, and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own.

The Prometheum Network and Ember Tokens are being developed by key technology employees and consultants and the creation of the Genesis Block and the development and launch of the Prometheum Network depends upon the continued availability of those key employees and consultants.

The Prometheum Blockchain, the Ember Tokens and any related protocols used that may be developed in the future, including technology and intellectual property involved in their creation and operation, is currently being and will be developed by key employees and consultants. The loss of the services of any of those key employees and consultants could have a material adverse effect on the ability of Prometheum to develop and launch the Prometheum Network and to create the Genesis Block because we believe that the number of developers with the skillset required to successfully develop the Prometheum Blockchain is limited. If Prometheum were to lose the services of any these key employees and consultants, it could be difficult or impossible to replace them, and the loss of any of them could have a material adverse effect on Prometheum’s ability to create the Genesis Block and develop and launch the Prometheum Network. In such event, the value of the Company’s Common Stock would be materially adversely affected and may make it difficult to sell in the secondary market.

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Currently, the creation of the Genesis Block is expected to occur within 12 months after the date of this Offering Circular.

The creation of the Genesis Block is expected to occur within 12 months after the date of this Offering Circular, and, even if it is created, a public market for the Ember Tokens may never develop. If the Genesis Block is not created, the value of the Company’s Common Stock would be materially adversely affected.

Regulatory Risks

In the event that the operations of the Prometheum Network cause the Company to be deemed a money service business (“MSB”) under the regulations promulgated by the Financial Crimes Network (“FinCEN”) under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to register as an MSB and to make certain reports to FinCEN and maintain certain records.

FinCEN, a bureau of the U.S. Department of the Treasury, is responsible for the federal regulation of currency market participants. Under FinCEN regulations, a money service business (“MSB”), is generally defined as a person doing business, whether or not on a regular basis or as an organized or licensed business concern, wholly or in substantial part within the United States, who functions as, among other things, a money transmitter. FinCEN’s regulations define the term “money transmitter” to include “a person that provides money transmission services,” or “any other person engaged in the transfer of funds.

In the event that the operations of the Prometheum Network cause the Company to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to register as an MSB and to make certain reports to FinCEN and maintain certain records. Such additional regulatory obligations may cause the Company to incur additional expenses and may affect the Company’s ability to operate the Prometheum Network as currently envisioned. Further, if the Company is deemed to be an MSB and does not register as such with FinCEN or if FinCEN determines that the Company has operated as an unregistered MSB, the Company may become subject to FinCEN enforcement actions, including the assessment of civil money penalties, which could result in a cessation of the Company’s business.

The regulatory regime governing blockchain technologies, Digital Asset Securities and token offerings such as the Prometheum Network and the Ember Tokens is uncertain, and new regulations or policies may materially adversely affect the development and utilization of the Prometheum Network.

Regulation of blockchain technologies, Digital Asset Securities token offerings, and Digital Asset Securities exchanges currently is undeveloped and likely to rapidly evolve. The regulatory landscape varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the U.S. and in other countries may in the future, adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the Prometheum Network. Failure by us or certain users of the Prometheum Network to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

The regulation of Digital Asset Securities is uncertain. The Commodity Futures Trading Commission (“CFTC”) has publicly taken the position that certain blockchain assets are commodities, and the SEC has issued a public report stating federal securities laws require treating some blockchain assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a blockchain network or Digital Asset Security, we and the Prometheum Network may be materially and adversely affected.

Blockchain networks also face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Prometheum Network. Any such laws, regulations or directives may conflict with those of the U.S. or may directly and negatively impact our business. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to our development and growth and the development and utilization of the Prometheum Network.

New laws and regulations or interpretations of existing laws and regulations, in the U.S. and other jurisdictions, are required in order for robust trading platforms and exchanges for Digital Asset Securities, like our Ember Tokens, to support their trading among retail investors.

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In addition, non-governmental parties may bring private legal actions against us or our affiliates, either individually or as a class, which may result in curtailment of, or inability to operate, the Prometheum Network as intended, or judgments, settlements, fines or penalties against us or our affiliates.

To the extent licenses or other authorizations are required in one or more jurisdictions in which we operate or will operate, there is no guarantee that we will be granted such licenses or authorizations. We may need to change our business model to comply with these licensing and/or registration requirements (or any other legal or regulatory requirements) in order to avoid violating applicable laws or regulations or because of the cost of such compliance. Uncertainty in how the legal and regulatory environment will develop could negatively impact our development and growth and the development and utilization of the Prometheum Network.

We intend to rely upon the temporary relief provided by the SEC to broker-dealers that meet the requirements to be deemed Special Purpose Broker Dealers in connection with custodying customers’ Digital Asset Securities and if such relief is modified or rescinded after the five year period and we cannot adapt our custody procedures to comply with Exchange Act Rule 15c3-3, it may have a material adverse effect on our operations and financial results.

We are in the process of registering our wholly-owned subsidiary, Prometheum Capital as a broker-dealer and, following completion of its registration, we intend to have Prometheum Capital custody customers’ Digital Asset Securities in accordance with the guidance provided by the SEC in its Policy Statement. The relief provided under the Policy Statement is effective for only five years. If after such five year period, the SEC changes or rescinds the relief granted thereunder and we are not able to provide for custody of customers’ Digital Asset Securities in compliance with Exchange Act Rule 15c3-3, it could have a material adverse impact on our operations and financial condition.

After we have registered Prometheum Capital as a broker-dealer we will be subject to examination by FINRA and SEC staff to review whether Prometheum Capital is operating according to the circumstances set forth in the Policy Statement. If an examination shows we are not operating according to such circumstances, we may be subject to enforcement action which could have a material adverse effect on our business.

After we have registered Prometheum Capital as a broker-dealer and commenced operations under circumstances set forth in the Policy Statement, we will be subject to examination by FINRA and SEC staff to review whether Prometheum Capital is operating in a manner consistent with the circumstances described in the Policy Statement and are therefore may be considered a special purpose broker-dealer and not be subject to an SEC enforcement action on the basis that Prometheum Capital deems itself to have obtained and maintained physical possession or control of customer fully paid and excess margin Digital Asset Securities for purposes of the customer protection rule. If as a result of such examination, either FINRA or SEC staff determined that Prometheum Capital does not qualify as a special purpose broker-dealer, Prometheum Capital may be subject to enforcement action which could have a material adverse effect on our business.

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We are subject to export control, import, and sanctions laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

Our business activities are subject to various restrictions under U.S. export control and sanctions laws and regulations, including the U.S. Department of Commerce’s Export Administration Regulations and various economic and trade sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). The U.S. export control laws and U.S. economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products and services to U.S. embargoed or sanctioned countries, governments, persons and entities, and also require authorization for the export of certain encryption items. In addition, various countries regulate the import of certain software and technology, including through import permitting and licensing requirements and have enacted or could enact laws that could limit our ability to distribute our software in those countries.

We take precautions to prevent our software and services from being accessed or provided in violation of such laws; however, the controls we have implemented may not be fully effective and there is no guarantee that we will not inadvertently provide software or services to sanctioned parties in the future. If we are found to be in violation of U.S. economic sanctions laws, it could result in fines and penalties. We may also be adversely affected through reputational harm.

In addition, changes in our software, or future changes in export and import regulations may prevent our international users from accessing our software. Any change in export or import regulations, economic sanctions or related legislation, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our software by existing or potential international users. Any decreased use of our software or limitation on our ability to export our software would likely adversely affect our business, results of operations, and financial results.

Investments in us have been and may be subject to U.S. foreign investment regulations which may impose conditions or limitations on certain investors (including, but not limited to, limits on purchasing our Common Stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, forced divestiture, or other measures).

Certain investments that involve the acquisition of, or investment in, a U.S. business may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”), depending on the structure, beneficial ownership and control of interests in the U.S. business. Investments that result in control of a U.S. business by a foreign person are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective on February 13, 2020, among other things expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.” Moreover, other countries continue to strengthen their own foreign investment clearance (“FIC”) regimes, and investments and transactions outside of the U.S. may be subject to review by non-U.S. FIC regulators if such investments are perceived to implicate national security policy priorities. Any review and approval of an investment or transaction by CFIUS or another FIC regulator may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS and other FIC regulatory policies and practices are rapidly evolving, and in the event that CFIUS or another FIC regulator reviews one or more proposed or existing investment by investors in us, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to such investors. CFIUS has or another FIC regulator may seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing our Common Stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things).

On June 22, 2021, we received a request for information from CFIUS seeking information regarding Prometheum’s agreements with foreign entities including Wanxiang and its affiliates and we submitted multiple responses. On July 12, 2021, the Company received a subpoena from the SEC seeking various historical information regarding the Company and its affiliates. We are cooperating with these information requests but there can be no assurance that we will not experience delays in the implementation of our business plan or capital raising activities as a result of this or other regulatory inquiries, which could have a material adverse effect on our business, financial position, or results of operations.

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Risks Related to our Financial Position and Need for Capital

We will require additional funding to launch our Prometheum Network and have it fully functional as described in this Offering Circular. If we are not able to obtain such additional funds, we may have to cut back on the proposed scope of functions of the Prometheum Network or delay the launch of the Prometheum Network indefinitely.

We will require additional future funding in order to launch our Prometheum Network and have it fully functional as described in this Offering Circular. We intend to use the net proceeds from this Offering to continue our development efforts and commence the initial operating phase of the PEATS ATS. Our financial resources will also be used for general corporate purposes, general and administrative expenses, capital expenditures, and working capital. Accordingly, we will continue to require substantial additional capital to continue our development activities.

The amount and timing of our future funding requirements will depend on many factors, including but not limited to:

•	the costs of the development of the Prometheum Blockchain and the creation and issuance of the Ember Tokens, which we estimate will require approximately $5,000,000; and
•	the costs of developing and commencing operation of the Regulation A platform and PEATS, which we estimate will require approximately $4,000,000.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our shares, if and when established, to decline.

If we are unable to obtain funding on a timely basis, we may have to cut back on the proposed scope of functions of the Prometheum Network or delay the launch of the Prometheum Network indefinitely. See “Use of Proceeds.”

Risks Related to our Common Stock

There is no public market for the Common Stock and a public market may never develop.

Prior to this Offering, there has been no public market for the Common Stock. We cannot predict the extent to which a market for the Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities. The initial offering price of the Shares in this Offering was determined by our management based upon factors relating to the estimated value of our Common Stock and is not in any way indicative of our actual value, or the value of the Common Stock, if and when issued, following the completion of this Offering. Investors may not be able to resell their Common Stock at or above the initial offering price, if at all.

If we are not able to meet all of the Nasdaq Listing Requirements for listing on the Nasdaq Capital Market our Common Stock will not be listing and we will not close this Offering.

Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “PMTM.” However, our Common Stock will not commence trading on the Nasdaq Capital Market until a number of conditions are met, including meeting all of the Nasdaq Listing Requirements and filing of a Form 8-A to register our Common Stock under Section 12(b) of the Exchange Act of 1934 which we intend to file concurrently with the SEC’s qualification of the Offering Statement, of which this Offering Circular is a part. If we do not satisfy the foregoing conditions, our Common Stock will not be listed on the Nasdaq Capital Market we will not close this Offering.

We cannot assure that we will satisfy the requirements for listing our Common Stock on the Nasdaq Capital Market or that our Common Stock will ever be listed on the Nasdaq Capital Market.

Nasdaq may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

If we are able to list our Common Stock on the Nasdaq Capital Market, Nasdaq will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, the lack of an active trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional intellectual property assets by using our securities as consideration.

There is no assurance that investors in this Offering will receive a return on their investment.

There is no assurance that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read our Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, and should consult with their own advisers prior to making any investment decision with respect to the Ember Tokens and the Ember Warrants.

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Our management will have broad discretion over the use of the net proceeds from this Offering.

Our management intends to use the net proceeds from this Offering to continue the creation and development of the Prometheum Network, to fund general operations and provide working capital. Our management will have broad discretion in the application of the net proceeds and you will have to rely upon their judgment with respect to the use of the net proceeds. Our management may utilize the net proceeds in a manner in which you disagree. The failure by our management to apply these funds effectively could have a material adverse effect on our ability to launch our Prometheum Network and the Ember Tokens. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Our management and principal stockholders own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

As of the date hereof, our executive officers, directors, 5% stockholders and their affiliates beneficially own approximately 93.5% of our voting stock. After this Offering, our executive officers, directors, 5% stockholders and their affiliates will beneficially own approximately 82.3% of our voting stock. In addition, pursuant to the terms of the Omnibus Agreement, HashKey has the right to nominate one director to our board of directors, and the other stockholders party to the Omnibus Agreement have agreed to vote their shares of Common Stock for such director. In addition, Martin H. Kaplan, Aaron L. Kaplan and Benjamin S. Kaplan have the right to nominate directors, and the other stockholders party to the Omnibus Agreement have agreed to vote for their nominees. Therefore, these stockholders will have the ability to influence us through their ownership positions. These stockholders will be able to determine all matters requiring stockholder approval. For example, these stockholders, acting together, will be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction which could adversely affect the market price of our Common Stock.

You will experience immediate and substantial dilution in the book value per share of the Common Stock.

The public offering price per Share is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase securities in this Offering, you will pay an effective price per share of Common Stock you acquire that substantially exceeds our net tangible book value per Share after this Offering. Investors will experience immediate dilution of $5.24 per share. This amount represents the difference between our adjusted net tangible book value per share after giving effect to this Offering and the public offering price per Share. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this Offering. See “Dilution” on page 29.

The future issuance of equity or of debt securities that are convertible into equity would dilute our share capital.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares of Common Stock or other securities convertible into shares of Common Stock, our stockholders will be diluted. Future issuances of our Common Stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our Common Stock and impair our ability to raise capital through future offerings of shares or equity securities. No prediction can be made as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for future sales will have on the trading price of our Common Stock.

Our Common Stock may become subject to the “Penny Stock” rules of the SEC which could limit the trading market for our Common Stock which could have an adverse effect on the price of our Common Stock.

Our Common Stock may become subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the Company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If the price per share of our Common Stock is less than $5.00 and our average revenue or tangible net worth fall below the levels required by the penny stock rules, our Common Stock will become subject to the penny stock rules which could have the effect of limiting the trading market for our Common Stock which could have an adverse effect on the price of our Common Stock.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our Common Stock.

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We believe we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

Because of the aggregate voting power held by Martin H. Kaplan, Benjamin S. Kaplan, Aaron L. Kaplan, and HashKey Digital Asset Group Limited and the voting arrangement between such parties, we are considered a “controlled company” for the purposes of the listing standards of the Nasdaq Stock Market LLC. As such, we are exempt from certain corporate governance requirements of Nasdaq, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors. We currently rely on these exemptions and so do not have the same requisite independent directors and board committee structure as non-controlled companies. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Risks Related to Blockchain

We may not be successful in developing clearance and settling mechanisms and procedures necessary for public trading of Digital Asset Securities.

In order for securities to trade publicly, either through national exchanges, over-the-counter, or through other mechanisms, the intermediaries involved in executing such trades must have in place procedures and mechanisms for the prompt clearance and settlement of transactions. We are in the process of development of clearance and settlement algorithms for Prometheum Blockchain-based Digital Asset Securities. We cannot assure you that we will be successful in developing the necessary procedures and mechanisms or that the procedures and mechanisms we create will be deemed to meet the standards of the federal securities laws including but not limited to Exchange Act Rule 15c3-3.

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We do not believe that there are any alternative trading systems approved for the general public by the SEC and FINRA for Digital Asset Securities and we cannot assure you that we will be successful in developing the PEATS ATS.

We believe that our proposed PEATS ATS dedicated to trading Digital Asset Securities is a new concept in that we are not currently aware of any similar alternative trading systems that have been approved by the SEC and FINRA. If we are not able to develop the PEATS ATS, or implement systems to allow for trading of Prometheum Blockchain-based Digital Asset Securities, then we will not be able to launch the Prometheum Network.

Distributed ledger technology is relatively new and we believe that the application of distributed ledger technology to Digital Asset Securities clearing and settlement is novel to our proposed Prometheum Network, therefore, we have no experience operating such a securities platform.

We have limited experience applying distributed ledger technology to Digital Asset Securities clearing and settlement. The creation and operation of a digital system for the public trading of Digital Asset Securities utilizing a distributed ledger to enable members of the public to confirm that the blockchain underlying these Digital Asset Securities has not been altered is subject to potential technical, legal and regulatory constraints. Any problems we, or the PEATS ATS encounters with the operation of our alternative trading system for Digital Asset Securities, including technical, legal and regulatory problems, could have a material adverse effect on our business and plan of operations.

Because our business is dependent, in part, on the continued consumer market acceptance and growth of Digital Asset Securities and blockchain technology, any declines or negative trends affecting Digital Asset Securities or blockchain technology will adversely affect our business operations.

The Prometheum Network will be built around holding, transferring, exchanging and using Digital Asset Securities, which means our business depends on growth in the adoption and acceptance of Digital Asset Securities and the underlying blockchain technology to maintain and increase demand for the Prometheum Network. Blockchain technology is relatively new, untested and evolving. It represents a novel combination of several concepts; a publicly available database or ledger that represents the total ownership of the Digital Asset Securities at any one time, novel methods of authenticating transactions using cryptography, distributed network nodes that result in decentralization and guarantee that transactions are irreversible and consistent by eliminating the need for a central clearing-house, differing methods of incentivizing this transaction authentication by the use of token rewards for validators of each new block with transaction fees paid by participants in a transaction to these validators, and built in restrictions on money supply with concepts like hard limits on the aggregate amount of Digital Asset Securities that may be issued built into the token economics and/or blockchain governance model. As a result of the new and untested nature of Digital Asset Securities and blockchain technology, the market for Digital Asset Securities and related services is relatively new and rapidly evolving, and its growth is subject to a high degree of uncertainty. As such, the digital asset industry is vulnerable to risks and challenges, both foreseen and unforeseen. Examples of these risks and challenges include:

•	Scalability is a challenge for platforms working with large volume blockchains, because the addition of records to a blockchain requires the network to achieve consensus through a transaction validation mechanism, which often involves redundant and extensive computation; processing of transactions is slower than that achieved by a central clearing-house; and delays and bottlenecks in the clearance of transactions may result as Digital Asset Securities expand to a greater number of users.
•	Blockchain technology can have complex validation processes, and confirmation of a transaction may not always be instantaneous. While this risk is not unique to the Prometheum Network, and is not due to any feature of the Prometheum Network, customers may blame us for such delays, which could harm our reputation and make it difficult to retain customers or persuade new customers to use our platform.
•	Although blockchains are generally considered reliable, they are subject to certain attacks as described below under “Risk Factors—Blockchains, including Prometheum’s Blockchain, are vulnerable to a variety of mining and network attacks.”
•	Because many blockchains are public, malicious users may freely view, access and interact with key components of the networks on these blockchains.

Although there may be solutions that have been proposed and implemented to these and other challenges facing various crypto assets and the blockchains on which they rely, the effectiveness of these solutions has not been proven. Further, other challenges may arise in the future that we cannot predict. For example, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to Digital Asset Securities and the Prometheum Network by undermining or vitiating the cryptographic consensus mechanism that underpins some blockchain protocols. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols, which could limit the utility of certain blockchains, resulting in a significant loss of value or the termination of Digital Asset Securities or applications on the platform. Accordingly, the further development and future viability of Digital Asset Securities in general or for specific cryptocurrencies, is uncertain, and unknown challenges may prevent their wider adoption.

The growth of the blockchain industry in general, as well as the blockchain networks on which Digital Asset Securities rely, is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the digital asset industry, as well as blockchain networks, include, without limitation:

•	worldwide growth in the adoption and use of Digital Asset Securities and other blockchain technologies;
•	government and quasi-government regulation of Digital Asset Securities and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;
•	the maintenance and development of the open source software protocol of blockchain networks;
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•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;
•	the extent to which current interest in Digital Asset Securities represents a speculative “bubble”;
•	general economic conditions in the United States and the world;
•	the regulatory environment relating to Digital Asset Securities and blockchains; and
•	a decline in the popularity or acceptance of Digital Asset Securities or other blockchain-based tokens.

The Digital Asset Securities industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and Digital Asset Securities may deter or delay the acceptance and adoption of the Prometheum Network or the applications on the Prometheum Network.

Blockchains, including Prometheum’s Blockchain, are vulnerable to a variety of mining and network attacks.

As with other distributed ledger technologies, we believe that Prometheum’s Blockchain will be susceptible to mining attacks, including but not limited to finney attacks, selfish-mining attacks, sybil attacks, double-spend attacks, majority mining power attacks, and race condition attacks. Any successful attacks present a risk to the blockchain expected proper execution and sequencing of transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of the network. Although we intend to limit the risk of mining attacks by utilizing appropriate measures and best practice, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks.

•	A “finney attack” is an attack that occurs when an attacker enters into a transaction but does not announce it to the network. In this case, a miner can double-spend tokens by transferring them to another user (for example, a merchant website); and then create a new block with a double-spend of those same tokens; for the attack to be successful, this block must be released so that it is added to the blockchain before the target user’s transaction. Once the block the attacker mines is accepted, the legitimate transaction will not be accepted and the honest user will not receive the tokens, thereby being out of a payment. Typically, developers and users who accept “quick transactions” (transactions that are accepted before the counterparty can confirm that the transaction has been written to the correct version of the blockchain) when accepting payment on the network are vulnerable to this type of attack. These attacks can be avoided by requiring that several additional network operations be written to the blockchain following any given transaction before considering that transaction complete; developers may be incentivized not to do so, however, to allow for quicker processing of network operations on their application.

•	Selfish-mining attacks occur when a miner with less than 50% of the total mining power successfully mines a new block, and starts adding a new block to a “private” version of the blockchain, that is not shared with the network. Over time, with enough attempts, the attacker can temporarily develop private versions of the blockchain that are longer than the public blockchain. Because the core nodes of the Prometheum Network are programmed to accept the longest version of the blockchain on the network as the correct one, this private blockchain, once made public, may gain acceptance from the network over the existing (shorter) public blockchain. A sufficiently powerful selfish miner with as little as 25% of the mining power on the Prometheum Network could theoretically use this attack to win more mining rewards than an honest miner with the same mining power. This could disrupt the operation of our mining mechanisms, which could lead to disruptions in the normal operation of our blockchain and could lead to slowdowns and erratic behavior on the Prometheum Network. As a result, users and developers could be discouraged from participating in our network.

•	A “Sybil attack” problem, which refers to a situation where a single unique user masquerades as multiple independent network nodes or users. This type of attack is difficult to defend against, even in theory, and may be used to game systems where distributions of rewards or allocation of votes are designed to be based on unique user identities as opposed to ownership of network nodes. Malicious users who are able pretend to be different users controlling many online accounts can subvert the system to receive Ember Tokens as rewards. As a result, users and developers could be discouraged from participating in our network, and demand for, and the value of, your Ember Tokens could be reduced.

These attacks may increase in frequency as the Prometheum Network becomes more widely used. Prometheum may attempt to take measures to increase security on the Prometheum Network, but there is no guarantee these measures will be successful, and they will inevitably depend in large part on user behavior. As a result, there may be a number of successful attacks against the Prometheum Network. Such attacks may adversely affect the Prometheum Blockchain in the specific ways described above, and by creating reduced trust in the integrity of the Prometheum Network, creating bad publicity, and ultimately reducing demand for the decentralized applications on the Prometheum Network.

The nodes that run the Prometheum Network, including the nodes operated by PEATS, may be vulnerable to ransomware and malware attacks, which may compromise the network or result in security breaches and the loss or theft of tokens.

Ransomware and malware attacks can occur if malicious code is downloaded onto computer nodes participating on the Prometheum Network. These computer nodes run our open-source software and an attacker can trick users to download malware or malicious code in addition to our software. This risk extends to PEATS and the nodes it operates as well as nodes operated by third-parties. PEATS has taken efforts to protect against the hacking of its nodes, but absolute protection against network hacks is not possible. If the network’s nodes are hacked, there will be a material adverse impact to the network and on the value of your Shares.

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Moreover, because the Prometheum Network is based on open-source software, there is a risk that a third party, our Company, or an affiliate may intentionally or unintentionally introduce weaknesses into the core infrastructure of the Prometheum Network, which could negatively affect the Prometheum Network. Recently, other networks that sponsor and engage in transactions in digital assets have been the subject of hacking attacks that have resulted in a loss of digital assets. Among other things, our Shares could decrease in value because of these attacks.

If we are able to create the Genesis Block and issue Ember Tokens, there may be difficulties in effecting delivery of the Ember Tokens which may be permanently lost.

Ember Tokens sent to the wrong wallet address in some circumstances are unlikely to be recoverable and will likely be lost. It is unlikely Prometheum will have the ability to recover lost tokens, and investors in Ember Tokens must also accept the risk of permanently losing Ember Tokens sent to wrong wallet addresses. The occurrence of any such loss could reduce investor confidence in our network which would have a material adverse effect on our business.

If we are able to effect the issue of the Genesis Block of Ember Tokens, we intend to have trading data for Ember Tokens written to the blockchain which may make it difficult, if not impossible to correct trading errors in the Ember Tokens.

Since transactions executed through the PEATS ATS will be recorded to the Prometheum Blockchain, it may be difficult or impossible to correct trading errors that might have been corrected prior to settlement under a typical T+2 system. Consequently, if the Genesis Block is issued, persons acquiring Ember Tokens must accept the risk that correction of any trading errors may be impossible. The occurrence of any such trading error could have a material adverse effect on any affected holder of Ember Tokens and could reduce investor confidence in our Prometheum Network which would have a material adverse effect on our business.

After Spark has completed development of its operations necessary to commence operation as a transfer agent, we currently intend to have Spark act as the transfer agent for, and to utilize the Prometheum Blockchain to maintain transfer and ownership records of, our Ember Tokens. In the event the Prometheum Blockchain is corrupted and such records are lost or irretrievable, Ember Tokens would lose all of their value.

After Spark has completed development of its operations necessary to commence operation as a transfer agent, we currently intend to have Spark act as the transfer agent for our Ember Tokens and will rely upon the Prometheum Blockchain to perform the functions typically performed by transfer agents. These functions include (a) countersigning issued securities, (b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or (e) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. We believe all of these functions will be intrinsically part of the Prometheum Blockchain and will be written into each Ember Token’s smart contracts. However, in the event that the Prometheum Blockchain is corrupted and such records are lost or irretrievable, without a transfer agent there will be no other records of ownership and as a result, holders of Ember Tokens would lose the entire value of their Ember Tokens.

The Prometheum Blockchain is being developed based on open source code and such open source code could be used by third-parties to develop competing blockchains and tokens.

Since our Prometheum Blockchain is being developed based upon open source code, which is publicly available, it is possible that third-parties could use the same open source code to develop products substantially similar to and competitive with our Prometheum Blockchain technology, our Ember Tokens and the Prometheum Network. If third parties were able to develop blockchains and tokens substantially similar to ours, that offer services competitive with the proposed services to be offered by the Prometheum Network, it could have a negative impact on our proposed business and operations and the value of our Ember Tokens.

The open source code upon which our Prometheum Blockchain is based, may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, and if such vulnerabilities are incorporated in our Prometheum Blockchain it could result in security breaches would could negatively affect our Prometheum Network and the value of the Ember Tokens.

Our Prometheum Blockchain is based upon open source code. The open source code may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, such vulnerabilities may be incorporated in our Prometheum Blockchain. If a malicious cyberattack on the open source code is successful, or if malicious third parties discover exploitable flaws in the open source code, such malicious actors may seek to launch attacks or seek to exploit such flows in our Prometheum Blockchain. In the event of a successful cyberattack on our Prometheum Blockchain, or if exploitable flows are discovered it could result in security breaches would have a negative impact on our reputation and could result in a loss of participants on the Prometheum Network and would have a negative effect on our business.

As a result of these and other risks of malicious attacks, there can be no assurances that the creation, transfer or storage of Ember Tokens or the Prometheum Network itself will be uninterrupted or fully secure. Any such interruption or security failure may result in impermissible transfers of Ember Tokens, a complete loss of users’ Ember Tokens or an unwillingness of users to access, adopt and utilize the Prometheum Network, PEATS or our Ember Tokens as a result of reduced trust in the integrity of the Prometheum Network from bad publicity.

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Using the open source code as the basis for the Prometheum Blockchain may cause difficulties in writing and maintaining our Prometheum Blockchain which may result in delays in developing the Prometheum Blockchain.

Using the open source code as the basis for our Prometheum Blockchain requires additional upfront effort to properly understand, review and verify the functionality of the existing open source code. In addition, if we encounter problems or have questions regarding the open source code, we may not be able to have access to the original development team to resolve questions or problems. We may also encounter problems integrating updates to the original code base (difficulty thereof, unpredictability of getting updates) and assumptions about continued updates to a code base are difficult to make (if relying on a codebase being updated there’s no commercial relationship with the contributors to provide said updates). Also, licensing used in open-source code requires specific review and verification to ensure use of code is compatible with the licenses expected in the derived code. All of the foregoing difficulties could cause our costs of developing and maintaining our Prometheum Blockchain to exceed our estimates which could have an adverse effect on our development of the Prometheum Blockchain.

Conventional trading systems have established processes and systems to identify securities and process trades. If we are not able to adapt these systems for use on the PEATS ATS, then the Prometheum Network will not launch.

We believe that for Digital Asset Securities to trade publicly, at least initially, they will be required to meet the same requirements as conventional securities. For example, securities that are publicly traded are identified by their CUSIP numbers which is a unique identifier for a security, and trading systems generally require the activities of clearing firms to process securities transactions. We cannot assure you that current trading systems will adapt to accommodate trading of crypto-securities or that crypto-securities can be designed to be functional on current trading systems.

The Prometheum Network involves new, unproven concepts and procedures for processing transactions on a blockchain and may ultimately prove to be unworkable.

As originally conceived, distributed ledger technologies were intended to publicly record all transactions on the blockchain. Conventional securities transactions however, are private in nature, particularly if those securities being traded are held in street name.

The initial Custodian for Digital Asset Securities, Anchorage, will rely upon public and private keys to custody Digital Asset Securities for PEATS Subscribers. The private and public keys are subject to the risks described above and if such keys are lost, corrupted or stolen, the Digital Asset Securities may be lost, which would have a material adverse effect on our business, operations and financial results.

The initial Custodian for Digital Asset Securities, Anchorage, will rely upon public and private keys to custody Digital Asset Securities for PEATS Subscribers. The private and public keys are subject to the risks described above and if such keys are lost, corrupted or stolen, the Digital Asset Securities custodied by Anchorage may be lost. In such an event, we could be subject to litigation for failing to adequately secure Subscribers’ Digital Asset Securities, which could be costly in terms of time and money. Further, if such a breach were to occur, it could have a material adverse effect on our reputation, which in turn could have a material adverse effect on our ability to attract users to our Prometheum Network. If we are subject to litigation following a breach, or our reputation is damaged, it would have a material adverse effect on our business, operations and financial results.

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DILUTION

If you purchase Shares in this Offering, your investment will be diluted immediately to the extent of the difference between the public offering price per Share and the adjusted net tangible book value per share of our Common Stock after this Offering.

The net tangible book value of our Common Stock as of June 30, 2021, was approximately $5,095,993 or approximately $0.11 per share (after giving effect to the Reverse Stock Split). Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this Offering and the net tangible book value per share of our Common Stock immediately after this Offering.

The following tables illustrates the dilution to the new investors on a per share basis:

Public offering price per Share		$6.00
Net tangible book value at June 30, 2021	$5,095,993
Increase attributable to investors purchasing Shares in this Offering	34,122,500
Pro forma net tangible book value after giving effect to this Offering		39,218,493

Dilution per share to investors in this Offering		$5.24
Percentage of dilution to investors in this Offering		87.4%

The following tables set forth (i) the total number of shares of Common Stock previously sold to existing stockholders as of June 30, 2021 (adjusted to give effect to the Reverse Stock Split), (ii) the total number of shares of Common Stock sold to new investors in this Offering, (iii) the total cash consideration paid by existing stockholders for their shares of Common Stock, and (iv) the total cash consideration paid by new investors purchasing Shares in this Offering.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Existing Stockholders as of June 30, 2021	45,676,596	88.0%	14,140,409	27.4%
(Post-split shares)

New Investors	6,250,000	12.0%	$37,500,000	72.6%
Total	51,926,596	100.0%	$51,640,409	100.0%

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, escrow agent, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development, build out and commercialization of the Prometheum Network, (ii) obtaining FINRA approval of the Prometheum Capital, LLC NMA, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (vi) the balance towards working capital and other corporate purposes. No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

Below is a table summarizing how we anticipate using the net proceeds of this Offering.

Gross Proceeds	$37,500,000
Underwriting discounts and costs	$2,932,500

Fees for Qualification of Offering under Regulation A and other related ongoing costs (includes legal, auditing, accounting, transfer agent, financial printer and other professional fees)	$445,000
Net Proceeds	$34,122,500

Prometheum’s intended use of the net proceeds is as follows:
Prometheum Network	$4,500,000
Development/Commercialization	$4,000,000
Development and Testing of the Prometheum Blockchain	$4,000,000
Development of PEATS ATS FINRA trading systems	$500,000
Ongoing Legal and Regulatory Matters	$500,000
National Marketing Campaign	$3,000,000
Legislative/Regulatory Effort	$1,500,000
Investor and Market Education	$1,500,000
International Inclusion	$2,000,000

Working Capital and General Corporate Purposes (1)	$12,622,500
Total Use of Net Proceeds	$34,122,500

(1)	Any unused funds will be added to Working Capital and General Corporate Purposes.

We believe that the net proceeds together with our current resources will allow us to operate for at least the next 18 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market, financing and/or regulatory conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021 on an actual basis; and on a pro forma basis to give effect to sale of shares of our Common Stock in this Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, as if the offering had occurred as of June 30, 2021.

	Actual	Pro Forma
Stockholders’ equity
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 shares issued and outstanding	$0	$0
Common stock, $0.00001 par value, 500,000,000 shares authorized, as of June 30, 2021 and 45,676,596, shares issued and outstanding (actual); 51,926,596 shares issued and outstanding (pro forma as adjusted)	$456	$519
Additional paid-in capital	$22,471,621	$56,594,059
Accumulated deficit	$(17,100,584)	$(17,100,584)
Total stockholders' equity	$5,371,493	$39,493,993

Total capitalization	$5,371,493	$39,493,993

The outstanding share information in the table above is based on 45,676,596 shares outstanding as of June 30, 2021, and assumes no exercise of the Over-Allotment Option to purchase additional shares in the offering, and excludes as of that date 392,227 shares of our Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $3.77 per share.

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DESCRIPTION OF BUSINESS

Overview

We were incorporated in Delaware in September 2017 for the purpose of developing, building out and commercializing our Prometheum Network for initial and follow-on issuances, secondary trading, clearing, and settlement of Digital Asset Securities. We intend to conduct our Digital Asset Securities operations through PEATS, which will operate the PEATS ATS, which will focus on matching buy and sell orders for Digital Asset Securities. In February 2021, we acquired Manorhaven Capital, LLC, a registered broker-dealer and a FINRA member.

We anticipate that the PEATS ATS will be the first element of the Prometheum Network to become operational. We are also developing blockchain technology and smart contract systems for the Prometheum Network designed to (i) address the regulatory, legal, and liquidity challenges faced by issuers seeking to raise capital through the sale of Digital Asset Securities (ii) provide a platform through which issuers may conduct initial and follow-on offerings of Digital Asset Securities pursuant to Regulation A of the Securities Act; and (iii) provide the infrastructure necessary to allow for secondary trading of Digital Asset Securities. We believe that our Prometheum Network will provide the infrastructure to compliantly service the entire Digital Asset Security lifecycle.

Our Business Plan

Our business plan consists of developing and launching the Prometheum Network, a blockchain technology-based platform designed to address the federal securities law. The Company is developing blockchain technology and smart contract systems for the Prometheum Network designed to (i) address the regulatory, legal, and liquidity challenges faced by issuers seeking to raise capital through the sale of Digital Asset Securities (ii) provide a platform through which issuers may conduct initial and follow-on offerings of Digital Asset Securities pursuant to Regulation A of the Securities Act; and (iii) provide the infrastructure necessary to allow for secondary trading of Digital Asset Securities.

When completed, we intend the Prometheum Network to be a Digital Asset Securities platform that will (i) allow issuers seeking to raise capital through the creation and distribution of Digital Asset Securities to conduct their offerings in compliance with securities laws; and (ii) provide the infrastructure necessary to allow for secondary-market trading of Digital Asset Securities. We believe that our Prometheum Network will provide the infrastructure to compliantly service the entire Digital Asset Securities lifecycle.

The PEATS Alternative Trading System

FINRA granted PEATS application for membership effective July 16, 2021. Pursuant to the terms of the PEATS membership agreement (the “Membership Agreement”), PEATS represented to FINRA that it will, among other items:

(1)    Maintain a minimum net capital requirement of $250,000 pursuant to the No-Action Letter.

(2)    Operate an alternative trading system (“ATS”) in compliance with the conditions set out in the No-Action Letter and will not otherwise directly or indirectly receive, hold, or otherwise owe funds or securities for or to customers (other than money or other consideration received and promptly transmitted in compliance with SEA Rule 15c2-4(a) or (b)(2) or carry customer or PAB accounts.

(3)    Engage in the following types of business:

A. Broker retailing corporate equity securities over-the-counter;

B. Broker selling corporate debt securities;

C. Broker operating an ATS that specializes in matching orders of buyers and sellers in digital asset securities; and

D. Operate the ATS in accordance with the No-Action Letter as follows: a) the buyer and seller send their respective orders to the ATS, thereby sending a conditional instruction on behalf of each of the buyer and seller that instructs the buyer’s and seller’s respective custodians to settle transactions in accordance with the terms of their orders when notified of a match by the ATS; b) the ATS matches the orders; and c) the ATS notifies the buyer and seller and their respective custodians of the matched trade and the custodians carry out the conditional instructions.

PEATS is seeking approval to serve as an introducing broker and operate the PEATS ATS for the purpose of providing Subscribers, the ability to transact orders for Digital Asset Securities.

We intend that prior to a typical transaction to be conducted on the PEATS ATS, a potential Subscriber seeking access to the PEATS ATS will submit an application to PEATS. PEATS will review the potential Subscriber’s information, and perform various checks (e.g.AML/KYC) as necessary. Upon PEATS approving the application, Subscribers will be required to open an account with a qualified Digital Asset Securities Custodian and cash custodian prior to interacting with the PEATS ATS. Anchorage, a qualified custodian for Digital Asset Securities, will serve as Custodian.

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Subscribers are expected to deposit cash or Digital Asset Securities with the Custodian in accounts they have established with the Custodian before interacting with the PEATS ATS. Once Subscribers complete the aforementioned steps, Subscribers will login into our web based trading platform where they can submit trade orders. All orders will be submitted on an unsolicited basis and in U.S. dollars. All trade orders will be sent to the PEATS ATS’ order book management system for matching and the Custodian for purposes of notifying the Custodian that funds or Digital Asset Securities in its custody and control are the subject of a trade order. Subscribers that have submitted trade orders will instruct the Custodian to settle their transaction in accordance with the trade order once the PEATS ATS has notified the Custodian that the order has been matched. The PEATS ATS does not guarantee or otherwise have responsibility for settling trades and will not at any time exercise any level of control over the Digital Asset Securities being sold or the cash being used to make the purchaser. The Custodian will be responsible for noting that such funds or Digital Asset Securities are associated with an open trade order and for placing temporary restrictions on the buyer's funds or the seller’s Digital Asset Securities to ensure that the trade order is completed or until such time as the trade order is canceled or expires. If the trade order is not flagged and rejected as part of pre-trade risk surveillance, it will be sent to the ATS, and if there is an existing or subsequent order in the market that it can match, the trade order will be matched and the PEATS ATS will send notifications to the Subscriber, the Custodian, as required, and PEATS’ internal systems for post-trade and record keeping purposes. The matched order information will be used by the Custodian to modify the temporary restriction, if required, with updated trade information from the matched order. At the end of the day, PEATS will provide the Custodian with settlement instructions based on matched orders, which the Custodian will use to settle the transactions.

We expect that initially, the Custodian will perform Digital Asset Securities settlement on a blockchain between each Subscriber’s digital wallets. However, as certain blockchain processing limitations exist, the Custodian may be required in the future, to use a model where the Custodian maintains a single wallet on chain and settlement occurs as a book entry on the Custodian’s books and records. Once the Custodian settles all transactions at the end of the day, PEATS will query the Custodian’s API to receive updated balances, to produce a start of day position file. PEATS will manage the operations of the PEATS ATS, including filing required reports with the SEC and FINRA. The Applicant’s trading hours will be normal market hours; Monday through Friday, excluding federal holidays.

The PEATS ATS trading process is intended to follow the noncustodial ATS “Three Step Process” guidance set forth in the No-Action Letter, issued by the Division Staff to FINRA for the secondary trading of digital asset securities. In order to comply with the No-Action Letter and its Membership Agreement, PEATS will: (1) maintain a minimum of $250,000 in net capital; (2) enter into the agreements between PEATS and its customers stating that PEATS does not guarantee or otherwise have responsibility for settling the trades; (3) establish and maintain reasonably designed procedures to assess whether Digital Asset Securities was offered and sold initially pursuant to an effective registration statement or an available exemption from registration, and whether any secondary transactions of the Digital Asset Securities on or through the PEATS ATS are made pursuant to an effective registration statement or an available exemption from registration; and (4) ensure the transactions in Digital Asset Securities comply with the federal securities laws.

Prometheum Account System

Before a Subscriber will be permitted to engage in transactions on the PEATS ATS, they will be required to open a brokerage account with PEATS using an online account application. Completed online account applications will be electronically submitted to a third-party service provider for AML/KYC checks and verifications. Upon successful completion of the AML/KYC review and the opening of a custodial account, PEATS will open a Subscriber’s brokerage account.

Custody of Digital Asset Securities; Customer Protection Rule

The Customer Protection Rule requires a broker-dealer to promptly obtain and thereafter maintain physical possession or control of all fully-paid and excess margin securities it carries for the account of customers.

The PEATS ATS will operate on a noncustodial basis as described in the Joint Statement. The Custodian will maintain custody of subscribers’ Digital Asset Securities in compliance with Exchange Act Rule 15c3-3(c)(7).

After Prometheum Capital is registered as a broker-dealer, we intend to have Prometheum Capital operate as a special purpose broker-dealer, limited to settlement and custody of Digital Asset Securities, under the circumstances set forth in the Policy Statement for the purpose of maintaining custody of Subscriber’s Digital Asset Securities. The SEC has taken the position, for a period of 5 years, that a broker-dealer operating as a special purpose broker-dealer will not be subject to an SEC enforcement action on the basis that the broker-dealer deems itself to have obtained and maintained physical possession or control of customer fully paid and excess margin Digital Asset Securities. Special purpose broker-dealers may not deal in or conduct brokerage activities in traditional securities. Digital Asset Securities may not qualify for SIPA coverage. All other applicable broker-dealer regulations and federal securities laws apply to special purpose broker-dealers and its activities.

As of the date hereof, Prometheum Capital has not commenced any operations and neither it, nor any of its principals have experience as a custodian of Digital Asset Securities. Accordingly, before commencing operations, Prometheum Capital will have to hire principals and personnel with experience and licenses as may be required by FINRA. In addition, Prometheum Capital will establish written supervisory procedures that will assess Digital Asset Securities according to the following criteria: i) performance; ii) transaction speed; iii) scalability; iv) resilience; v) security; vi) complexity; vii) extensibility; viii) visibility; and ix) safekeeping private keys.

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Books and Records

We intend to maintain the PEATS Books and Records as traditional books and records. On August 9, 2019 we entered into a Software Purchase Agreement with InteliClear, pursuant to which we acquired a version of InteliClear’s Post-Trade Solution Software. We intend to integrate the Post-Trade Solution Software with our technology to provide the PEATS ATS with the systems necessary to meet broker-dealer recordkeeping requirements set forth in Exchange Act Rule 17(a)(3) and its financial reporting obligations under Exchange Act Rule 17(a)(4) with respect to transactions in Digital Asset Securities.

Initial Operations

Having completed the process of registering the PEATS ATS as an alternative trading system, we expect to commence trading operations on a limited basis in order to validate the functionality of our trading systems  at some time during the fourth quarter of 2022. We expect that initial trading will be limited to one eligible Digital Asset Security. One such Digital Asset Security we are considering is ArCoin, a digital asset security created by Arca Labs.

We believe that ArCoin meets our criteria for trading on the PEATS ATS. Based upon our review of publicly available information about ArCoin, we believe that ArCoin is an ERC-1404 token built on the Ethereum blockchain, and therefore qualifies as a “digital asset.” We also believe that ArCoin meets the definition of a "security" under the federal securities laws as it represents a share of the Arca U.S. Treasury Fund, a closed-end fund registered pursuant to the Investment Company Act of 1940 (the “Fund”). Therefore, we believe ArCoin qualifies as a Digital Asset Security. In addition, we believe ArCoin to be a suitable candidate for trading on the PEATS ATS based upon the following:

•	The Fund is an SEC reporting company and ArCoin can be purchased by retail and institutional investors;

•	The Fund provides daily externally audited NAV, market cap and related statistics, and other required reporting information; and

•	ArCoin uses a transfer agent.

We are planning on using ArCoin at the commencement of PEATS ATS’ operations rather than Ember Tokens because we expect initial operations to commence prior to our creation of Ember Tokens in the Genesis Block. Although we are planning on using ArCoin at the commencement of PEATS ATS’ operations, we may be required to find a different Digital Asset Security to use in our initial operations if our plans change or if Arca Labs decides to change the ArCoin so that it is not compatible with the PEATS ATS, or if ArCoin holders choose not to trade on the PEATS ATS. We have not had formal discussions or entered into an agreement with Arca Labs or any ArCoin holders so we cannot assure that ArCoin will be the initial Digital Asset Security traded on the PEATS ATS.

Initially, Anchorage will be the Custodian and will maintain custody of the Digital Asset Securities and cash held by Subscribers. Subscribers that have opened accounts with PEATS will also open an account with Anchorage as the Custodian (a “Custodial Account”) pursuant to which the Subscriber will appoint Anchorage as the Custodian for the Subscriber’s funds and Digital Asset Securities held in the Custodial Account (the “Custodial Assets”) and consent to Anchorage’s settlement of all Subscriber trades. Anchorage will receive, segregate, safeguard and settle Custodial Assets. Upon receipt of a Subscriber’s Digital Asset Securities, Anchorage will custody the Digital Asset Securities in the Subscriber’s Custodial Account by generating private keys and public key pairs, with Anchorage retaining custody of the private keys. Anchorage will be deemed to have received a Digital Asset Security after the Digital Asset Security's receipt has been confirmed on the relevant blockchain to Anchorage’s satisfaction.

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Proposed Revenue Model

We believe that the components of our Prometheum Network provides us with the potential to generate revenue as follows:

PEATS ATS

We intend to generate revenue through the PEATS ATS in a manner similar to traditional equity ATSs. The PEATS ATS will be structured similar to existing U.S. equity electronic exchanges (such as Nasdaq, CBOE, and NYSE). The PEATS ATS pricing will be set using the types of fees commonly charged by these exchanges and may include additional fees related to servicing other parts of the trading lifecycle of Digital Asset Securities. PEATS intends that its ATS pricing structure will allow for a Maker Taker Liquidity Fee Model (as described below) as well as a transaction fee for executed orders.

Liquidity fees will vary depending on whether an order adds liquidity (originating as a limit order and sitting in the order book and displaying the desired liquidity) or removes liquidity (never resides in the order book and is matched to a limit order from the order book). This is commonly known as a Maker Taker Liquidity Fee Model. We intend to waive the liquidity fee for adding liquidity, there will be no charge and no credit ($.00). We intend to charge a fee of $.002 per token traded for removing liquidity.

In addition, we will charge a transaction fee of $.002 per token traded on all PEATS ATS transactions, to both participants of a matched trade. The Company intends to charge the following fees related to the PEATS ATS:

•	PEATS ATS Membership Fee for Brokers - $1,000 per month, payable to PEATS, per MBID (Market Broker Identifier);

•	Real time data ($40/pro subscriber);

•	Historical data/news/research ($10/subscriber) Data redistribution ($3,000/month);

•	Token order book support ($10,000 per year); and

•	Software white label.

During the initial phase of the PEATS ATS, PEATS intends to waive trading fees.

Regulation A Platform

We intend to generate revenue through our Regulation A Platform by charging issuers that wish to issue Digital Asset Securities on our Regulation A Platform fees and commissions which are determined by the amount of capital raised and the total amount of assets issued in the offering. As an initial matter, issuers will be required to pay to Prometheum an upfront fee for creating or modifying the Digital Asset Security the issuer intends to offer so that it will be compatible with the Prometheum Blockchain and tradable on the PEATS ATS. This fee will be a fixed, non-refundable amount. In addition, issuers will also be required to pay to PEATS a percentage estimated to be 4% of total amount of cash raised by a token issuing company and 1-3% of Digital asset Securities sold pursuant to the raise, which shall be payable by the issuer. All fees charged in connection with an issuer’s offering will be submitted to FINRA for clearance.

The Prometheum Network

Our Prometheum Network, when fully functional, will be a Digital Asset Securities Network which will include, in addition to the PEATS ATS, procedures and algorithms for the following:

•	A Regulation A Platform for issuers seeking to raise capital to conduct initial and follow-on offerings of Digital Asset Securities pursuant to Regulation A. Digital Asset Securities offered through our Regulation A Platform will be controlled by smart contracts and intended to be based on our own Ember Tokens (described below). Issuers offering Digital Asset Securities through our Regulation A Platform will be matched with buyers who have established accounts on the Prometheum Network. We refer to offerings of Digital Asset Securities through our proposed Regulation A Platform as Smart Security Offerings (“SSOs”). We intend to structure Digital Asset Securities issued in an SSO to be compatible for secondary trading on the PEATS ATS.

•	The “Prometheum Blockchain”, which is being developed based upon Substrate, an open source blockchain technology that is built to support public, private and enterprise blockchain with a particular focus on multi-blockchain compatibility (See below for more information about Substrate). The Prometheum Blockchain will be a public blockchain.

•	Prometheum Blockchain-based digital account wallets (“Wallets”). Prometheum Blockchain uses multiple wallet types to allow for different requirements on the Core and Utility chains. Each wallet type works differently. See “Prometheum Wallet System” on page 42.

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•	Our own Digital Asset Securities engineered for use on the Prometheum Network which we refer to as “Ember Tokens” are intended to, when fully functional, provide the connectivity for issuer Digital Asset Securities offered through the facilities of the Prometheum Network to connect to the Prometheum Blockchain. Ember Tokens, when and if created, will function as the Prometheum Network’s medium of exchange. Once issued, upon exercise of Ember Warrants, Ember Tokens will function as a security.

Ember Tokens will include smart contract functions that will control transfers of Ember Tokens to ensure that transfers are conducted in a manner compliant with the federal securities laws. As an initial matter, the smart contracts controlling transfers of qualified Ember Tokens will have provisions written into them that will ensure that secondary transfers are non-issuer transactions exempt under Section 4(a)(1) of the Securities Act. Further, such smart contracts will also have functions to ensure that secondary transfers of Ember Tokens are conducted in compliance with state blue sky laws.

The basic operating premise of the Prometheum Network is to create an ecosystem for the issuance and trading of Digital Asset Securities that is compliant with federal securities laws. Therefore, smart contracts embedded in the fabric of the Ember Tokens will require that any exchange listing Ember Tokens be recognized by the smart contract as a registered exchange or as an SEC registered ATS. The operation of the PEATS ATS is conditioned upon the successful registration of PEATS as a broker-dealer operated ATS. As other ATSs, or possibly exchanges that can support secondary trading of Ember Tokens become registered, those exchanges will be added to the Ember Token smart contract thereby enabling trading of Ember Tokens on those exchanges. Accordingly, we do not intend to play a role in facilitating the sales of Ember Tokens on unregistered exchanges, but instead will be actively working through the design of our Ember Tokens to prevent sales of Ember Tokens on unregistered exchanges in the United States.

In particular, Ember Tokens will be used to pay transaction payments or fees, referred to as “gas” payments, on the Prometheum Blockchain. Gas payments for transactions conducted on the Prometheum Blockchain will be paid by the relevant entity (e.g. PEATS will pay the gas fees to write executed trade information to the Prometheum Blockchain). Customers of these entities may not be required to obtain Ember Tokens directly, as it is expected that commercial transaction fees charged by PEATS or the Broker-Dealer to customers may be payable in fiat currency and it is expected that the PEATS ATS will charge fees sufficient to cover the cost of any Ember Tokens required to pay related transaction gas fees. Gas payments for transactions conducted on the Prometheum Blockchain (for customer interactions with their personal wallets occur) are made directly by customers.

•	Spark, an SEC registered transfer agent. Spark has not commenced operations and intends to develop its services to facilitate the trading of Ember Tokens on the Prometheum Network. As described in the Summary above, our plan is for Spark to perform traditional transfer agent services, including include clearing and settlement of transactions, facilitating the issuance, cancelation and transfer, maintaining accurate ownership records, distributing dividends, providing communications from issuers and answering holder questions. Spark is an affiliate through common control.

Back-office procedures providing for broker-dealer record keeping, customer account information, books and records required by Rule 17a-3, with respect to Digital Asset Securities transactions conducted through PEATS is based upon the Post-Trade Solution Software acquired from InteliClear.

The initial issuance of Digital Asset Securities through the Prometheum Network, will occur as a result of a multi-signature process that will include the issuer of the Digital Asset Security, PEATS and, if there are other parties involved in the issuance (such as broker-dealers and clearing-firms), those parties. This will be the only point at which new Digital Asset Securities can be created on the Prometheum Blockchain and the identities of the issuer of the Digital Asset Security, and any other parties involved with the initial issuance will be recorded on the Prometheum Blockchain. After the Digital Asset Security has been created and issued, secondary transfers of Digital Asset Securities on the Prometheum Network will be permitted between known parties included on a whitelist database that have completed AML/KYC review using wallets that have been created following the PEATs account opening process. The Digital Asset Securities smart contracts will be written such that secondary transfers will only be permitted to occur with previously issued Digital Asset Securities.

Substrate

Substrate is an open-source next-generation framework for building blockchain applications. It focuses on stability, upgradability and integration. It is available as a set of code and libraries to be used by developers building blockchain applications. Substrate uses the Rust programming language extensively. Rust is a systems programming language designed for performance and safety with a focus on safe concurrency.

Prometheum uses the Substrate technologies as the foundational building blocks for the Prometheum Blockchain technology. All Substrate code and libraries are incorporated into Prometheum’s technology stack and processes and go through our internal testing, development and quality assurance processes.

The Substrate project was started by and is primarily developed by Parity Technologies, a leader in the blockchain technology space. The Substrate technologies are used by Prometheum under open source licenses.

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Regulatory Background and Status

On July 25, 2017, the SEC issued an investigative report (the “DAO Report”) that found that tokens offered and sold by a virtual organization known as The DAO were securities and therefore subject to the federal securities laws. The SEC’s report confirmed that issuers of distributed ledger or blockchain technology-based securities, therein referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities under the federal securities laws unless a valid exemption to registration applies. The report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in crypto-securities must register.

As originally proposed, custody of Digital Asset Securities traded on the PEATS ATS would have been maintained by PEATS using a system of digital wallets created on the Prometheum Blockchain. Since this represented a new approach to maintaining custody of securities, in October 2017, we submitted a no-action request from the SEC to use our proposed blockchain based hot and cold wallet system to provide custody and control of Digital Asset Securities in compliance with the Exchange Act. We did not receive a formal response to our request.

In November, 2018, PEATS filed a Form BD application to register as a broker-dealer with the SEC and submitted an application to become a member of FINRA.

In July 2019, the Staff released the Joint Statement raising a broad range of issues relating to broker-dealer compliance with custody and control, record keeping and financial reporting rules with respect to digital asset securities. The Joint Statement described several models of noncustodial broker-dealer activities involving digital asset securities, including where a broker-dealer operated ATS matches the orders of buyers and sellers of digital asset securities and the trades are either settled directly between the buyer and seller, or the buyer and seller give instructions to their respective custodians to settle the transactions. This noncustodial model was described as involving the following four step process:

Step 1 -	the buyer and seller send their respective orders to the ATS;
Step 2 -	the ATS matches the orders;
Step 3 -	the ATS notifies the buyer and seller of the matched trade; and
Step 4 -	the buyer and seller settle the transaction bilaterally, either directly with each other or by instructing their respective custodians to settle the transaction on their behalf.

In light of the Joint Statement, and as development of the Prometheum Blockchain system progressed, we decided to propose a demonstration of our system and in May, 2020, we submitted a proposal to the SEC and FINRA staffs requesting exemptive and no-action relief to test the PEATS ATS by operating it in a limited capacity prior to registration, what we referred to as a “Pilot Program.” The operation of the PEATS ATS in the Pilot Program was designed to resemble in many respects the noncustodial model described in the Joint Statement. The purpose of the Pilot Program was to demonstrate the viability of the PEATS ATS system and its ability to address the regulatory compliance issues raised by the Staff in the Joint Statement, including the issues relating to the customer protection rule (Exchange Act Rule 15c3-3), in accordance with the Staff’s guidance set forth in the Joint Statement.

In September 2020, in connection with our decision to pursue the Pilot Program, PEATS withdrew its FINRA membership application and filed a Form BDW to withdraw its registration with the SEC. However, shortly thereafter, the Division Staff released the No-Action Letter to FINRA which addressed the application of the Joint Statement to registered broker-dealers operating ATSs that trade digital asset securities using the Three Step Process as follows:

Step 1 -	the buyer and seller send their respective orders to the ATS, notify their respective custodians of their respective orders submitted to the ATS, and instruct their respective custodians to settle transactions in accordance with the terms of their orders when the ATS notifies the custodians of a match on the ATS;
Step 2 -	the ATS matches the orders; and
Step 3 -	the ATS notifies the buyer and seller and their respective custodians of the matched trade and the custodians carry out the conditional instructions.

In the No-Action Letter to FINRA, the Division Staff responded that Division Staff would not recommend enforcement action to the SEC under Section 15(c)(3) of the Exchange Act and Rule 15c3-3 thereunder if, under the circumstances listed below, a broker-dealer operating an ATS that trades digital asset securities uses the Three Step Process:

(1)	The broker-dealer operator maintains a minimum of $250,000 in net capital;
(2)	The agreements between the broker-dealer operator and its customers clearly state that the broker-dealer operator does not guarantee or otherwise have responsibility for settling the trades;
(3)	The broker-dealer operator has established and maintains reasonably designed procedures to assess whether a digital asset security was offered and sold initially pursuant to an effective registration statement or an available exemption from registration, and whether any secondary transactions of the digital asset security on or through the ATS are made pursuant to an effective registration statement or an available exemption from registration; and
(4)	The transactions in digital asset securities otherwise comply with the federal securities laws.

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Following the release of the No-Action Letter, and since the guidance provided in the Joint Statement and the No-Action Letter provides us with the ability to commence operation of the PEATS ATS, we decided that rather than seeking permission from the SEC and FINRA to operate the Pilot Program, that we would instead resume our efforts to register PEATS as a broker-dealer and the PEATS ATS as a broker-dealer operated ATS. PEATS was admitted as a member on FINRA effective June 16, 2021 and filed its Form ATS initial operations report with the SEC on August 19, 2021.

As a result of our decision to forgo the Pilot Program, PEATS will operate using traditional books and records; however, we are working to develop blockchain-based procedures for maintaining these broker-dealer books and records in compliance with federal securities laws using blockchain-based solutions. We consider this to be an integral part of our Prometheum Network necessary to the creation of our Smart Securities Network (as defined below). However, there is limited guidance on how broker-dealers can maintain their books and records for digital asset securities using the blockchain. Similarly, we are proposing that records of ownership and transfers, typically maintained by transfer agents, be built into the blockchain of our digital asset securities. This too is a novel untested concept and one which we believe to be integral to the operation of our Prometheum Network. Accordingly, investors should be aware that the descriptions in this Offering Circular of our Prometheum Network, PEATS, the PEATS ATS and our Ember Tokens are based upon unproven procedures and the application of new technologies to established systems which must be successfully implemented and created by us, and more importantly, accepted by the SEC and FINRA as satisfying their regulatory requirements. As such, an investment in our Shares is subject to significant risks.

In December 2020, the SEC issued a Policy Statement where the SEC set forth its position that, for a period of five years, a broker-dealer meeting the conditions set forth below would not be subject to SEC enforcement action on the basis that the broker-dealer deems itself to have obtained and maintained physical possession or control of customer fully paid and excess margin Digital Asset Securities:

(1) The broker-dealer has access to the digital asset securities and the capability to transfer them on the associated distributed ledger technology;

(2) The broker-dealer limits its business to dealing in, effecting transactions in, maintaining custody of, and/or operating an alternative trading system for digital asset securities; provided a broker-dealer may hold proprietary positions in traditional securities solely for the purposes of meeting the firm’s minimum net capital requirements under Rule 15c3-1, or hedging the risks of its proprietary positions in traditional securities and digital asset securities;

(3) The broker-dealer establishes, maintains, and enforces reasonably designed written policies and procedures to conduct and document an analysis of whether a particular digital asset is a security offered and sold pursuant to an effective registration statement or an available exemption from registration, and whether the broker-dealer meets its requirements to comply with the federal securities laws with respect to effecting transactions in the digital asset security, before undertaking to effect transactions in and maintain custody of the digital asset security;

(4) The broker-dealer establishes, maintains, and enforces reasonably designed written policies and procedures to conduct and document an assessment of the characteristics of a digital asset security’s distributed ledger technology and associated network prior to undertaking to maintain custody of the digital asset security and at reasonable intervals thereafter;

(5) The broker-dealer does not undertake to maintain custody of a digital asset security if the firm is aware of any material security or operational problems or weaknesses with the distributed ledger technology and associated network used to access and transfer the digital asset security, or is aware of other material risks posed to the broker-dealer's business by the digital asset security;

(6) The broker-dealer establishes, maintains, and enforces reasonably designed written policies, procedures, and controls that are consistent with industry best practices to demonstrate the broker-dealer has exclusive control over the digital asset securities it holds in custody and to protect against the theft, loss, and unauthorized and accidental use of the private keys necessary to access and transfer the digital asset securities the broker-dealer holds in custody;

(7) The broker-dealer establishes, maintains, and enforces reasonably designed written policies, procedures, and arrangements to: (i) specifically identify, in advance, the steps it will take in the wake of certain events that could affect the firm’s custody of the digital asset securities, including, without limitation, blockchain malfunctions, 51% attacks, hard forks, or airdrops; (ii) allow for the broker-dealer to comply with a court-ordered freeze or seizure; and (iii) allow for the transfer of the digital asset securities held by the broker-dealer to another special purpose broker-dealer, a trustee, receiver, liquidator, or person performing a similar function, or to another appropriate person, in the event the broker-dealer can no longer continue as a going concern and self-liquidates or is subject to a formal bankruptcy, receivership, liquidation, or similar proceeding;

(8) The broker-dealer provides written disclosures to prospective customers: (i) that the firm is deeming itself to be in possession or control of digital asset securities held for the customer for the purposes of paragraph (b)(1) of Rule 15c3-3 based on its compliance with this Commission position; and (ii) about the risks of investing in or holding digital asset securities that, at a minimum: (a) prominently disclose that digital asset securities may not be “securities” as defined in SIPA-and in particular, digital asset securities that are “investment contracts” under the Howey test but are not registered with the Commission are excluded from SIPA’s definition of “securities” and thus the protections afforded to securities customers under SIPA may not apply; (b) describe the risks of fraud, manipulation, theft, and loss associated with digital asset securities; (c) describe the risks relating to valuation, price volatility, and liquidity associated with digital asset securities; and (d) describe, at a high level that would not compromise any security protocols, the processes, software and hardware systems, and any other formats or systems utilized by the broker-dealer to create, store, or use the broker-dealer’s private keys and protect them from loss, theft, or unauthorized or accidental use; and

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(9) The broker-dealer enters into a written agreement with each customer that sets forth the terms and conditions with respect to receiving, purchasing, holding, safekeeping, selling, transferring, exchanging, custodying, liquidating and otherwise transacting in digital asset securities on behalf of the customer.

Broker-dealers meeting these conditions are referred to in the Policy Statement as “Special Purpose Broker Dealers.”

In January 2021, we formed Prometheum Capital, which we are in the process of registering as a broker-dealer. In order to meet the requirements set forth in the Policy Statement to be considered a special purpose broker-dealer, Prometheum Capital’s business will be limited to transactions in Digital Asset Securities and will establish policies and procedures meeting the foregoing conditions.

Technology and Software

InteliClear Agreement

On August 9, 2019 we entered into a Software Purchase Agreement with InteliClear pursuant to which we acquired source code for a version of InteliClear’s Post-Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. In consideration therefore we (i) issued to InteliClear 1,250,000 shares (post-split 208,334 shares) of Common Stock, and 12,500,000 Ember Warrants, exercisable to purchase 12,500,000 Ember Tokens (adjusted to reflect the increase in the number of Ember Tokens expected to be created in the Genesis Block) and, (ii) agreed to pay to InteliClear $5,000 per month terminating upon the live implementation of the system, $300,000 upon PEATS ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS ATS commencement of operations and an additional $150,000 on the second anniversary thereof.

Brokerage Services

PEATS will provide (i) brokerage account creation services, for issuers and investors, (ii) matching of buy and sell orders for compliant Digital Asset Securities (iii) confirmation with the Custodians of Subscribers’ Digital Asset Securities and cash deposits and (iv) record keeping services for transactions in Digital Asset Securities conducted through the PEATS ATS.

We also intend to develop software that will allow qualified third-party broker-dealers to tie into the PEATS ATS and offer their clients access to Digital Asset Securities investments.

Account Creation and Record Keeping Functions

The Company is modifying the InteliClear Post-Trade Solution Software to construct the necessary infrastructure and back-office procedures to meet broker-dealer recordkeeping requirements set forth in Exchange Act Rule 17a-3 and financial reporting obligations set forth in Exchange Act Rule 17a-4 with respect to transactions in Digital Asset Securities.

At first, the Company intends to employ a traditional broker-dealer recordkeeping system, some of which will also be duplicated using blockchain technology.

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The following records will be maintained using traditional database technology used by broker-dealers today:

•	Customer Account Information - such as names, dates of birth, tax identification numbers, address, investment objectives and risk disclosures.

•	Customer Order Records - such as orders (non-executed), cancels, rejects and all related details (time, price, shares, order type, side, etc.)

•	Customer Account Cash Balances – including details related to cash including wires, withdrawals, etc.

•	Customer Account Notices and Updates.

•	Records Related to Customer Communications - including discretionary orders, phone conversations, emails, etc.

•	Trading Activity Logs/Reports - including suspicious trading activity, malicious activity, compliance reports, and risk parameter settings.

•	Investment Records – full details related to investment by customers prior to distribution.

•	Records Related to Associated Persons of Broker-Dealer – including all information required by FINRA, including location.

•	All Logs – System settings, account settings, all changes/updates/edits, technical logs, notes and documentation.

The following records will be maintained using traditional database technology, with parallel records maintained using blockchain technology:

•	Customer Securities Balances – all information related to a change in the ownership of a security and the most current settlement/custody details.

•	Executed Orders

•	Executed Order Details – full required details related to any executed order.

•	Distributions – all information related to distribution of securities after an offering.

Following the launch of the Prometheum Blockchain, the following records, subject to regulatory approvals, will be maintained using blockchain technology:

•	Digital Wallets;
•	Master Wallets, Management Wallets and Personal Wallets – where each wallet is represented by a set of private and public keys;
•	SST Smart Contracts – including a master register of all SST Smart Contracts in use;
•	Actual location of Securities – issuance and ownership information; and
•	Transfers of Digital Asset Securities.
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Prometheum Blockchain

We are building the Prometheum Blockchain on Substrate, an open source project that is built to support public, private and enterprise blockchains. Development of the Prometheum Blockchain will occur in phases. Certain features of the Prometheum Blockchain are currently undergoing testing on a Prometheum Blockchain Test Network, such as the Ember smart contracts, the front-end interface and a blockchain explorer. We expect to launch the full Prometheum Blockchain Test Network during 2022.

We are developing our platform using Substrate because we believe it is more appropriate, more flexible and will require less additional development effort to meet the requirements for our Prometheum Blockchain. We estimate that the additional costs needed to develop the Prometheum Blockchain on Substrate are (i) between $230,000 and $300,000 to commence the initial limited launch of the PEATS ATS, (ii) between $1,000,000 and $1,250,000 for additional development during 2021 and (iii) between $1,250,000 and $1,600,000 for ongoing development of the Prometheum Blockchain in 2022 and beyond. These costs represent a minimum of $2,480,000 and a maximum of $3,150,000 in order to launch the Prometheum Blockchain.

In addition to the foregoing, the underlying blockchain technology being used to build the Prometheum Blockchain is intended to provide the following:

•	A distributed ledger having no single points of failure or centralized services at the underlying technology level.
•	Consensus mechanisms for Prometheum Blockchains.
•	Smart Contract compatibility and a standardized language across Prometheum Blockchains.
•	Public verifiability.
•	A scalable design for ongoing governance and future chains.
•	Compatibility with read-only nodes which can observe and independently verify transactions on the blockchain but do not contribute to consensus. Read-only nodes are useful for providing quick access to data (for example to regulators).

Prometheum Blockchain will also provide common application building blocks in the form of:

•	Reference node implementation - A blockchain is made up of nodes that run software that conforms to a particular protocol or set of protocols. A “reference node implementation” is normally the first software implementation of the protocol or set of protocols and it is often created by the authors or affiliates of the protocol itself. Prometheum will be writing the reference node implementation for the Prometheum Blockchain.

•	A Node API - A critical part of any networked application is the ability for other network software to communicate with it. This is generally described as an Application Programming Interface (API). With respect to the Prometheum Blockchain, the Node API is required so that other pieces of software (the application layer in Prometheum’s trading systems for example) can communicate with the Prometheum Blockchain.

•	A wallet SDK - Similar to an API, a Software Development Kit (SDK) is a piece of software that is used to connect to some other system or work within some other system. The term SDK is more commonly used for traditional desktop/mobile software that is not necessarily connected to a network (whereas an API is normally used to refer to a connection over some form of network). Prometheum will require a Wallet SDK so that persons using Prometheum Wallets can generate keys and sign transactions using software running on their computer/device without necessarily being connected directly to the Prometheum Blockchain. This is particularly applicable for uses in cold storage where, by definition, there will be no network connection.

•	Blockchain Explorer: A blockchain explorer is a piece of software (normally a web application/web site) that allows users to inspect the state of transactions on a blockchain network via a dashboard-style monitoring system. Explorers are also used to view performance information and diagnose issues on a blockchain network, including data related to the number of validators and the state of the network.

•	Test and main networks: A main network is a full, production blockchain running as intended with all functionality. A test network normally runs the same software as a main network (or sometimes upcoming versions) but is intended specifically for testing, experimentation and review. Because of the tokens (in the case of a token-specific network) relied on for a blockchain, test networks are important so that development and network participants can test the use of the network without putting real tokens (SSTs) at risk.

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Prometheum Wallet System

Prometheum Blockchain uses multiple wallet types to allow for different requirements on the Prometheum Blockchain. Each wallet type works differently.

Personal Wallets directly hold Digital Asset Securities for their owners. Our Digital Asset Securities can be moved to a Personal Wallet from a Master Wallet by a Custodian. Master Wallets are used by a Custodian to represent the current account holding of a Digital Asset Security owner. The balances in Master Wallets are a product of the settlement processes. They relate to an investor’s Digital Asset Security holdings but does not provide a direct public representation. Management Wallets are used on Prometheum Core chain for holding Digital Asset Securities (i.e., the custody of Digital Asset Securities is in Management Wallets represented by Master Wallet ownership records). Management Wallets are also used for operational processes at regulated entities. For example, approving a transfer to cold storage will require the use of several different Management Wallets, all held and managed by different parties.

Ember Token Transfer Agent

Spark an SEC registered transfer agent was formed in February 2020 for the purpose of acting as the transfer agent for Ember Tokens on the Prometheum Network. Spark has not commenced operations and does not intend to do so until the Ember Tokens have been created in the Genesis Block and the Prometheum Network has been launched. We intend to have Spark develop systems in such a manner that it is able to perform traditional transfer agent functions with respect to Ember Tokens, using the Prometheum Blockchain in addition to traditional methods associated with book entry securities in compliance with applicable Exchange Act regulations.

The Ember Tokens

We are designing our Ember Tokens to function as the fungible value source for the Prometheum Network. We believe, of which no assurance can be given, that the operation of the Prometheum Network will function as the value driver of the Ember Tokens (or derivative securities exercisable or exchangeable for Ember Tokens). We believe that the value of Ember Tokens will primarily be a function of supply and demand, and that therefore more transactions on the Prometheum Network, each of which will require the use of Ember Tokens, should result in increased demand for Ember Tokens. In order for Digital Asset Securities to be eligible to participate in transactions on the Prometheum Network, it must be based upon our Ember Tokens and written on the Prometheum Blockchain. Each Ember Token may be broken into at least eight decimal points which allows one Ember Token to be broken into approximately a hundred million parts.

We believe that the Ember Tokens will meet the federal securities laws definition of a traditional security, although the Ember Token smart contracts will not include any rights to vote, or otherwise participate in the governance of the Company, PEATS, or the Prometheum Network, and will not include any rights to receive any assets of the Company upon a liquidation, nor provide holders of Ember Tokens with any rights to block, approve or vote on any modifications to the Ember Token smart contract, further, the Ember Tokens are not intended to provide holders with rights to participate in corporate governance and they do not represent an ownership interest in the assets of the Company, and the Company does not intend to have any rights or obligations associated with the Ember Tokens. We believe that the Ember Tokens are, however, “investment contracts,” which are included in the definition of a “security” in Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act.

Ember-X Protocol

Ember Tokens will be governed by a protocol designed for the Prometheum Network referred to as “Ember-X.” Ember-X will be the protocol that underpins the functionality of the Prometheum Blockchain, including the smart contract layer and wallet system. The Ember-X protocol is a specific smart contract protocol that is designed to allow for the distribution, custody and trading of Digital Asset Securities. It is manifested in smart contracts that are written and deployed to the a blockchain.

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The Ember Token Genesis Block

Secondary trading of Ember Tokens on the PEATS ATS will not commence until after the Genesis Block has been created and the Ember Tokens issuable upon exercise of the Ember Warrants have been qualified in a Regulation A offering. The Ember Warrants will not be exercisable until the later to occur of (i) one year after their issuance and (ii) the creation of the Ember Tokens in the Genesis Block.

Proposed International Applications

We believe that if we are able to successfully launch the Prometheum Network as proposed, the systems established for the issuance and secondary trading of Digital Asset Securities in compliance with United States securities laws can be adapted for use in other jurisdictions. We believe that the basic systems and components of the Prometheum Network can be adapted to operate in other jurisdictions, in compliance with local securities laws, through the use of smart contracts. In addition, any such foreign systems created by us would use as their fundamental basis, the Ember Token. As a result, we believe if we are able to establish Prometheum Networks in multiple jurisdictions, they would all be able to interact with each other through the common denominator of Ember Tokens and smart contracts. We believe that if we are able to establish Prometheum Networks in foreign jurisdictions we will be able to generate revenue through licensing arrangements or transaction fees based upon trading volume.

As discussed above, our initial operation of the PEATS ATS will be limited to individuals and entities whose accounts will be located in the United States; however, we plan on expanding our operations over time as the viability of our platform is proven and built out to accommodate such additional jurisdictions.

In furtherance of these plans, we have taken preliminary steps in Japan by forming a wholly-owned subsidiary called Prometheum Japan, Inc. and are exploring the steps to be taken to build, develop, operate and maintain an infrastructure to allow the public to buy and sell Digital Asset Securities on an alternative trading system operating under the securities laws of Japan. We are in the preliminary stages at this point and do not expect to commence development activities until the third or fourth quarter of 2021. We will not use any of the proceeds from this Offering to fund the development of Prometheum Japan, Inc.

Spark Transfer Agent Services

After Spark has completed development of its operations necessary to commence operation as a transfer agent, Spark may charge a fee to participants on the Prometheum Network that engage Spark to act as transfer agent for Digital Asset Securities, whose records will be stored on the Prometheum Blockchain in addition to traditional electronic storage methods (approved ESM). We intend to enter into an agreement with Spark pursuant to which Spark will pay a portion of such fees to us.

We do not intend to issue the Genesis Block until we have received the necessary regulatory approvals which include Spark or an equivalent transfer agent acting as transfer agent and registrar for the Ember Tokens that will trade on the PEATS ATS.

Description of Property

The Company owns no real property. It currently leases office space from Gusrae Kaplan Nusbaum PLLC at 120 Wall Street, New York, NY 10005 pursuant to a written lease for $7,000 per month. The lease expires on December 31, 2021. Gusrae Kaplan Nusbaum PLLC is a related party. See Certain Relationships and Related Party Transactions on page 58.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Employees

As of the date hereof, we have 24 full-time employees and one independent contractor.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 11, “Forward Looking Statements” starting on page, ii, and elsewhere in this Offering Circular. Please see the notes to our financial statements for information about our significant accounting policies.

Plan of Operations

We were incorporated in September 2017 and since such time our operations have consisted solely of capital raising and related activity and developing and building out the Prometheum Network. We have received limited revenues from operations since our inception.

We have raised $15,370,000 in our Reg D Unit Offering. In addition, our Chairman and founder, Martin H. Kaplan contributed $10,000 in cash to us and advanced funds to pay various costs incurred by us. Mr. Kaplan also provided administrative services and support without cost to us. We lease office space from GKN pursuant to a written lease expiring on December 31, 2021 at $7,000 per month. GKN has also been paid certain legal fees and was previously reimbursed for certain payroll costs of Aaron L. Kaplan, our Co-CEO (see “Certain Relationships and Related Party Transactions” on page 58).

In December 2018, we sold 68,875,000 shares (11,479,167 post-split shares) of Common Stock and 10,150,000 founder Ember Warrants (101,500,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block) for $12,000,000 consisting of $3,000,000 cash and $9,000,000 in technology and related services to HashKey.

We plan to utilize the net proceeds of this Offering to structure the Prometheum Network components we have and to acquire and/or create the various other necessary components of the Prometheum Network, including the PEATS ATS and to continue the development, build-out and, thereafter, the commercialization of the Prometheum Network. We currently believe that the net proceeds of this Offering together with the remaining proceeds received from the sale of Units in our Reg D Unit Offering, will be sufficient to fund our developmental operations for an estimated 24 months.

We estimate that it will require at least approximately $9,000,000, in addition to the $15,370,000 raised to date, in the Reg D Unit Offering, to launch the Prometheum Network and be fully operational. This includes the development of the Prometheum Blockchain and the creation and issuance of the Ember Tokens, which we estimate will require approximately $5,000,000, and the commencement of operation of the Regulation A platform and PEATS, which we estimate will require approximately $4,000,000.

Results of Operations

Six Months Ended June 30, 2021 and June 30, 2020

We recognize revenue from our development obligation resulting from the sale of Ember Warrants based on the percentage of completion. For the six months ended June 30, 2021, we recognized no revenue from token development obligations as compared to $364,178 for the period ending June 30, 2020. During 2021 our efforts were focused on the Prometheum Blockchain and the trading system creation, not on token development.

For the six months ended June 30, 2021, we recognized revenue from our wholly owned subsidiary Manorhaven Capital, LLC, which we acquired in February 2021, from investment advisory commission income of $5,690,000, upon which its personnel received a 93% payout. For the six months ended June 30, 2020, we recognized no revenue from investment advisory income.

For the six month period ending June 30, 2021, we incurred total expenses of $10,774,679 consisting of (i) $7,481,536 of general and administrative expenses, (ii) $818,143 of research and development costs, and (iii) an impairment charge for the abandonment of prepaid development costs of $2,475,000. Included in these costs are non-cash stock based compensation charges totaling $154,110 related to the issuance of common stock.

For the six months ended June 30, 2020, we incurred total expenses of $2,706,628 consisting of $2,136,628 of general and administrative expenses, and $570,000 of research and development costs.

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Year Ended December 31, 2020 and 2019

We recognize revenue from our token development obligation resulting from the sale of Ember Warrants based on the percentage of completion. See “Revenue Recognition” below. For the year ended December 31, 2020 we recognized revenue in the amount of $945,405 compared to $3,687,595 for the year ended December 31, 2019, a decrease of $2,742,190. During 2020, the majority of our progress was concentrated on other operational efforts unrelated to the development obligation, resulting in a decrease in the percent completed of the token development obligation during the year ended December 31, 2020 when compared to the prior year completion percentage.

For the year ended December 31, 2020 we incurred total expenses of $5,936,359 consisting of $4,991,382 in general and administrative expenses and $944,977 in research and development costs. Included in these amounts are non-cash stock based compensation charges totaling $1,110,067 related to the issuance of Common Stock.

For the year ended December 31, 2019 we incurred total expenses of $9,590,381 consisting of $3,090,461 in general and administrative expenses and $6,499,920 in research and development costs. General and administrative expenses consisted primarily of professional fees, reimbursed executive compensation, systems consulting and other office expenses. Research and development costs consist primarily of platform costs related to integration of the Prometheum Network, including a $625,000 charge related to the consideration paid for the software purchase agreement with InteliClear.

Liquidity and Capital Resources

To date, although we have recognized revenue as we have worked through the stages of our development activities, we have not generated any revenue from operations and generated negative cash flows from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including, but not limited to: the success of this Offering and the time it takes for the Prometheum Network to be up and running.

In December 2018, we sold 68,875,000 shares (11,497,167 post-split shares) of Common Stock and 10,150,000 Ember Warrants for (101,500,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block) $3,000,000 in cash and technology and related services valued at $9,000,000.

During the year ended December 31, 2018, we sold 4,740,000 Ember Warrants (47,400,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block) for approximately $2,370,000.

During the year ended December 31, 2019, we sold 8,200,000 units comprising 8,200,000 Ember Warrants (82,000,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block) and 8,200,000 shares (1,366,667 post-split shares) of Common Stock for total proceeds of approximately $4,100,000.

During the year ended December 31, 2020, we sold 17,800,000 units comprising 17,800,000 Ember Warrants (178,000,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block) and 17,800,000 shares (2,966,667 post-split shares) of Common Stock for total proceeds of approximately $8,900,000. Approximately $1,220,000 of the $8,900,000 sold was received during January 2021.

In January 2021, we completed our Regulation D Unit Offering which cumulatively raised $15,370,000 which represented 30,740,000 shares of Common Stock (5,123,334 post-split shares) and 30,740,000 Ember Warrants (307,400,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block). As of January 5, 2021, the Company has approximately $9.6 million in cash.

As of December 31, 2020, we had cash of $8,769,439 and an accumulated deficit of $12,015,905. As of December 31, 2019, we had cash of $5,254,118 and an accumulated deficit of $7,024,951. Our cash balances as of December 31, 2020 and 2019 were derived from investors and research and development arrangements.

As of June 30, 2021, we had cash of $6,974,548 and an accumulated deficit of $17,100,584.

The Company is currently evaluating the impact of the COVID-19 virus on the blockchain and digital security industries. While it is reasonably possible that the virus could have a negative effect on the Company’s financial condition and results of the operations, the specific impact is not fully determinable as of the date of this Offering Circular. However, the virus has slowed down the progress and completion of the Prometheum protocol.

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The Company has incurred cumulative losses and has an accumulated deficit of approximately $12,015,905 and $17,100,584 as of December 31, 2020 and June 30, 2021, respectively, expects to incur further losses in the development of its business and has been dependent on funding operations through the private sale of Common Stock and Ember Warrants; however, based on their current development plans, the Company believes that the existing cash on hand will be sufficient to fund operations for at least the next twelve months following the date of this Offering Circular.

Management’s plans include continuing to raise additional capital through the issuance of Common Stock in this Regulation A offering, if approved in the amount of $37,500,000 and, following the creation of Ember Tokens in the Genesis Block, the sale of Ember Warrants in a subsequent Regulation A offering. The Company is currently developing its blockchain technology-based differentiated platform, known as the Prometheum Network, designed to address the regulatory, legal, and liquidity challenges faced by others in the Digital Asset Securities market, that will allow issuers seeking to raise capital through the creation and distribution of Digital Asset Securities to conduct their capital raise in a securities law compliant way. The Company is also creating the infrastructure necessary to allow for after-market trading and processing of Digital Asset Securities.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of Prometheum’s financial condition and results of operations is based on Prometheum’s financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires Prometheum to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. Prometheum’s estimates are based on its historical experience and on various other factors that Prometheum believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Prometheum believes that the accounting policies discussed below are critical to understanding Prometheum’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. See the notes to our financial statements for a listing of all accounting policies.

Research and Development

Research and development costs consist primarily of platform costs related to integrating the Prometheum Network. Such costs are expensed as incurred. Prepaid development costs will be expensed over time as each element of the Ecosystem is completed. In accordance with ASC 985, Software, Costs of Software to be sold, leased or marketed (“ASC 985”), all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Technological feasibility has not been established due to the constant changing technology and rapid advances in the space. As such, all of the Company’s development costs have been expensed. In accordance with ASC 985 the Company allocates prepaid costs over the period of development.

Revenue Recognition

The Company accounts for its Ember warrant issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). As the Company continues to develop the platform before issuing the first block of Ember tokens (the “Genesis Block”), the Company recognizes revenue over the estimated development period in proportion to development costs incurred over total estimated costs.

In accordance with ASC 606, investment advisory commission income is recognized at the point that performance under the arrangement is completed (generally, the closing date of the transaction). Revenue recognition of retainers and other fees received from customers is generally deferred until an engagement is completed, or terminated.

Significant Judgments

The Company’s contracts include multiple stages in the creation and development of Ember Tokens. When a milestone is developed by the Company, judgment is required to determine the percent that is completed. As of December 31, 2020 and 2019, the Company believes approximately 72.5% and 65%, respectively, of the platform has been completed. As of June 30, 2021, the Company believes approximately 72.5% has been completed. There has been no change in the approximation of 72.5% as of December 31, 2020, as the Company has been focusing its efforts on the completion of its trading system and development of its blockchain technology.

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MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their ages and positions as of the date hereof are as set forth below:

Name	Age	Position
Executive Officers:
Martin H. Kaplan	71	Chairman and Director
Aaron L. Kaplan	37	Co-Chief Executive Officer, President, Secretary, Treasurer, Director
Benjamin S. Kaplan	33	Co-Chief Executive Officer, Director
Alexander Shapiro	39	Chief Strategy Officer
Gareth Jenkins	41	Chief Technology Officer
Randy Sofferman	63	Chief Financial Officer
Rosemarie Fanelli	56	Chief Regulatory Officer

Directors:
Dr. Xiao Feng	57	Director
Jerry Schneider	76	Director
Jonathan Braun	71	Director
Scott Goldstein	58	Director

Martin H. Kaplan

Martin H. Kaplan (“Marty”) has served as our Chairman and as a Director since September 2017. Marty is the Managing Member of Gusrae Kaplan Nusbaum PLLC, a law firm he co-founded in 1975, and is recognized as one of the premier securities and regulatory attorneys in the United States. Marty brings over four decades of experience litigating highly sophisticated securities matters before federal and state courts, and regulatory bodies. Marty represents a broad range of participants in the financial services industry in regulatory and enforcement matters, internal and law enforcement investigations, negotiating complex settlements with FINRA and the SEC. Since 2014 Marty has served as the Managing Member of Coincross LLC, from which acquired Manorhaven Capital, LLC. From 2008 to 2016, Marty served on the board of directors of P2W, Ltd., an Israeli corporation specializing in water remediation. In February 2020, Marty founded ST Oil Company, LLC, a company developing oil extraction technology and Marty has served as the controlling member and a Manager of ST Oil Company, LLC since its inception. Marty is also a director of Phinmed IP, Inc., a developmental stage pharmaceutical licensee of certain Japanese pharmaceutical technology. Marty earned his law degree from New York Law School and his B.A. from the City College of New York.

Dr. Xiao Feng

Dr. Xiao Feng (“Dr. Xiao”) has served as a Director since December 2018. Dr. Xiao is the Chairman of HashKey, Vice Chairman and Executive Director of China Wanxiang Holding Co., Ltd., and the Chairman and CEO of Shanghai Wanxiang Blockchain Inc. Dr. Xiao received his bachelor’s degree from Jiangxi Normal University and his PhD in economics from Naikai University. Dr. Xiao has over 25 years experience in China’s securities and asset management industry. Dr. Xiao was one of the earliest evangelists and promoters of blockchain technology in China. Dr. Xiao is a worldwide recognized ideologist and blockchain community leader worldwide and developer of blockchain businesses throughout the world. Dr. Xiao was an early participant and sponsor of the Ethereum project. Under Dr. Xiao’s direction various affiliates have been funded and incubated in more than fifty blockchain projects throughout the world.

Aaron L. Kaplan

Aaron L. Kaplan (“Aaron”) has served as our Chief Financial Officer, President, Treasurer, Secretary and as a Director since September 2017, and as a Co-Chief Executive Officer since August 2018. In April 2021, Aaron ceased serving as our Chief Financial Officer. Aaron was an attorney with and currently is of counsel to Gusrae Kaplan Nusbaum PLLC, where he focused his practice on the applications of distributed ledger technology in the securities industry, and the related regulatory issues. He is now full-time Co-CEO of the Company. Since 2016, Aaron has served as the Managing Member of EquityArcade Services LLC, a technology provider focused on online capital formation solutions. Prior thereto, he served as Managing Member of EquityArcade LLC, a Title III equity crowdfunding platform. In 2015, Aaron was a co-founder of Deckbound LLC, a blockchain video gaming and digital asset technology company. From 2007-2008 Aaron was an associated person with StockCross Financial Services, Inc., a broker-dealer, where he held Series 7, 63, 55, 4, 24, 27 and 53 securities licenses. In August 2018, Aaron was a keynote speaker at a blockchain symposium held in Hong Kong and in September 2018 in Shanghai. Aaron received a B.A. from the University of Wisconsin and a J.D. degree from Thomas Jefferson School of Law. Aaron is a member of the Bar of the State of New York.

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Benjamin S. Kaplan

Benjamin S. Kaplan (“Benjamin”) has served as a Director since July 2018 and as a Co-Chief Executive Officer and Chief Regulatory Officer since August 2018. Benjamin was a Partner and is now of counsel to Gusrae Kaplan Nusbaum PLLC. At Gusrae Kaplan, Benjamin practiced securities, corporate and commercial law, with a specific concentration on FINRA and enforcement and regulatory matters. Benjamin gained experience in broker-dealer and clearing firm regulatory compliance, building and operating broker-dealers, corporate structuring, guiding foreign owned U.S. broker-dealers and other broker-dealer related areas. Benjamin received a B.A. from the University of Hartford in 2010 and a J.D. from Thomas Jefferson School of Law in 2013. Benjamin is a member of the Bar of the State of New York.

Randy Sofferman

Randy Sofferman (“Randy”) has served as our Chief Financial Officer since April 2021. Randy is a certified public accountant with over 35 years of accounting experience working with public and privately held corporations, both domestic and foreign. Randy was the managing and founding Partner of Lipner Sofferman & Co., LLP, a well-respected, mid-sized CPA firm founded in July 1984. Since July 2019, Randy has served as a Senior Partner of KVLSMCPA’s, a CPA firm with approximately thirty-five professional staff. KVLSMCPA’s was formed in July 2019 through the merger of Lipner Sofferman & Co., LLP with KVLM. Randy specializes in the Stock Brokerage, Automotive and Real Estate industries and is proficient in all facets of taxation and estate planning. Randy works with stockbrokers in reporting transactions to the Internal Revenue Service, state and local authorities, and, in many cases, to the SEC, FINRA, Nasdaq and various other exchanges. Randy is recognized by FINRA as a Resolution Arbitrator. Randy received his B.S. in Accounting from Baruch College in 1981 and he is certified as a Public Accountant in New York, New Jersey, Connecticut, Florida, Texas, Massachusetts, Michigan, and Delaware. Randy is a member of the American Institute of Certified Public Accountants and the New York Society of CPAs.

Rosemarie Fanelli

Rosemarie Fanelli (“Rose”) has served as our Chief Regulatory Officer since May 2021. Rose brings more than 33 years of regulatory experience to Prometheum, and will oversee and manage our regulatory affairs. Prior to joining Prometheum, from January 2020 to May 2021, Rose served as Senior Advisor — Member Supervision for FINRA, acting as an expert and tactical advisor on complex and novel issues arising from FINRA’s Risk Monitoring and Examination programs. From July 2007 to January 2020, Rose served as Deputy Unit Leader — Risk Oversight and Operational Regulation for FINRA. Rose has played an influential role in resolving complex regulatory and interpretative matters with the SEC, FINRA member firms and other agencies. She was also a member of FINRA’s Digital Policy Group whose primary purpose is to address policy issues concerning digital assets, and served as a Digital Assets Specialist, assisting FINRA staff with questions, policy, guidance related to digital assets. Rose received her B.S. from Manhattan College in 1987 where she double majored in finance and computer information systems. She received her MBA from Pace University in 1992 and she received her M.S. in Risk Management from NYU Stern in 2015. Rose is currently attending New York Law School and expects to receive her J.D. in May 2022.

Jerry Schneider

Jerry Schneider (“Jerry”) has served as a Director since October 2017 and is the Chairman of the Board’s Audit Committee. Jerry is a certified public accountant and has over 40 years of relevant accounting experience. Jerry is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Jerry was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately twenty professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. From January 2011 to November 2017, Jerry was a Partner, Partner Emeritus and Senior Consultant at Marks Paneth LLP. Jerry has now retired from Marks Paneth LLP. Jerry’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry and private educational institutions. Jerry is a board member and is Chairman of the Audit Committee for the board of directors of Siebert Financial Corp., a Nasdaq listed securities brokerage company which pioneered discount brokerage approximately fifty years ago. Jerry also is a board member, Chairman of the Audit Committee and a member of the trust committee of Fiduciary Trust International South, Inc., a subsidiary of Fiduciary Trust International which is owned by Franklin Templeton.

Jonathan Braun

Jonathan Braun (“Jonathan”) has served as a Director since January 2021. Johnathan is an independent public relations and business development consultant. He is also serving as Chairman of Strategic Acquisitions, Inc. (Pink Sheets: STQN). Jonathan also serves as the acting president of Phinmed IP, Inc., a privately owned biotech distribution and marketing rights startup. He is also vice president of Adirondack Holdings and Supply, Corp., a corporation owning, developing land in New York State and a Manager of ST Oil Company, LLC, a limited liability company that is the owner and developer of oil lease properties in Oklahoma. Jonathan is a member of the board’s audit committee. Jonathan is also a director of Phinmed IP, Inc., a developmental stage pharmaceutical licensee of certain Japanese pharmaceutical technology. Jonathan received his B.A. from the City College of New York in 1971 and his MS from Columbia University’s Graduate School of Journalism in 1972.

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Scott Goldstein

Scott Goldstein (“Scott”) has served as a Director since January 2021. Scott has been an attorney since 2013 and is a Partner in Gusrae Kaplan Nusbaum PLLC. Prior to joining Gusrae Kaplan Nusbaum PLLC, Scott practiced law for his own firm, The Goldstein Law Group, PC. Scott received a BBA in management from Hofstra University in 1984 and a J.D. from the Dayton School of Law in 1991. Scott is a member of the board’s audit committee.

Gareth Jenkins

Gareth Jenkins (“Gareth”) has served as Chief Technology Officer since September 2018. Gareth is an expert systems developer and blockchain technologist. Gareth has created some of the earliest examples of blockchain game applications and associated technologies. His Bitbind protocol (2014) addressed and solved the problem of digital asset creation on a transactional blockchain. The Deckbound card system (2015) demonstrated one of the first uses of blockchain for a video game. Gareth’s background is as a systems architect, developer/designer, studio lead, consultant and advisor for various platforms, video games and technologies. Gareth is a self-taught expert in systems design, software engineering and operations infrastructure. He studied U.K. A-A* standard GCSEs, as well as A-levels at Sandbach School in Cheshire, U.K. (1992-1997). He has also independently studied mathematics, computer science and artificial intelligence at a degree and post-degree level at the Open University in the U.K. From 1998 to 2006, Gareth served as Systems Director, BSS U.K. where he designed, developed and managed a web-based application for risk assessment and management for the U.K. commercial insurance sector. From 2006 to 2014, Gareth was the Founder, Managing Director of Productivity Balloon Ltd. running a software development studio specializing in cross-platform video games development and multiplayer of infrastructure. From 2012 to 2013, Gareth was CTO of Beluga Learning Ltd. where he designed and developed technologies for cognitive learning of mathematics through games and multi-user applications with big-data analytics. From 2015 to present, Gareth is the founder & CEO of Deckbound LLC where he created and built blockchain technology for digital items and their use in skills-based video games.

Alexander Shapiro

Alexander Shapiro (“Alex”) has served as Chief Strategy Officer since May 2018. Prior to joining Prometheum, Alex spent the last 13 years working in the financial technology space where he created and oversaw multiple projects related to high frequency trading, platform design, algo/SOR design and automated trading. He is also the founder and CEO of Rain River Inc., a consulting company specializing in management, technology, and strategy related advisory services for small to mid-tier financial services firms. Rain River has led consulting projects for numerous companies. Alex was also the founder and former Chief Strategy Officer at VeePiO, a social mobile app. Alex was the managing director at Singularity Technology Solutions (“STS”), an HFT software company. Prior to joining STS, Alex spent six years as a licensed representative and was a managing director at a high frequency trading and technology focused FINRA registered broker-dealer. Alex was born in Leningrad, Russia and grew up in NYC. Alex attended The New York University Stern School of Business undergraduate program.

Certain Relationships

Martin H. Kaplan is the father of Aaron L. Kaplan and Benjamin S. Kaplan and law partner of Scott Goldstein.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. At such time as the Board determines to establish committees, then each board committee, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected and qualified.

Controlled Company

Because of the voting power over our company held by Martin H. Kaplan, Benjamin S. Kaplan, Aaron L. Kaplan and HashKey Digital Asset Group Ltd. and the voting arrangement between such parties, we are considered a controlled company for the purposes of Nasdaq’s listing requirements. As a “controlled company,” we are not required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board's selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Director Independence

Jerry Schneider, Jonathan Braun and Scott Goldstein are each considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s board of directors would interfere with the Director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Pursuant to Nasdaq rules, as a controlled company, the Company does not have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The only standing committee of the Board is the audit committee. As a “controlled company,” we are not required to have a compensation committee or a nominating committee. The audit committee reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of the audit committee are set forth below.

Audit Committee

In connection with this Offering, we have established an audit committee of the board of directors, which consists of Jerry Schneider, Jonathan Braun and Scott Goldstein, each of whom is an independent director under Nasdaq’s listing standards. Jerry Schneider will be Chair of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
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•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit Partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that each of Jerry Schneider and Jonathan Braun qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.prometheum.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this Offering Circular.

Bylaws Provisions Regard Director Removal and Board Oversight of Intellectual Property

In October 2021, a majority of our stockholders adopted our third amended and restated bylaws. Among other things, the revised bylaws provide that any or all directors may be removed by the vote of a majority of the Company’s stockholders with or without cause. Cause is defined as (i) continued willful failure to perform the obligations of a director, (ii) gross negligence by the director, (iii) engaging in transactions that defraud the Corporation, (iv) fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies, (v) material violation of any agreement between the director, or the director’s controlled affiliates and the Corporation, (vi) knowingly causing the corporation to commit violations of applicable law (including by failure to act), (vii) acts of moral turpitude or (viii) conviction of a felony. Further, the third amended and restated bylaws In addition, the board of directors, by vote of a majority of the directors at a meeting of directors, may suspend the participation a director pending a stockholder vote to remove the suspended addition.

In addition, the revised bylaws include new provisions which we believe will aid us in ensuring that our confidential intellectual property and proprietary information remains confidential. Under the revised bylaws, each of our officers are responsible for (i) the protection and preservation of the confidentiality of our intellectual property and (ii) are required to take all necessary actions to ensure that all disclosure or access to or intellectual property will be limited our employees and the employees of our subsidiaries that have a need for such disclosure or access. The revised bylaws also provide that no use, disclosure or access to any of our intellectual property shall be provided to any person that is not one of our employees, including non-employee directors, without the express prior written approval of a majority of the board of directors and that any, such use, disclosure or access shall be made pursuant to the terms of a written agreement.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the compensation paid to our directors and executive officers during the years ended December 31, 2020 and 2019:

Name and Principal Position	Year	Compensation	Bonus		Option Awards	Other Compensation	Total
Martin H. Kaplan	2020	$0	$0		$0	$0	$0
Chairman and Director	2019	$0	$0		$0	$0	$0

Aaron L. Kaplan	2020	$240,000	$110,417	(1)	$0	$0	$350,417
Co-Chief Executive Officer, President, Secretary, Treasurer, Director	2019	$240,000	$0		$0	$0	$240,000

Benjamin S. Kaplan	2020	$240,000	$110,417	(2)	$0	$0	$350,417
Co-Chief Executive Officer, Chief Regulatory Officer, Director	2019	$240,000	$0		$0	$0	$240,000

Alex Shapiro	2020	$240,000	$110,417	(3)	$0	$0	$350,417
Chief Strategy Officer	2019	$240,000	$0		$0	$0	$240,000

Gareth Jenkins	2020	$240,000	$110,417	(4)	$0	$0	$350,417
Chief Technology Officer	2019	$240,000	$0		$0	$0	$240,000

Jonathan Braun Director	2020	$0	$0		$0	0	$0

Jerry Schneider	2020	$0	$0		$0	$0	$0
Director	2019	$0	$0		$0	$0	$0

Dr. Xiao Feng	2020	$0	$0		$0	$0	$0
Director	2019	$0	$0		$0	$0	$0

(1) On December 31, 2020, we granted options to purchase 41,667 shares of Common Stock at $3.20 per share to Benjamin S. Kaplan for services. These options vest over a three year period with 33% vesting after 12 months and the balance vesting over the following 24 months in equal monthly increments. The options expire 54 months from the date of grant. The options have a fair value of approximately $2.65 per share that was calculated using the Black-Scholes option-pricing model.

(2) On December 31, 2020, we granted options to purchase 41,667 shares of Common Stock at $3.20 per share to Aaron L. Kaplan for services. These options vest over a three year period with 33% vesting after 12 months and the balance vesting over the following 24 months in equal monthly increments. The options expire 54 months from the date of grant. The options have a fair value of approximately $2,65 per share that was calculated using the Black-Scholes option-pricing model.

(3) On December 31, 2020, we granted options to purchase 41,667 shares of Common Stock at $3.20 per share to Alex Shapiro for services. These options vest over a three year period with 33% vesting after 12 months and the balance vesting over the following 24 months in equal monthly increments. The options expire 54 months from the date of grant. The options have a fair value of approximately $2.65 per share that was calculated using the Black-Scholes option-pricing model.

(4) On December 31, 2020, we granted options to purchase 41,667 shares of Common Stock at $3.20 per share to Gareth Jenkins for services. These options vest over a three year period with 33% vesting after 12 months and the balance vesting over the following 24 months in equal monthly increments. The options expire 54 months from the date of grant. The options have a fair value of approximately $2.65 per share that was calculated using the Black-Scholes option-pricing model.

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Employment Agreements

We have not entered into employment agreements with Martin H. Kaplan, our Chairman or Aaron Kaplan or Benjamin Kaplan, our Co-CEO’s. However, we have oral agreements with each of our Co-CEO’s to pay them salaries equal to $240,000 per year.

We entered into an employment agreement with Alex Shapiro, dated as of January 1, 2020, pursuant to which he agreed to continue to serve as our Chief Strategy Officer. Pursuant to the terms of the agreement, Mr. Shapiro will receive a base salary of $240,000 per year. The agreement provides that Mr. Shapiro is entitled to participate in all of the Company’s employee benefit plans and will be reimbursed for employment related expenses. The agreement may be terminated by Mr. Shapiro on 14 days’ notice and by us at any time.

We entered into an at-will employment agreement with Randy Sofferman, dated as of April 26, 2021, pursuant to which he agreed to serve as our Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Sofferman will receive a base salary of $180,000 per year. The agreement provides that Mr. Sofferman is entitled to participate in all of the Company’s employee benefit plans and will be reimbursed for employment related expenses. Pursuant to the agreement, we have granted Mr. Sofferman an option to purchase up to 30,000 shares of Common Stock under our 2019 Stock Option Plan at an exercise price of $4.80 per share and an option to purchase up to 26,000 Ember Tokens under our 2019 Token Option Plan at an exercise price of $.025 per Ember Token. Both options provide for vesting, with 25% vesting on the last day of month of the twelve month anniversary of the employment start date, and the balance vesting in thirty-six equal monthly installments, on the last day of each month, commencing on the twelve month anniversary of the employment start date. The agreement may be terminated at any time by either party.

We entered into an employment agreement with Rosemarie Fanelli, dated as of March 5, 2021, pursuant to which she agreed to serve as our Chief Regulatory Officer. Pursuant to the terms of the agreement, Ms. Fanelli will receive a base salary of $325,000 per year and a guaranteed one-time bonus of $100,000 payable no later than the first year anniversary of the agreement. Pursuant to the agreement, we agreed to provide Ms. Fanelli an annual tuition grant for law school costs of $5,250 or the maximum allowed by the IRS and we agreed to reimburse Ms. Fanelli $7,875 for tuition assistance she was required to repay to her former employer. The agreement also provides that Ms. Fanelli is entitled to participate in all of the Company’s employee benefit plans and will be reimbursed for employment related expenses. Pursuant to the agreement, we have granted Ms. Fanelli an option to purchase up to 100,000 shares of Common Stock under our 2019 Stock Option Plan at an exercise price of $4.80 per share and an option to purchase up to 1,000,000 Ember Tokens under our 2019 Token Option Plan at an exercise price of $.025 per Ember Token. Both options provide for vesting, with 25% vesting on the last day of month of the twelve month anniversary of the employment start date, and the balance vesting in thirty-six equal monthly installments, on the last day of each month, commencing on the twelve month anniversary of the employment start date. In addition, pursuant to the agreement, we granted Ms. Fanelli 100,000 shares of restricted Common Stock, subject to vesting, with 25% of such shares vesting on the last day of the twelve month anniversary of the employment start date, and the balance vesting in 36 equal monthly installments, on the last day of each month, commencing on the twelve month anniversary of the employment start date. The agreement may be terminated at any time by either party.

Consulting Agreements

We entered into a consulting agreement with Alex Shapiro dated as of June 1, 2018 pursuant to which he agreed to serve as our Chief Strategy Officer. As consideration for such services, we agreed to pay Mr. Shapiro a consulting fee of $20,000 per month ($240,000 per year). In addition, as further consideration for the services to be provided by Mr. Shapiro, we issued him 4,437,500 shares (739,583 Post-split shares) of restricted Common Stock and Ember Warrants, exercisable to purchase 653,947 Ember Tokens (6,539,470 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block), at an exercise price of no additional consideration. The Ember Warrants issued to Mr. Shapiro are exercisable for a period of five years. Effective January 1, 2020, Mr. Shapiro entered into an employment agreement with us.

We entered into a consulting agreement with Gareth Jenkins dated September 1, 2018 pursuant to which he agreed to serve as our Chief Technology Officer. As consideration for such services, we agreed to pay Mr. Jenkins a consulting fee of $20,000 per month ($240,000) per year. The agreement may be terminated by Mr. Jenkins or us on 60 days’ notice. In addition, as further consideration for the services provided by Mr. Jenkins, we issued him 4,437,500 shares (739,584 post-split shares) of restricted Common Stock and Ember Warrants, exercisable to receive 653,947 Ember Tokens (6,539,470 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block), at an exercise price of no additional consideration.

Director Compensation

We currently do not pay compensation to our directors for serving as directors.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for our executive officers as of December 31, 2020:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Benjamin S. Kaplan	0	41,667	$3.20	July 1, 2025
Aaron L. Kaplan	0	41,667	$3.20	July 1, 2025
Alex Shapiro	0	41,667	$3.20	July 1, 2025
Gareth Jenkins	0	41,667	$3.20	July 1, 2025

Option Plans

In August, 2019, our board of directors approved our 2019 Employee Stock Option Plan (the “Stock Option Plan”) and 2019 Employee Token Option Plan (the “Token Option Plan”). The total number of shares of our Common Stock available for grant under the Stock Option Plan is 17,812,500 shares (2,968,750 shares when adjusted for the 1-for-6 Reverse Stock Split). The total number of Ember Tokens available for grant under the Token Option Plan is 50,000,000 Ember Tokens. The Stock Option Plan and Token Option Plan were approved in July 2020 by the written consent of stockholders holding a majority of outstanding shares of Common Stock. In September 2021 our board of directors and a majority of stockholders approved by written consent an amendment to the Token Option Plan increasing the maximum number of Ember Tokens available for grant under the Token Option Plan from 5,000,000 to 50,000,000.

Administration

The stock option plan and token option plan are administered by a committee appointed by our board of directors (the “Plan Committee”). Jonathan Braun and Jerry Schneider have been appointed to serve as the Plan Committee. Subject to the provisions of the stock option plan and the token option plan, the Plan Committee determines, among other things, the persons to whom from time to time stock options may be granted, the number of shares of Common Stock or Ember Tokens subject to each option, exercise prices, any restrictions or limitations on the options, and any vesting, exchange, deferral, surrender, cancelation, acceleration, termination, exercise or forfeiture provisions related to the options.

Stock Option Plan

The stock option plan is designed to enable us to offer our employees, officers, directors and consultants whose contributions to us have been, are or will be important to our success, an opportunity to acquire a proprietary interest in us. 17,812,500 pre-split and 2,968,750 post-split shares of Common Stock have been reserved for issuance under the stock option plan.

All of our officers, directors, employees and consultants, as well as those of our subsidiaries, are eligible to be granted awards under the stock plan. An incentive stock option may be granted under the stock plan only to a person who, at the time of the grant, is an employee of ours or our subsidiaries. All awards are subject to approval by the Plan Committee. As of the date of this Offering Circular, after giving effect to the Reverse Stock Split, we have granted options to purchase up to 501,393 shares of Common Stock under the stock plan.

Common Stock Subject to the Stock Option Plan

Shares of Common Stock subject to stock options that have expired or been canceled will be available for future stock option grants under the stock option plan. If shares of Common Stock are surrendered by a stock option holder or withheld by the company as full or partial payment in connection with a cashless exercise of a stock option, only the number of shares of Common Stock net of the shares of Common Stock tendered shall be counted against the shares available for issuance under the stock option plan.

If there is any change in the capital structure of the Company, or if there is a dividend on the Common Stock payable in shares of Common Stock, or if there is a stock split or combination of shares of Common Stock, the maximum aggregate number of shares of Common Stock with respect to which stock options may be exercised under the stock option plan and the number and the exercise price of the shares of Common Stock with respect to which a stock option has been granted shall be proportionately adjusted.

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Eligibility

Awards may be granted under the stock option plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Stock Options

The stock option plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and for options not qualifying as incentive options. The Plan Committee determines the exercise price per share of Common Stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of Common Stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of Common Stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder. An incentive stock option may only be granted within the five year period commencing August 2019 and may only be exercised within 54 months from the date of the grant. Subject to any limitations or conditions the Plan Committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of Common Stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the stock option plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. If the holder is an employee, no stock options granted under the Stock Option Plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the Plan Committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Plan Committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death or disability, the stock option will automatically terminate, except as otherwise provided in the applicable option agreement.

Token Option Plan

The token option plan is designed to enable us to offer our employees, officers, directors and consultants whose contributions to us have been, are or will be important to our success, an opportunity to acquire Ember Tokens. 50,000,000 Ember Stock have been reserved for issuance under the token option plan.

All of our officers, directors, employees and consultants, as well as those of our subsidiaries, are eligible to be granted awards under the token option plan. An incentive token option may be granted under the token option plan only to a person who, at the time of the grant, is an employee of ours or our subsidiaries. All awards are subject to approval by the Plan Committee. As of the date of this Offering Circular, 4,815,800 token options (after adjustment for the increase of the Genesis Block) have been granted under the token option plan.

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Ember Tokens Subject to the Plan

Ember Tokens subject to token options that have expired or been canceled will be available for future token option grants under the token option plan. If Ember Tokens are surrendered by a token option holder or withheld by the company as full or partial payment in connection with a cashless exercise of a token option, only the number of Ember Tokens net of the Ember Tokens tendered shall be counted against the Ember Tokens available for issuance under the token option plan.

Eligibility

Awards may be granted under the token option plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Token Options

The token option plan provides both for token options that can be construed as “incentive” token options as defined in Section 422 Code and for token options not qualifying as incentive options. The Plan Committee determines the exercise price per Ember Token purchasable under an incentive or non-qualified token option, which may not be less than 100% of the fair market value of an Ember Token on the day of the grant. However, the exercise price of an incentive token option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all Ember Tokens with respect to which incentive token options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder. An incentive token option may only be granted within the 54 month period commencing August 2019 and may only be exercised within 4 years from the date of the grant. Subject to any limitations or conditions the Plan Committee may impose, token options may be exercised, in whole or in part, at any time during the term of the token option by giving written notice of exercise to us specifying the number of Ember Tokens to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, token options granted under the token option plan may not be transferred other than by will or by the laws of descent and distribution and all token options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. If the holder is an employee, no token options granted under the Stock Option Plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the token options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested token options for a period of 12 months or such other greater or lesser period as the Plan Committee may determine, from the date of termination or until the expiration of the stated term of the token option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested token options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Plan Committee may determine or until the expiration of the stated term of the token option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death or disability, the token option will automatically terminate, except as otherwise provided in the applicable option agreement.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding Common Stock as of the date hereof (as qualified in the footnotes thereto) by:

•	each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

•	each of the Company directors;

•	each of the Company’s executive officers; and

•	all of the Company’s directors and executive officers as a group.

The Company’s outstanding Common Stock are the Company’s only voting securities. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Circular. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o Prometheum, Inc., 120 Wall Street, New York, NY 10005.

Pursuant to the Omnibus Agreement all of the Company’s stockholders party to that agreement have agreed to vote their shares for four directors designated by Martin H. Kaplan, Aaron L. Kaplan and Benjamin S. Kaplan and one director designated by HashKey. HashKey has designated Dr. Xiao Feng as its Board of Directors designee. Percent of shares of Common Stock beneficially owned before and after the Offering are based upon 45,676,596 shares issued and outstanding as of the date hereof.

	Number of Post-Split Shares of Common Stock Beneficially Owned	Percent of Shares Beneficially Owned
Name of Beneficial Owner	Before and After Offering	Before Offering	After Offering
Officers and Directors
Martin H. Kaplan	16,729,167	36.6%	32.2%
Aaron L. Kaplan (1)	3,958,334	8.7%	7.6%
Benjamin S. Kaplan (1)	3,958,334	8.7%	7.6%
Alex Shapiro (1)	739,584	1.6%	1.4%
Gareth Jenkins (1)	739,584	1.6%	1.4%
Randy Sofferman (2)	0	* %	* %
Rosemarie Fanelli (3)	0	* %	* %
Jonathan Braun	295,834	* %	* %
Jerry Schneider	147,917	* %	* %
Scott Goldstein	0	* %	* %
Dr. Xiao Feng (4)	11,479,167	25.1%	22.1%
Executive officers and directors as a group (11 persons)	38,047,921	83.3%	73.3%
5% or Greater Shareholders
HashKey Digital Asset Group Limited (4)	11,479,167	25.1%	22.1%
Triple A Investment Co., Ltd.	4,666,672	10.2%	9.0%

* Less than 1%.

(1) Does not include 41,667 shares of Common Stock issuable upon exercise of options granted but not vested.

(2) Does not include 30,000 shares of Common Stock issuable upon exercise of options granted but not vested.

(3) Does not include 100,000 shares of Common Stock issuable upon exercise of options granted but not vested or 100,000 shares of restricted Common Stock granted but not vested.

(4) The shares of Common Stock are held by HashKey Digital Asset Group Limited, an entity affiliated with Dr. Xiao.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Martin H. Kaplan, our Chairman, Benjamin S. Kaplan, a member of our Board of Directors and Co-Chief Executive Officer, Scott Goldstein, a member of our Board of Directors and Lawrence G. Nusbaum, a minority shareholder, are attorneys associated with GKN, which serves as our outside counsel. During 2017 we paid GKN approximately $55,781 for legal services and for the twelve months ended December 31, 2018, December 31, 2019 and December 31, 2020 we paid GKN approximately $109,995, $307,053 and $360,000 respectively for legal services. For the six months ended June 30, 2020, we paid GKN approximately $182,378 for legal services. For the six months ended June 30, 2021, we paid GKN approximately $264,812 for legal services. We lease office space from GKN pursuant to a month-to-month lease. The initial rent was $2,500 per month which increased to $5,000 in July 2019. The total lease expense for the years ended December 31, 2019 and December 31, 2020 was $87,385 and $82,169 respectively. The total lease expense for the six months ended June 30, 2020 was $40,081. The total lease expense for the six months ended June 30, 2021 was $83,072.

We have entered into a number of agreements with HashKey, a holder of approximately 25.1% of our Common Stock. Dr. Xiao, one of our directors, is an affiliate of HashKey.

Aaron L. Kaplan, one of our Co-Chief Executive Officers is currently the sole shareholder, officer and director of Spark. He intends to assign his shares in Spark to Prometheum. Spark has not commenced operations and has no material assets. Its activities to date consist of registering with the SEC as a transfer agent. Accordingly, the transfer of the Spark shares to us will be for little or no consideration.

In February, 2021, we acquired Manorhaven, a registered broker-dealer and a FINRA member, from CoinCross, LLC. Martin H. Kaplan, our Chairman is the Managing Member of CoinCross. Manorhaven filed a continuing membership application with FINRA and received FINRA approval of the change in ownership in February 2021.

We entered into a consulting agreement with Gareth Jenkins dated September 1, 2018 pursuant to which he agreed to serve as our Chief Technology Officer. As consideration for such services, we agreed to pay Mr. Jenkins a consulting fee of $20,000 per month ($240,000) per year. The agreement may be terminated by Mr. Jenkins or us on 60 days’ notice. In addition, as further consideration for the services provided by Mr. Jenkins, we issued him 4,437,500 shares (739,584 post-split shares) of restricted Common Stock and Ember Warrants, exercisable to receive 653,947 Ember Tokens (6,539,470 after adjusting for the increase of the Genesis Block), at an exercise price of no additional consideration.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors has not adopted a written policy with respect to Related Party Transactions (as defined below), however, it is the policy of the Board of Directors to review and approve all Related Party Transactions by our Board of Directors. In determining whether to approve, recommend or ratify a Related Party Transaction. Factors considered in connection with such review may include; (i) whether the terms of the Related Party Transaction are fair to us, (ii) whether there are business reasons for us to enter into the Related Party Transaction, and (iii) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last two fiscal years, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or Director Nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our Common Stock or (iv) an immediate family member of any of the foregoing.

Limitations on Liability and Indemnification of Officers and Directors

The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties, subject to certain exceptions.

Our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of certain fiduciary duties as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated a law during the performance of his or her duties, fiduciary or otherwise, owed to us, authorized illegal dividends, repurchases or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

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The limitation of liability, indemnification and advancement provisions in our certificate of incorporation, as amended and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, any investment in our Common Stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

CONFLICTS OF INTEREST

Martin H. Kaplan, our Chairman and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Martin H. Kaplan is also our controlling shareholder and the holder of the Company’s Seed Investor Ember Warrants and Founders Ember Warrants. Aaron L. Kaplan, our Co-CEO, Chief Financial Officer and a director is Martin H. Kaplan’s son and is of counsel to GKN. Aaron L. Kaplan is also currently the sole shareholder, officer and director of Spark. Benjamin S. Kaplan, Co-CEO is also Mr. Kaplan’s son and is of counsel to GKN, Scott Goldstein, a director, is also a Partner of GKN. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters by GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

SECURITIES BEING OFFERED

Common Stock

The Company is offering 6,250,000 Shares of Common Stock at an offering price of $6.00 per Share. Our Shares will not be certificated.

The offering price of the Shares has been arbitrarily established by us after giving consideration to numerous factors, including market conditions and the perceived valuations. The offering price of the Shares may not be in any way indicative of the Company’s actual value or the value of the Common Stock following the completion of this Offering.

As of the date hereof, we have 45,676,596 shares of Common Stock issued and outstanding.

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of our Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Circular forms a part, which Offering Statement has been filed with the SEC.

Common Stock Options

As of the date hereof, we have granted options exercisable to purchase up to 501,393 shares of Common Stock to certain employees. The options were issued pursuant to our 2019 Employee Stock Option Plan.

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Capital Stock

The following is a summary of the rights and limitations of our capital stock as provided in our certificate of incorporation, and bylaws. For more detailed information, please see our certificate of incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.00001 per share, and 100,000 shares of blank check preferred stock, par value $0.00001 per share (the “Preferred Stock”).

Preferred Stock

Subject to limitations under the DGCL, our board of directors is authorized to issue, from time to time and without stockholder approval, up to an aggregate of 100,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of each such series, including the dividend rights, conversion rights, voting rights, redemption rights (including sinking fund provisions), liquidation preferences and the number of shares constituting any series. The issuance of Preferred Stock with voting and conversion rights could adversely affect the voting power of the holders of shares of our Common Stock. Any series of Preferred Stock will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

As of the date hereof, we have not issued or designated any class of Preferred Stock.

Listing of our Securities

Prior to this Offering, there has been no public market for our securities. Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “PMTM”. However, our Common Stock will not commence trading on the Nasdaq Capital Market until a number of conditions are met, including meeting all of the Nasdaq Listing Requirements and filing of a Form 8-A to register our Common Stock under Section 12(b) of the Exchange Act of 1934 which we intend to file concurrently with the SEC’s qualification of the Offering Statement, of which this Offering Circular is a part. If we do not satisfy the foregoing conditions, our Common Stock will not be listed on the Nasdaq Capital Market we will not close this Offering.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the Offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of shares of Common Stock in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our Common Stock as well as our ability to raise equity capital in the future.

Upon completion of this Offering, we will have 51,926,596 shares of Common Stock issued and outstanding after giving effect to the 1-for-6 reverse split and assuming no exercise of the Over-Allotment Option. We have granted options to purchase up to 501,393 shares of Common Stock to certain employees. Once granted, the options will vest over a three year period commencing one year after the initial employment date. The options will be issued pursuant to our 2019 Employee Stock Option Plan.

Of these shares, the shares of Common Stock sold in this Offering will be tradable without restriction (other than state blue sky laws, or further registration under the Securities Act) except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. The remaining shares of Common Stock will be deemed “restricted securities” under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are discussed below.

Lock-up Agreements

Each of our officers, directors and holders of our Common Stock has entered into a lock-up agreement with the Representative, that provides he, she or it will not sell, transfer or otherwise dispose of any of our securities in the United States until after the 180th day following the day our shares of Common Stock first trade on Nasdaq. Also, the shares of Common Stock issued by us prior to this Offering may be subject to transfer restrictions set forth in agreements among us and the holders of such shares of common stock. See “Underwriting — Lock-up Agreements.”

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Restriction on Future Issuances

Pursuant to the underwriting agreement between us and the Underwriters, we agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock, Preferred Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock or Preferred Stock (“Stock Equivalents”), or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent the Representative for a period of 180 days after the date of this Offering Circular.

Notwithstanding the foregoing the Company may (A) grant stock options, restricted shares of Common Stock or other equity grants to employees or eligible consultants, in each case pursuant to the terms of the Company's equity incentive plans existing as of the closing date and disclosed in the Offering Circular, (B) issue Common Stock pursuant to the exercise of such options or equity grants, or the exercise (including net exercise) of warrants to purchase Common Stock or the conversion of other convertible securities outstanding as of closing date and described in the Offering Circular, (C) sell the shares of our Common Stock to be sold in this Offering, including, the Over-Allotment Option, Underwrite Warrants and shares of Common Stock issuable upon the exercise of the Representative’s Warrants, (D) file one or more registration statements on Form S-8 relating to the options or other securities granted pursuant to the Company’s equity incentive plans existing as of the closing of the Offering (the “Closing Time”) and disclosed in the Disclosure Package, and (E) issue Common Stock, Preferred Stock or Stock Equivalents in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership); provided that in the case of clause (E) such issuances, sales or deliveries shall not be greater than 5% of the total outstanding shares of Common Stock of the Company immediately following this Offering and, in the cases of clauses (B) and (E), the recipients of such securities agree to be bound by a lock-up letter in the form executed by the officers of the Company.

Rule 144

All shares of our Common Stock held by our “affiliates”, as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144. Rule 144 defines an affiliate as any person who directly or indirectly controls, or is controlled by, or is under common control with, the issuer, which generally includes our directors, executive officers and certain other related persons.

Under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is deemed to be an “affiliate” of ours would be entitled to sell within any three-month period a number of shares of our Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of our Common Stock or (ii) an amount equal to the average weekly trading volume of our Common Stock on the during the four calendar weeks preceding such sale. Sales by affiliates under Rule 144 are also subject to a six-month holding period and requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, including the holding period of any prior owner other than one of our affiliates, will be entitled to freely sell such shares of our Common Stock without regard to the limitations described above, subject to our compliance with Exchange Act reporting obligations for at least 90 days prior to the sale, and provided that such sales comply with the current public information requirements of Rule 144.

Rule 701

In general, under Rule 701 under the Securities Act, an employee, consultant or advisor who purchases shares of our Common Stock from us in connection with a compensatory stock or option plan or other written agreement is eligible to resell those shares 90 days after the effective date of the Offering Statement of which this Offering Circular forms a part, in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period restriction, contained in Rule 144.

Registration Rights

We have not granted registration rights to any of our stockholders.

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UNDERWRITING

We are offering the shares of Common Stock described in this Offering Circular through Network 1 Financial Securities, Inc., which we sometimes refer to herein as the Representative and the other Underwriters listed below. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. We have entered into an underwriting agreement with the Network 1 Financial Securities, Inc., on its own behalf and the Underwriters named below (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, the Underwriters have agreed to purchase, and we have agreed to sell to the Underwriters and the Underwriter have agreed to purchase, the number of shares indicated below:

Underwriter	Number of Shares to be Underwritten	Number of Shares to be Underwritten if Over Allotment Option is Exercised
Network 1 Financial Securities, Inc.
Paulson Investment Company, LLC
Alexander Capital L.P.

Total	6,250,000	937,500

The Underwriters are committed to purchase all the shares of Common Stock offered by us other than those covered by the Over-Allotment Option to purchase additional shares of Common Stock as described below, if they purchase any shares of Common Stock. The obligations of the Underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the Underwriting Agreement, the Underwriters’ obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the Underwriter of officers’ certificates and legal opinions.

The Underwriters are offering the shares of Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the Underwriting Agreement. The Representative reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Underwriters an Over-Allotment Option. This option, which is exercisable for up to 45 days after the closing of this Offering, permits the Underwriters to purchase a maximum of 937,500 (15%) additional shares of Common Stock from us to cover over-allotments, if any. If the Underwriters exercises all or part of this option, they will purchase shares of Common Stock covered by the option at the public offering price that appears on the cover page of this Offering Circular, less the 7.5% underwriting discount. If this Over-Allotment Option is exercised in full, the total price to the public will be approximately $43,125,000 and the total proceeds to us, after deducting the underwriting discount but before other expenses, will be approximately $39,890,625.

Upon execution of the Underwriting Agreement, the Underwriters will be obligated to purchase the shares of Common Stock at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

Underwriting Discount

The shares of Common Stock sold by the Underwriters to the public will initially be offered at the initial offering price set forth on the cover of this Offering Circular. All investors in this Offering will pay the same price and receive the same terms. Any shares of Common Stock sold by the Underwriters to securities dealers may be sold at a discount of up to $0.45 per share from the initial public offering price.

The following table shows the public offering price, underwriting discount and proceeds to us, before the Underwriters’ accountable expenses of up to $120,000 and legal and audit related expenses in connection with this Offering. The information assumes either no exercise or full exercise by the Underwriters of the Over-Allotment Option:

	Per Share	Total Without Over-Allotment	With Over-Allotment
Public offering price	$6.00	$37,500,000	$43,125,000
Underwriting discount	$0.45	$2,812,500	$3,234,375

Proceeds, before expenses, to us	$5.55	$34,687,500	$39,890,625

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We have agreed to reimburse the Underwriters up to a maximum of $120,000 for out-of-pocket accountable expenses. We have paid expense deposits of $60,000 to the Representative for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay expenses relating to the Offering, including, without limitation: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Offering Statement, the preliminary and final Offering Circular contained therein and amendments thereto, post-qualification amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as the Underwriters may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net roadshow presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares to be sold in the Offering, FINRA filing fees; the reasonable and documented fees and disbursements of the Representative’s counsel up to an amount of $65,000 (which maximum shall apply solely to such fees and disbursements of counsel and not to other fees and expenses); background checks of the Company’s officers and directors up to a maximum of $15,000; preparation of bound volumes and mementos in such quantities as the Underwriter may reasonably request up to an amount of $2,500; transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that the actual accountable expenses of the Underwriters shall not exceed $120,000.

We estimate that the total expenses of the Offering payable by us, excluding the total underwriting discount will be approximately $950,000, including a maximum aggregate reimbursement of $120,000 of the Underwriter’s accountable expenses.

Underwriter Warrants

In addition, we have agreed to grant the Underwriters non-redeemable Underwriter Warrants to purchase an amount equal to ten percent (10%) of the shares of Common Stock sold in the Offering, which warrants will be exercisable six months after the consummation of the offering, have a five (5) year term after the qualification date of the Offering Statement, of which this Offering Circular forms part. Such warrants are exercisable at a price of 125% of the public offering price of the shares of Common Stock offered pursuant to this Offering. The Underwriter Warrants and the Common Stock issuable upon exercise may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the qualification of the Offering Statement, of which this Offering Circular forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Underwriter Warrants may be exercised as to all or a lesser number of shares. The Underwriter Warrants shall provide for cashless exercise. The Underwriter Warrants shall further provide for adjustment in the number and price of such warrants (and the shares of Common Stock underlying such warrants) in the event of recapitalization, merger or other structural transaction to prevent dilution. The Underwriter will have the option to exercise their warrants at any time, provided that such shares are not transferred during the lock-up period; the 180 day lock period will remain on these underlying shares.

The Underwriter Warrants will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at our expense, an additional demand registration at the warrant holders’ expense, and, unlimited “piggyback” registration rights for a period of five (5) years after the closing of this Offering, at our expense.

Nasdaq Listing

Our Common Stock has been approved for listing on the Nasdaq Capital Market under the symbol “PMTM.” Our Common Stock will not commence trading on the Nasdaq Capital Market until we have filed a Form 8-A to register our Common Stock under Section 12(b) of the Exchange Act, which we intend to file concurrently with the qualification by the SEC of the Offering Statement, of which this Offering Circular is a part. The Form 8-A will become effective upon the SEC’s receipt of certification from Nasdaq, provided that such certification occurs within five calendar days after the qualification date. We will not close this Offering unless our Common Stock is listed on Nasdaq.

Electronic Distribution

An Offering Circular in electronic format may be made available on internet sites or through other online services maintained by the Underwriters. In such case, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The Underwriters may agree with us to allocate a specific number of shares of Common Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the Underwriters on the same basis as other allocations. Other than the Offering Circular in electronic format, the information on each Underwriter’s website and any information contained in any other websites maintained by the Underwriters is not part of the Offering Circular or the Offering Statement of which this Offering Circular forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

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Lock-up Agreements

Each of our executive officers, directors, and/or holders of our outstanding shares of Common Stock have entered into a lock-up agreement (the “Lock-up Agreement”) pursuant to which they have agreed with the Representative not, during the 180 days after this Offering (the “Lock-up Period”), to (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or acquired during the Lock-up Period (collectively, the “Lock-up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-up Securities. Notwithstanding the foregoing, and subject to the conditions below, the person may transfer Lock-up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-up Securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Securities Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Lock-up Securities acquired in such open market transactions; (b) transfers of Lock-up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-up Securities to a charity or educational institution; or (d) if the person, directly or indirectly, controls a corporation, partnership, limited liability company or other entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the person, as the case may be; provided that in the case of any transfer of any Lock-up Securities pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of the lock-up agreement and (ii) no filing under Section 16(a) of the Securities Exchange Act shall be required or shall be voluntarily made. The person also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-up Securities except in compliance with the lock-up agreement.

Restriction on Future Issuances

Pursuant to the Underwriting Agreement between us and the Underwriters, we agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock, Preferred Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock or Preferred Stock (“Stock Equivalents”), or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent the Representative for a period of 180 days after the date of this Offering Circular.

Notwithstanding the foregoing the Company may (A) grant stock options, restricted shares of Common Stock or other equity grants to employees or eligible consultants, in each case pursuant to the terms of the Company’s equity incentive plans existing as of the Closing Time and disclosed in the Offering Circular, (B) issue Common Stock pursuant to the exercise of such options or equity grants, or the exercise (including net exercise) of warrants to purchase Common Stock or the conversion of other convertible securities outstanding as of Closing Time and described in the Offering Circular, (C) sell the shares of our Common Stock to be sold in this Offering, including, the Over-Allotment Option, Underwriter Warrants and shares of Common Stock issuable upon the exercise of the Underwriter Warrants, (D) file one or more registration statements on Form S-8 relating to the options or other securities granted pursuant to the Company’s equity incentive plans existing as of the Closing Time and disclosed in the Disclosure Package, and (E) issue Common Stock, Preferred Stock or Stock Equivalents in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership); provided that in the case of clause (E) such issuances, sales or deliveries shall not be greater than 5% of the total outstanding shares of Common Stock of the Company immediately following this Offering and, in the cases of clauses (B) and (E), the recipients of such securities agree to be bound by a lock up letter in the form executed by the officers of the Company.

Rule 144

Indemnification

We have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments to the underwriter may be required to make in respect of those liabilities.

Determination of Offering Price

Prior to this Offering, there was no public market for our shares of Common Stock. The public offering price will be determined by negotiation between us and the Underwriters. The principal factors to be considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available to the representative;

•	our history and prospects and the history and prospects for the industry in which we compete;

64

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities market at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded shares of common stock of generally comparable companies; and

•	other factors deemed relevant by the Underwriters and us.

The estimated public offering price set forth on the cover page of this Offering Circular is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Common Stock or that our Common Stock will trade in the public market at or above the public offering price.

Price Stabilization, Short Positions

In connection with this Offering, the Underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Common Stock during and after this Offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of Common Stock while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Common Stock, which involve the sale by the Underwriter of a greater number of shares of Common Stock than they are required to purchase in this Offering and purchasing shares of Common Stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriter’s Over-Allotment Option to purchase additional shares of Common Stock referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriters may close out any covered short position by either exercising its Over-Allotment Option, in whole or in part, or by purchasing shares of Common Stock in the open market. In making this determination, the Underwriters will consider, among other things, the price of shares of Common Stock available for purchase in the open market as compared to the price at which they may purchase shares of Common Stock through the Over-Allotment Option.

Naked short sales are short sales made in excess of the Over-Allotment Option. The Underwriter must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our Common Stock in the open market that could adversely affect investors who purchased in this offering.

The Underwriter also may impose a penalty bid. This occurs when a selected dealer repays to the Underwriter a portion of the underwriting discount received by it because the Underwriter has repurchased shares of Common Stock sold by or for the account of that selected dealer in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The Underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Common Stock. Neither we, nor the Underwriters, make any representation that the Underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

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LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Gusrae Kaplan Nusbaum PLLC, New York, New York. Martin H. Kaplan, our Chairman, director and controlling shareholder is the Managing Member of Gusrae Kaplan Nusbaum PLLC. See “Conflicts of Interest” on page 59. Carmel, Milazzo & Feil, LLP is acting as counsel to the Underwriters in connection with certain legal matters relating to this Offering.

EXPERTS

The consolidated financial statements, as of December 31, 2020 and 2019 and for the years then ended, included in this Offering Circular have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm (the report includes an explanatory paragraph referring to uncertainty related to digital assets), given upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We issued to Martin H. Kaplan, our Chairman, a director and the Managing Member of our legal counsel, Gusrae Kaplan Nusbaum PLLC (“GKN”), 14,792,106 Founder Ember Warrants (147,921,060 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block) and 2,000,000 Seed Ember Warrants (20,000,000 after adjusting for the increased number of Ember Tokens expected to be created in the Genesis Block). Further, we issued to Aaron L. Kaplan, our Co-Chief Executive Officer, Chief Financial Officer, director and Benjamin S. Kaplan, our Co-Chief Executive Officer, director and Mr. Kaplan’s sons each 3,500,000 Founder Ember Warrants. Martin H. Kaplan is the owner of 16,729,167 shares of our Common Stock and Aaron L. Kaplan and Benjamin S. Kaplan each own 3,958,334 shares of our Common Stock. We issued to Lawrence G. Nusbaum, a Partner in GKN, 1,145,834 shares of Common Stock and 10,131,580 (adjusted to reflect the increased number of Ember Tokens expected to be created in the Genesis Block) Founder Ember Warrants.

During 2017, we paid GKN approximately $55,781 for legal services and for the twelve months ended December 31, 2018 we paid GKN approximately $109,995 for legal services. For the year ended December 31, 2019 we paid GKN approximately $307,000 for legal services. For the year ended December 31, 2020 we paid GKN approximately $360,000 for legal services. We lease office space from GKN pursuant to a month-to-month lease. The initial rent was $2,500 per month which increased to $5,000 in July 2019. The total lease expense for the year ended December 31, 2018 was $5,000. The total lease expense for the year ended December 31, 2019 was $87,385. The total lease expense for the year ended December 31, 2020 was $82,169. The total lease expenses for the six months ended June 30, 2020 was $40,081. GKN received legal fees for the six months ended June 30, 2020 in the amount of $182,378. The total lease expenses for the six months ended June 30, 2021 was $83,072. GKN received legal fees for the six months ended June 30, 2021 in the amount of $264,812.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our amended certificate of incorporation and our second amended and restated bylaws, subject to the provisions of Delaware law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the securities offered hereby, the Company refers you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports, and other information with the SEC pursuant to Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Part F/S Financial Statements

F-1

PROMETHEUM, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2021	DECEMBER 31, 2020
ASSETS

Current assets
Cash	$6,974,548	$8,769,439
Prepaid development costs	—	2,475,000
Prepaid expenses and other current assets	66,540	163,972

Total current assets	7,041,088	11,408,411

Property and equipment, net	107,232	64,895
Operating lease right-of-use asset, net	37,129	73,912
Intangible assets, net	75,218	97,252
FINRA license	96,613	—

Total assets	$7,357,280	$11,644,470

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses and other current liabilities	$205,612	$643,193
Token development obligation	1,738,379	1,738,379
Operating lease obligation, current	41,796	83,245

Total liabilities	1,985,787	2,464,817

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 shares issued and outstanding	$—	$—
Common stock, $0.00001 par value, 500,000,000 shares authorized, 45,676,596 and 45,664,584 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	456	456
Additional paid-in capital	22,471,621	22,317,511
Stock subscription receivable	—	(1,122,409)
Accumulated deficit	(17,100,584)	(12,015,905)

Total stockholders’ equity	5,371,493	9,179,653

Total liabilities and stockholders’ equity	$7,357,280	$11,644,470

See accompanying notes to the undaudited consolidated financial statements.

F-2

PROMETHEUM, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30,

	2021	2020
Revenues
Revenue from token development obligations	$—	$364,178
Investment advisory commission income	5,690,000	—

Total revenues	5,690,000	364,178

Expenses
General and administrative expenses	7,481,536	2,136,628
Research and development	818,143	570,000
Impairment of prepaid development costs	2,475,000	—

Total expenses	10,774,679	2,706,628

Net loss	$(5,084,679)	$(2,342,450)

Net loss per share, basic and diluted	$(0.111)	$(0.056)

Weighted average common shares outstanding, basic and diluted	45,671,100	41,990,926

See accompanying notes to the undaudited consolidated financial statements.

F-3

PROMETHEUM, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30,

	Common Stock		Additional	Accumulated	Stock Subscription
	Shares	Amount	Paid-in Capital	Deficit	Receivable	Total
Balance, January 1, 2020	41,948,333	$419	$13,461,981	$(7,024,951)	$—	$6,437,449

Issuance of common stock under Reg D offering	166,667	2	459,998	—	—	460,000

Net loss	—	—	—	(2,342,450)	—	(2,342,450)

Balance, June 30, 2020	42,115,000	$421	$13,921,979	$(9,367,401)	$—	$4,554,999

Balance, January 1, 2021	45,664,584	$456	$22,317,511	$(12,015,905)	$(1,122,409)	$9,179,653

Payment of stock subscription receivable	—	—	—	—	1,122,409	1,122,409

Common stock issued for services, see Note 10	12,012	—	57,600	—	—	57,600

Stock-based compensation, see Note 12	—	—	96,510	—	—	96,510

Net loss	—	—	—	(5,084,679)	—	(5,084,679)

Balance, June 30, 2021	45,676,596	$456	$22,471,621	$(17,100,584)	$—	$5,371,493

See accompanying notes to the undaudited consolidated financial statements.

F-4

PROMETHEUM, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,084,679)	$(2,342,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,990	22,089
Amortization of operating lease right-of-use asset	36,783	36,105
Stock-based compensation	154,110	—
Amortization of prepaid development costs	—	540,000
Impairment of prepaid development costs	2,475,000	—
Change in cash attributable to changes in assets and liabilities:
Prepaid expenses and other current assets	97,432	1,739
Accrued expenses and other current liabilities	(437,581)	70,145
Operating lease obligation	(41,449)	(36,771)
Token development obligation	—	(324,178)

Net cash used in operating activities	(2,767,394)	(2,033,321)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(1,456)	(67,287)
Purchase of property and equipment	(49,481)	—
Purchase consideration paid for asset acquisition, net of cash acquired	(98,969)	—

Net cash used in investing activities	(149,906)	(67,287)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock under Reg D offering	1,122,409	460,000

Net decrease in cash	(1,794,891)	(1,640,608)

Cash, beginning of period	8,769,439	5,254,118

Cash, end of period	$6,974,548	$3,613,510

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest	$—	$—

Cash paid during the year for income taxes	$—	$—

See accompanying notes to the undaudited consolidated financial statements.

F-5

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 1 – NATURE OF OPERATIONS

Organization

Prometheum, Inc. (“Prometheum”, “we”, “us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of developing, building out and commercializing an integrated network, which is referred to as the “Prometheum Network,” for the issuance, trading, clearing, and settlement of blockchain protocol based Digital Asset Securities, which the Company refers to as “Smart Security Tokens”™ (“SSTs”). The Company believes that SST Digital Asset Securities are “securities” as defined under the Securities Act and as such their issuance and trading are subject to Federal and State securities laws.

Prometheum Ember ATS, Inc. (“Prometheum ATS”, “PEATS”), a wholly owned subsidiary, was formed on February 27, 2018 as a New York corporation. Prometheum ATS has registered to become a securities broker/dealer. Prometheum ATS will hold and/or introduce those who open accounts for the purchase and sale of tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transactions of tokenized securities. On July 16, 2021, PEATS Broker-Dealer/ATS was accepted for membership in FINRA and executed its FINRA membership agreement.

In October 2020, the Company entered into an agreement to purchase Manorhaven Capital, LLC (“Manorhaven”), a Delaware limited-liability company. The Company completed the acquisition on February 12, 2021 and became a wholly owned subsidiary of the Company. Manorhaven is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) (see Note 4).

Prometheum Capital, LLC (“Prometheum Capital”), a wholly owned subsidiary, was formed in January 2021 as a Delaware limited liability company and is in the process of registering as a broker-dealer.

Prometheum Japan, Inc. (“Prometheum Japan”) is a wholly owned subsidiary that was formed on April 24, 2021 to build, develop, operate and maintain an infrastructure to allow the public to buy and sell Digital Asset Securities on an alternative trading system operating under the securities laws of Japan.

The Company is designing Ember Tokens to function as the fungible value source for the Prometheum Network. The Company believes, of which no assurance can be given, that the operation of the Prometheum Network will function as the value driver of the Ember Tokens (or derivative securities exercisable or exchangeable for Ember Tokens). The Company believes that the value of Ember Tokens will primarily be a function of supply and demand, and that therefore more transactions on the Prometheum Network, each of which will require the use of Ember Tokens, should result in increased demand for Ember Tokens. As currently envisioned, Ember tokens will be the only way of paying transaction “gas” payments on both the Prometheum Core Blockchain and Prometheum Utility Blockchain.

The Company has not commenced any operations and activities to date and have been devoted to developing the technology and infrastructure necessary to launch the Prometheum Network. When completed, the Company intends the Prometheum Network to be an SST Digital Asset Securities platform that will (i) allow issuers seeking to raise capital through the creation and distribution of SST Digital Asset Securities to conduct their offerings in compliance with securities laws; and (ii) provide the infrastructure necessary to allow for secondary-market trading of SST Digital Asset Securities. The Company believes that the Prometheum Network will provide the infrastructure to compliantly service the entire SST Digital Asset Securities lifecycle.

F-6

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 1 – NATURE OF OPERATIONS (Continued)

On January 28, 2021, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-six reverse stock split of its outstanding shares of common stock. As a result of the reverse stock split, every six shares of the Company’s outstanding pre-reverse split common stock were combined and reclassified into one share of common stock. Unless otherwise noted, all share and per share data included in these unaudited consolidated financial statements retroactively reflect the one-for-six reverse stock split.

In April 2021, the Company effected a ten-for-one split of its issued and outstanding Ember tokens and warrants. As a result of the split, every one of the Company’s issued and outstanding pre-split tokens and warrants were split into ten. The authorized number of Ember Tokens increased from 270,000,000 to 2,700,000,000. Unless otherwise noted, all Ember tokens, warrants and token options included in these unaudited consolidated financial statements retroactively reflect the ten-for-one split.

NOTE 2 – UNCERTAINTY AND LIQUIDITY

The unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States “U.S. GAAP”, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses and has an accumulated deficit of approximately $17,100,000, expects to incur further losses in the development of its business and has been dependent on funding operations through the private sale of common stock and Ember warrants; however, based on their current development plans, the Company believes that the existing cash on hand will be sufficient to fund operations for at least the next twelve months following the filing of these unaudited consolidated financial statements.

Management’s plans include continuing to raise additional capital through a Regulation A Offering when approved, up to their qualified maximum offering amount. In December 2020 and further modified in March 2021, the Company entered into a Letter of Intent with Network 1 Financial to do a $37,500,000 firm commitment underwriting consisting of 6,250,000 shares at $6.00 per share.

The Company is currently developing its blockchain technology-based differentiated platform, known as the Prometheum Network, designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market, that will allow issuers seeking to raise capital through the creation and distribution of tokenized securities to conduct their capital raise in a securities law compliant way. The Company also intends to create the infrastructure necessary to allow for after-market trading and processing of tokenized securities.

Initially, the COVID-19 virus slowed the progress of the system, however, management believes that the Company is no longer adversely affected by the virus as its management is geographically decentralized.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Principles of Consolidation

The accompanying unaudited consolidated financial statements are prepared on the accrual basis of accounting in conformity with U.S. GAAP and include the accounts of Prometheum and its wholly-owned subsidiaries. Upon consolidation, all intercompany accounts and transactions are eliminated.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2021 and December 31, 2020 and results of operations for the six months ended June 30, 2021 and 2020 have been made. The results of operations for the periods presented is not necessarily indicative of the results of operations expected for the full year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020.

F-7

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Risk

a)	Cash

The Company maintains cash in bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC), and at times may exceed those limits. At June 30, 2021 and December 31, 2020 there was approximately $6,178,000, and $8,300,000, respectively, on deposit at banks in excess of FDIC limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

b)	Customers

During the six months ended June 30, 2021, Manorhaven provided investment advisory services to one customer that accounted for 100% of revenues.

c)	Labor

During the six months ended June 30, 2021, Manorhaven paid commissions of approximately $5,300,000 to one employee who was responsible for generating the Manorhaven’s investment advisory commission income.

Cash and Cash Equivalents

The Company has defined cash equivalents as highly liquid investments with original maturities of less than 90 days that are not held for sale in the ordinary course of business. As of June 30, 2021 and December 31, 2020, the Company did not hold any cash equivalents.

Use of Estimates

The Company prepares its unaudited consolidated financial statements in conformity with U.S. GAAP. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions which it believes are reasonable in the circumstances and does not believe that any change in those assumptions would have a significant effect on financial position or results of operations. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets, which generally range from five to seven years.

F-8

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Acquisition

The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets in accordance with ASC 805. If the screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the screen test to determine whether an acquisition is a business combination or an acquisition of assets.

If the transaction is determined not to be a business combination, it is accounted for as an asset acquisition. For asset acquisitions, a cost accumulation model is used to determine the cost of an asset acquisition. Direct transaction costs are recognized as part of the cost of an asset acquisition. The Company also evaluates which elements of a transaction should be accounted for as a part of an asset acquisition and which should be accounted for separately. The cost of an asset acquisition, including transaction costs, are allocated to identifiable assets acquired and liabilities assumed based on a relative fair value basis. Goodwill is not recognized in an asset acquisition. Any difference between the cost of an asset acquisition and the fair value of the net assets acquired is allocated to the non-monetary identifiable assets based on their relative fair values.

Intangible Assets and FINRA License

Intangible assets with finite lives have been capitalized and are being amortized over their estimated useful lives. Rights to domain names have an estimated useful life of three years and trademarks have an estimated useful life of ten years.

The Company determined the FINRA license to have an indefinite life. The FINRA license is not dependent on another asset or group of assets that could potentially limit the useful life of the FINRA license. In the future, the recoverability of the license will be tested whenever circumstances indicate that its carrying amount may not be recoverable and tested for impairment.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment review process is based upon an estimate of future undiscounted cash flows. Factors considered that could trigger an impairment review include the following:

•	significant underperformance relative to expected historical or projected future operating results,
•	significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business,
•	significant negative industry or economic trends, and
•	significant technological changes, which would render equipment and manufacturing processes obsolete.

F-9

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets (Continued)

Recoverability of assets that will be used in the Company’s operations is measured by comparing the carrying value of the future net undiscounted cash flows expected to be generated by the asset or asset group. Future undiscounted cash flows include estimates of future revenues, driven by market growth rates, and estimated future costs. Other than the impairment of the prepaid development costs discussed in Note 7, the Company determined that there were no additional impairments to long-lived assets during the six months ended June 30, 2021 and 2020.

General and Administrative

General and administrative expenses primarily include professional fees, executive compensation, commissions, systems consulting and other office expenses.

Research and Development

Research and development costs consist primarily of platform costs related to integrating the Prometheum network. Such costs are expensed as incurred. Prepaid development costs will be expensed over time as each element of the ecosystem is completed. In accordance with FASB Accounting Standards Codification (“ASC”) 985, Software, Costs of Software to be sold, leased or marketed (“ASC 985”), all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Technological feasibility has not been established due to the constant upgrades to technology and rapid advances in the industry. As such, all of the Company’s development costs have been expensed. In accordance with ASC 985, the Company allocates prepaid costs over the period of development. If the Company believes any costs previously capitalized are no longer recoverable, those costs will be considered impaired and expensed in the period that determination is made. The Company anticipates completing the development of these projects during 2021.

Costs are incurred in connection with research and development programs that are expected to contribute to future earnings. Such costs include development costs as discussed above, consultants, labor, and stock-based compensation. These amounts are charged to the unaudited consolidated statements of operations as incurred.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs for the six months ended June 30, 2021 and 2020 was $131,166 and $214,905, respectively.

Revenue Recognition

The Company accounts for its Ember warrant issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). As the Company continues to develop the platform before issuing the first block of Ember tokens (the “Genesis Block”), the Company recognizes revenue over the estimated development period in proportion to development costs incurred over total estimated costs.

In accordance with ASC 606, investment advisory commission income is recognized at the point that performance under the arrangement is completed (generally, the closing date of the transaction). Revenue recognition of retainers and other fees received from customers is generally deferred until an engagement is completed, or terminated.

F-10

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Judgements

The Company’s research and development arrangements include multiple stages in the creation and development of the platform before the issuance of Ember Tokens. When a milestone is development by the Company, judgement is required to determine the percent of the fully developed system that is completed. As of June 30, 2021 and December 31, 2020, the Company believes approximately 72.5% has been completed. There has been no change in the approximation of 72.5% as the Company has been focusing its efforts on the completion of its trading system and development of its blockchain technology.

Stock-based Compensation

Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future.

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The Company recognizes all employee share-based compensation as an expense in the financial statements on a straight-line basis over the requisite service period, based on the terms of the awards. Equity-classified awards principally related to stock options, restricted stock units (“RSUs”) and equity-based compensation, are measured at the grant date fair value of the award. The Company determines grant date fair value of stock option awards using the Black-Scholes option-pricing model. The fair value of RSUs is determined using the fair value of the Company’s common stock on the grant date. For service based vesting grants, expense is recognized ratably over the requisite service period based on the number of options or shares. Stock-based compensation is reversed for forfeitures in the period of forfeiture.

Token Compensation Expense

Token based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. The assumptions used in calculating the fair value of token-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its token-based compensation expense could be materially different in the future.

Loss per Share

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the period.

The following securities have been excluded from the calculation of fully diluted net loss per share as of June 30, 2021 and 2020:

	2021	2020
Common Stock Options	392,227	—
Purchase option on Convertible Preferred Stock	4,567,660	4,211,500
	4,959,887	4,211,500

F-11

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements

Fair value measurements are based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, a fair value hierarchy prioritizes observable and unobservable inputs used to measure fair value into three levels as follows:

Level 1: Valuations are based on quoted prices (unadjusted) in an active market that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Valuations are based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in inactive markets; or model-driven valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.

Level 3: Valuations based on unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs, such as prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”) and minimizes the use of unobservable inputs to the extent possible in their assessment of fair value (See Note 9).

The Company recognizes transfers between levels in the fair value hierarchy at the end of the reporting period. There were no transfers between fair value levels during the six months ended June 30, 2021 or 2020.

Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates.

These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income and deferred token development obligations. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.

The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying consolidated financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and various states and local municipalities. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits in operating expenses. No such interest and penalties have been accrued as of June 30, 2021 and 2020.

F-12

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases

The Company adopted the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the unaudited consolidated balance sheets as both a right-of-use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right-of-use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred. In calculating the right-of-use asset and lease liability, the Company elected to combine lease and non-lease components.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted the guidance in ASU 2019-12 on January 1, 2021 and it did not have a material impact on the Company’s unaudited consolidated financial statements and related disclosures.

NOTE 4 – ASSET ACQUISITION

On February 12, 2021, Prometheum acquired 100% of the member interests in Manorhaven Capital, LLC. Manorhaven was owned 100% by CoinCross LLC (“CoinCross”). Prometheum’s Chairman and Director held a controlling interest in CoinCross and served as the Managing Member of CoinCross since 2014. As such, the acquisition of Manorhaven is considered a related party transaction. The acquisition of Manorhaven included obtaining certain net capital assets, assumption of Manorhaven’s short-term operating lease for office space and use of Manorhaven’s FINRA license to have Manorhaven act as an introducing broker-dealer to Prometheum Capital.

The purchase price of Manorhaven consisted of cash consideration in the amount of $250,000. Consideration paid was allocated as follows:

Cash acquired	$151,031
Property and equipment	2,356
FINRA license	96,613

Total consideration paid	$250,000

The Company determined substantially all of the fair value of Manorhaven was concentrated in a single FINRA license. Accordingly, the acquired single identifiable asset and activities did not meet the definition of a business. As a result, the Company accounted for the transaction as an asset acquisition and allocated the remaining upfront consideration transferred to the FINRA license.

F-13

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 4 – ASSET ACQUISITION (Continued)

Manorhaven’s FINRA license is renewable every year. In accordance with ASC 350, The Company has deemed the rights to this license to have an indefinite life. In determining if the rights to the license has an indefinite or finite life requires management to consider the nature of the renewal process and any additional economic factors, if any, required when renewing this license. The Company currently expects to use and renew the related license indefinitely, and does not believe there are currently any legal, regulatory, or contractual provisions that are expected to limit the useful life of the related FINRA license or indicate that the useful life is other than indefinite. The FINRA license is also not dependent on, or specifically associated with, another asset or group of assets that would limit the useful life of the intangible asset or indicate that the useful life is other than indefinite. The Company’s assumptions regarding their ability to successfully renew or extend the FINRA license is based on Manorhaven’s historical experience. Manorhaven was established in 1998 and they have historically renewed and extended the FINRA license without a lapse in their ability to use the license. The license has also never been revoked. The Company will not incur significant maintenance costs related to the license. The annual fee to maintain the license is much less than the carrying amount of the license and the cost is not expected to prohibit continued renewals of the license in the future. Based on all the factors considered above, management believes it is appropriate to assign an indefinite useful life to the acquisition of the rights for the FINRA license.

Any adjustments to the relative fair values of the assets and liabilities made subsequent to the acquisition date, but within the measurement period, which is up to one year, will be recorded in income or loss.

The Company’s unaudited consolidated financial statements for the six months ended June 30, 2021 include the results of operations of Manorhaven since February 12, 2021 during which period Manorhaven contributed net income of approximately $257,000 and revenue of approximately $5,700,000. On an unaudited pro forma basis, the revenues and net income of the Company assuming the acquisition had occurred on January 1, 2020, are shown below. The unaudited pro forma information does not purport to present what the Company’s actual results would have been had the acquisition occurred on January 1, 2020, nor is the financial information indicative of the results of future operations.

	Six months ended June 30, 2021	Six months ended June 30, 2020
Net revenue	$5,690,000	$1,291,655
Net income (loss)	$(5,113,561)	$(2,302,275)

The pro forma information above includes net revenue and net income from Manorhaven in the amounts of $927,481 and $40,175, respectively, for the six months ended June 30, 2020 and a net loss of $28,882 for the period January 1, 2021 through the date of acquisition.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Computers	$121,948	$72,467
Furniture and fixtures	20,757	18,401
Total cost	142,705	90,868
Less: accumulated depreciation	(35,473)	(25,973)
Property and equipment, net	$107,232	$64,895

F-14

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 5 – PROPERTY AND EQUIPMENT, NET (Continued)

Depreciation expense for the six months ended June 30, 2021 and 2020 amounted to $9,500 and $7,925, respectively.

NOTE 6 – INTANGIBLE ASSETS, NET

As of June 30, 2021 and December 31, 2020 intangible assets, net, consists of the following:

	June 30, 2021	December 31, 2020
Domain name and website	$130,721	$130,721
Trademark	34,748	33,292
Total cost	165,469	164,013
Less: accumulated amortization	(90,251)	(66,761)
Intangible assets, net	$75,218	$97,252

Amortization expense for the six months ended June 30, 2021 and 2020 amounted to $23,490 and $14,164, respectively.

Future amortization as of June 30, 2021 is as follows:

Remainder of 2021	$19,535
2022	23,101
2023	12,607
2024	3,475
2025	3,475
Thereafter	13,025
Total	$75,218

NOTE 7 – SECURITIES PURCHASE AGREEMENT

On December 14, 2018, the Company entered into a Securities Purchase Agreement (SPA) with HashKey Digital Asset Group Limited (“HashKey”), an entity organized under the laws of Hong Kong. Pursuant to the agreement, HashKey purchased 11,479,167 shares of the Company’s Common Stock and 10,150,000 (post-split 101,500,000) Ember warrants for a total purchase price of $12,000,000. Of this amount, $3,000,000 was paid in cash and $9,000,000 was for technology and technology related services and was shown as prepaid development costs on the consolidated balance sheets which had $2,475,000 remaining at December 31, 2020. In connection with this transaction, the Company entered into a Technology Agreement with Shanghai Wanxiang Blockchain Inc (“Wanxiang”), a partner of HashKey, to provide the related technology services.

As of June 30, 2021, the Company no longer uses the services of Wanxiang and has abandoned the technology associated with the SPA. At December 31, 2020, the Company had a balance of $2,475,000 in prepaid development costs. This amount, in accordance with the Company’s research and development expenses policy, has been deemed impaired and recognized as an expense for the six months ended June 30, 2021.

For the six months ended June 30, 2020, $540,000 of development costs were recognized and charged to research and development costs.

F-15

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 7 – SECURITIES PURCHASE AGREEMENT (Continued)

Also pursuant to the SPA, the Company entered into an Investor and Founder Rights Agreement with HashKey that provides HashKey the right to purchase shares of newly issued Series A convertible preferred stock of the Company for $12,500,000. The option, if exercised, will cause the Company to issue one preferred share of Series A Preferred stock, which is convertible into shares of Common Stock equal to 10% of the issued and outstanding shares of Common Stock immediately prior to the exercise date. The Series A Preferred Shares shall be entitled to vote on an “as converted” basis with the Common Stock as a single class and shall have no other voting rights other than as required by Delaware corporate law.

The Series A Preferred Shares shall be entitled in connection with a Liquidation Event, as defined, to be paid a liquidation preference equal to $12,500,000, before any distribution of assets may be made to holders of capital stock ranking junior to the Series A Preferred Shares including the Common Stock. The Purchase Right shall be exercisable during the 30-day period immediately following the date the Company’s broker/dealer ATS receives FINRA and SEC approval to trade cryptographic security tokens, if ever granted. As of July 16, 2021, PEATS Broker-Dealer/ATS has become a FINRA member (See Note 15). As of July 16, 2021, PEATS Broker-Dealer/ATS has become a FINRA member (See Note 15). As of the issuance date of these unaudited consolidated financial statements, the Company has not yet received SEC approval.

NOTE 8 – SOFTWARE PURCHASE AGREEMENT

In August 2019, the Company entered into a Software Purchase Agreement with InteliClear LLC (“InteliClear”) to acquire the source code for a version of InteliClear’s Post Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. Pursuant to the terms of the agreement, the Company issued to InteliClear (i) 208,333 shares of Common Stock, 1,250,000 (12,500,000 post-split) Ember warrants, exercisable to purchase 1,250,000 (post-split 12,500,000) Ember tokens.

Additionally, the Company agreed to pay InteliClear for ongoing support as follows: $5,000 per month terminating upon the live implementation of the system, $300,000 upon PEATS Broker-Dealer/ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS Broker-Dealer/ATS commencement of operations and an additional $150,000 on the second anniversary thereof. During each of the six months ended June 30, 2021 and 2020, $30,000 was recognized as research and development expense.

NOTE 9 – EMBER WARRANT ISSUANCES

The Company issues Ember warrants in connection with research and development arrangements as well as to employees, board members, and consultants as token-based compensation. Each Ember warrant is exercisable into one Ember token for no additional consideration. The term of the warrants is five years from the creation of the Genesis Block of Ember tokens.

Research and Development Arrangements

As of June 30, 2021 and December 31, 2020, Ember Warrants outstanding are comprised of the following:

January 1, 2020	511,900,000
January 2020 through December 2020 Regulation D issuances	178,000,000
October 2020 issuance to an executive	6,539,470
December 31, 2020 and June 30, 2021	696,439,470
F-16

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 9 – EMBER WARRANT ISSUANCES (Continued)

Token Development Obligation

As of June 30, 2021 and December 31, 2020, the Token Development Obligation are comprised of the following:

January 1, 2020	$1,958,705
Issuance of Ember Warrants	725,079
Revenue from token development	(945,045)
December 31, 2020 and June 30, 2021	$1,738,379

NOTE 10 – STOCKHOLDERS’ EQUITY AND UNIT OFFERING

During 2020, in connection with its Regulation D offering, the company received proceeds of $7,679,990 and recorded a subscription receivable of $1,220,010, of which $1,122,409 was allocated to equity and $97,601 was allocated to other current assets, for the issuance of Units comprising of 2,966,667 shares of Common Stock and 17,800,000 (post-split 178,000,000) Ember Warrants. The Company received payment in January 2021.

During 2021, approximately 12,000 shares of common stock were issued to consultants that provided services to the Company and the Company recorded stock based compensation expense of $57,600.

NOTE 11 – INCOME TAXES

Income taxes consist of the following amounts at June 30, 2021 and 2020:

	2021	2020
Federal:
Current	$—	$—
Deferred	1,035,200	499,700
Total Federal Income Taxes	1,035,200	499,700

State and Local:
Current	—	—
Deferred	575,300	273,100
Total State and Local Income Taxes	575,300	273,100

Total Federal and Local Income Taxes	1,610,500	772,800
Less: Valuation allowance	(1,610,500)	(772,800)
Provision for income taxes	$—	$—

F-17

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 11 – INCOME TAXES (Continued)

Deferred taxes consist of the following amounts at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Net operating loss	$5,077,500	$3,459,900
Token development obligation	465,300	465,300
Other	(12,000)	(4,900)
Net	5,530,800	3,920,300
Less: Valuation allowance	(5,530,800)	(3,920,300)
	$—	$—

A reconciliation between the amounts of income tax benefit determined by applying the applicable statutory and effective tax rates at June 30, 2021 and 2020 are compromised of the following:

Federal tax rate	21%
Effect of State and Local taxes	12%
Change in valuation allowance	(33)%
0%

As of June 30, 2021, the Company had net operating loss carry forwards of approximately $15,540,000 that may be offset against future taxable income. The Company established a valuation allowance as of June 30, 2021 and December 31, 2020, which relates to the net operating loss and temporary differences, as it is more likely than not that the deferred tax assets will not be realized.

Ownership changes, as defined in Internal Revenue Code Section 382, may limit the amount of net operating loss carryforwards that can be utilized by the Company annually to offset future taxable income and liability. To date, the Company has not performed an assessment to determine if any net operating and credit carryforwards would be limited.

NOTE 12 – 2019 INCENTIVE PLANS

Stock Options

In August 2019, the Company adopted the Prometheum 2019 Stock Option Plan (Incentive and Non-Incentive) (“2019 SOP”). The Plan provides for the granting of both incentive and non-incentive stock options, to eligible individuals, as defined. The Plan provides for the issuance of up to 2,968,750 shares of the Company’s Common Stock. As of June 30, 2021 there were 2,576,523 options available for issuance.

On April 28, 2021, the Company approved the issuance of 175,666 options to senior executives and several employees in connection with their previously entered into employment agreements. The options expire in October 2025 and vest over a four-year period. The options were valued utilizing the Black-Scholes option pricing model with the following assumptions: exercise price: $4.80; expected volatility: 135.61%; risk-free rate: .61%; expected term: 3.75 years. The grant date fair value was $3.90.

F-18

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 12 – 2019 INCENTIVE PLANS (Continued)

Stock Options (Continued)

As of June 30, 2021 and December 31, 2020, option activity is summarized as follows:

	Options Outstanding	Weighted Average Exercise Price
January 1, 2020	69,167	$1.92
Granted	216,561	$2.94
Exercised	—	$—
Forfeited	(69,167)	$(1.92)
December 31, 2020	216,561	$2.94
Granted	175,666	$4.80
Exercised	—	$—
Forfeited	—	$—
June 30, 2021	392,227	$3.77

The following table summarizes information regarding stock options outstanding at June 30, 2021:

		Weighted Average Remaining		Options Exercisable Weighted Average
Ranges of Price	Options Outstanding	Contractual Life	Exercise Price	Options Exercisable	Exercise Price
$1.50	33,226	2.65	$1.50	15,181	$1.50
$3.20	183,335	4.00	$3.20	—	$—
$4.80	175,666	4.33	$4.80	—	$—
$1.50 - $4.80	392,227	4.03	$3.77	15,181	$1.50

As of June 30, 2021 there was $1,016,781 of unrecognized compensation cost related to non-vested options granted, which will be recognized over the next three to four years. For the six months ended June 30, 2021, the Company recorded stock based compensation expense of $96,510.

Token Options

In August 2019, the Company adopted the Prometheum 2019 Token Option Plan (Incentive and Non-Incentive) (“2019 TOP”). The Plan provides for the issuance of up to 5,000,000 (post-split 50,000,000) of the Company’s Ember tokens. As of June 30, 2021 there are 4,683,440 (post-split 46,834,400) token options available for issuance.

On April 28, 2021, the Company approved the issuance of 170,560 (post-split 1,705,600) token options to senior executives and several employees in connection with their previously entered into employment agreements. The options expire in October 2025 and vest over a four-year period.

F-19

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 12 – 2019 INCENTIVE PLANS (Continued)

Token Options (Continued)

As of June 30, 2021 and December 31, 2020, option activity is summarized as follows:

	Options Outstanding	Weighted Average Exercise Price
January 1, 2020	2,800,000	$0.025
Granted	1,460,000	$0.025
Exercised	—	$—
Forfeited	(2,800,000)	$(0.025)
December 31, 2020	1,460,000	$0.025
Granted	1,705,600	$0.025
Exercised	—	$—
Forfeited	—	$—
June 30, 2021	3,165,600	$0.025

The following table summarizes information regarding token options outstanding at June 30, 2021:

		Weighted Average Remaining		Options Exercisable Weighted Average
Ranges of Price	Options Outstanding	Contractual Life	Exercise Price	Options Exercisable	Exercise Price

$0.025	1,460,000	2.69	$0.025	581,215	$0.025
$0.025	1,705,600	4.33	$0.025	—	$0.025

$0.025	3,165,600	3.57	$0.025	581,215	$0.025

Token based compensation expense has been deemed de minimis and has not been recorded in the accompanying unaudited consolidated financial statements.

NOTE 13 – RISKS RELATED TO DIGITAL ASSETS

Software

The Company no longer uses Wanxiang as their sole project developer. The Company’s current systems have been created internally and are the sole property of the Company and all the rights related thereto belong to the Company. The loss of the services of Wanxiang have no adverse effect on the ability of the Company to develop, operate or maintain the Prometheum Network because the skillset required to successfully develop its blockchain system is internal to the Company.

F-20

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 13 – RISKS RELATED TO DIGITAL ASSETS (Continued)

Digital Assets are Currently Unregulated

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, the blockchain and Ember tokens, and new international, federal, state and local regulations or policies may materially adversely affect the Company and the value of the Ember tokens. The Ember tokens are novel, and the application of U.S. federal and state securities laws is unclear in certain respects. Because of the differences between the Ember tokens and traditional securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Ember tokens. In addition, because of the novel risks posed by the tokens, it is possible that securities regulators may interpret laws in a manner that adversely affects the Company or the value of the Ember tokens.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely impact the permissibility of the Ember tokens, tokens generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including the Ember tokens, the blockchain and the network. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, the Ember tokens, and the network, which could have similar effects to new policies adopted by government bodies.

Any future regulatory actions applicable to the Ember tokens, the blockchain, the network and related activities could severely impact the financial position, results of operations, and cash flows of the Company. The Company may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of the Company’s business, operations and network. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires the Company to spend significant time and effort, which could potentially deplete the Company’s resources. It could also result in negative publicity. Regulatory change could even potentially result in the Ember tokens or certain operations being viewed as impermissible, which could result in a need for the Company to dramatically alter or cease activities. Regulatory action could also affect the rights of holders of the Ember tokens, for example by severely limiting the ability of holders to transfer or sell their tokens.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the Company, its results of operations and the Ember tokens, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the tokens, and the structure, rights and transferability of the Ember tokens.

NOTE 14 – RELATED PARTY AND OTHER COMMITMENTS

Martin H. Kaplan, the Chairman of the Board, Aaron L. Kaplan and Benjamin S. Kaplan, members of the Board of Directors and Co-Chief Executive Officers, Scott Goldstein a member of the Board of Directors, and Lawrence G. Nusbaum, a minority stockholder, are attorneys associated with Gusrae Kaplan Nusbaum (“GKN”), which serves as the Company’s outside counsel. Both Prometheum and Manorhaven each lease office space, pursuant to month-to-month leases from GKN for $7,000 per month each. Total rent expense for the six months ended June 30, 2021 and 2020 was approximately $83,000 and $40,000, respectively. The Company has classified these leases as an operating leases. Additionally, the Company also has legal expenses paid to GKN for the six months ended June 30, 2021 and 2020 of approximately $265,000 and $180,000, respectively.

F-21

PROMETHEUM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

NOTE 14 – RELATED PARTY AND OTHER COMMITMENTS (Continued)

The following summarizes quantitative information about Prometheum’s operating lease.

Discount rate – operating leases	1.67%

Maturities of the Company’s operating leases liabilities are as follows:

Year ended December 31, 2021	$42,000

Less: Present value discount	(204)

Operating lease liabilities	$41,796

Spark Transfer Services Inc., a New York corporation, an SEC registered transfer agent, has been formed to provide transfer agent services with respect to Ember Tokens to participants on the Prometheum Network. Spark has not commenced operations and does not expect to commence operations until the launch of the Prometheum Network. Spark intends to develop its systems so as to facilitate the use of the Prometheum Network by issuers and Ember Token investors. Spark is an affiliate, through common control, of Prometheum Inc.

See Note 7 for commitments related to the SPA and the Investor and Founder Rights Agreement with HashKey that provides HashKey the right to purchase shares of newly issued Series A convertible preferred stock.

NOTE 15 – SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the unaudited consolidated balance sheet through October 27, 2021, the date the unaudited consolidated financial statements were available to be issued.

On July 16, 2021, PEATS Broker-Dealer/ATS was accepted for membership in FINRA and executed its FINRA membership agreement.

On October 20, 2021, the Company entered into an Omnibus Agreement, whereby Wanxiang and HashKey agreed to the abrogation of the HashKey option to purchase an additional ten percent of the Company’s common stock. In addition, all prior agreements between the Company, Wanxiang and HashKey were abrogated, and the Company exchanged general releases with Wanxiang and HashKey through the date of the Omnibus Agreement. The Omnibus Agreement continued the prior company and shareholder obligation to elect Dr. Xiao Feng to the Company’s Board of Directors and Wanxiang and HashKey agreed to vote their shares to elect the managements six directors.

Wanxiang and HashKey agreed to a non-compete in the “Trade Area” (North America) for five years in the digital securities marketplace.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Prometheum, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Prometheum, Inc. and Subsidiary (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2021 and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter — Uncertainties Related to Digital Assets

In forming our opinion we have considered the adequacy of the disclosures included in Note 12 to the consolidated financial statements concerning, among other things, the risks and uncertainties related to the Company’s involvement in digital assets and the underlying technology. The risks and rewards to be recognized by the Company associated with its involvement in digital assets will be dependent on many factors outside of the Company’s control. Uncertainties related to the regulatory regimes governing blockchain technologies, digital assets, cryptocurrency exchanges and new international, federal, state and local regulations or policies may materially adversely affect the Company and the value of the Ember Tokens. The currently unregulated and immature nature of digital assets including clearing, settlement, custody and trading mechanisms and the dependency on information technology to sustain the continuity of digital assets all subject digital assets to unique risks of theft, loss, or other misappropriation. Furthermore, these factors also contribute to the significant uncertainty with respect to the future viability and value of digital assets and the Company. Our opinion is not modified in respect to this matter.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

New York, New York

April 13, 2021 (except for the matter added and described in Notes 1 and 14, as to which the date is June 2, 2021 and the matter added and described in Note 15, as to which is dated October 27, 2021)

F-23

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
Current assets
Cash	$8,769,439	$5,254,118
Prepaid development costs	2,475,000	3,150,000
Prepaid expenses and other current assets	163,972	8,333

Total current assets	11,408,411	8,412,451

Property and equipment, net	64,895	74,696
Operating lease right-of-use asset, net	73,912	146,453
Intangible assets, net	97,252	65,039

Total assets	$11,644,470	$8,698,639

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses and other current liabilities	$643,193	$141,365
Token development obligation	1,738,379	1,958,705
Operating lease obligation, current	83,245	77,875

Total current liabilities	2,464,817	2,177,945

Operating lease obligation, net of current	—	83,245

Total liabilities	2,464,817	2,261,190

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 shares issued and outstanding	$—	$—
Common stock, $0.00001 par value, 500,000,000 shares authorized, as of December 31, 2020 and 2019, 45,664,584 and 41,948,333, shares issued and outstanding, respectively	456	419
Additional paid-in capital	22,317,511	13,461,981
Stock subscription receivable	(1,122,409)	—
Accumulated deficit	(12,015,905)	(7,024,951)

Total stockholders’ equity	9,179,653	6,437,449

Total liabilities and stockholders’ equity	$11,644,470	$8,698,639

The accompanying notes are an integral part of these consolidated financial statements.

F-24

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Revenue from token development obligations	$945,405	$3,687,595

Expenses
General and administrative expenses	4,991,382	3,090,461
Research and development	944,977	6,499,920

Total expenses	5,936,359	9,590,381

Net loss	$(4,990,954)	$(5,902,786)

Net loss per share, basic and diluted	$(0.117)	$(0.147)

Weighted average common shares outstanding, basic and diluted	42,499,640	40,091,543

The accompanying notes are an integral part of these consolidated financial statements.

F-25

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common Stock		Additional	Accumulated	Stock Subscription
	Shares	Amount	Paid-in Capital	Deficit	Receivable	Total
Balance, January 1, 2019	39,583,333	$396	$6,934,604	$(1,122,165)	$—	$5,812,835

Issuance of common stock, on a one-for-one basis to holder of the Ember Warrants, see Note 9	806,667	8	2,226,392	—	—	2,226,400

Issuance of common stock under Reg D offering, see Note 9	1,350,000	13	3,725,987	—	—	3,726,000

Issuance of common stock under software purchase agreement, see Note 9	208,333	2	574,998	—	—	575,000

Net loss	—	—	—	(5,902,786)	—	(5,902,786)

Balance, December 31, 2019	41,948,333	419	13,461,981	(7,024,951)	—	6,437,449

Issuance of common stock under Reg D offering, net see Note 9	2,966,667	30	7,745,470	—	(1,122,409)	6,623,091

Issuance of common stock, see Note 9	749,584	7	1,109,368	—	—	1,109,375

Stock-based compensation, see Note 11	—	—	692	—	—	692

Net loss	—	—	—	(4,990,954)	—	(4,990,954)

Balance, December 31, 2020	45,664,584	$456	$22,317,511	$(12,015,905)	$(1,122,409)	$9,179,653

The accompanying notes are an integral part of these consolidated financial statements.

F-26

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,990,954)	$(5,902,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53,680	35,063
Amortization of operating lease right-of-use asset	72,541	71,765
Stock-based compensation	1,110,067	—
Prepaid development costs in connection with SPA, see Note 6	675,000	5,850,000
Noncash consideration paid for software purchase agreement	—	625,000
Change in cash attributable to changes in assets and liabilities:
Prepaid expenses and other current assets	(95,639)	(8,333)
Accrued expenses and other current liabilities	501,828	116,365
Operating lease obligation	(77,875)	(57,098)
Token development obligation	(220,326)	(3,313,595)

Net cash used in operating activities	(2,971,678)	(2,583,619)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,366)	(72,552)
Purchase of intangible assets	(69,726)	(22,445)

Net cash used in investing activities	(76,092)	(94,997)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred financing costs	(60,000)	—
Proceeds from issuance of common stock under Reg D offering	6,623,091	3,726,000

Net cash provided by financing activities	6,563,091	3,726,000

Net increase in cash	3,515,321	1,047,384

Cash, beginning of year	5,254,118	4,206,734

Cash, end of year	$8,769,439	$5,254,118

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest	$—	$—

Cash paid during the year for income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

Issuance of common stock, on a one-for-one basis to holder of the Ember Warrants	$—	$2,226,400

Adoption of Accounting Standards Codification 842, Leases
Operating lease right of use asset	$—	$218,218

Operating lease right of use liability	$—	$218,218

The accompanying notes are an integral part of these consolidated financial statements.

F-27

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 – NATURE OF OPERATIONS

Organization

On January 28, 2021, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-six reverse stock split of its outstanding shares of common stock. As a result of the reverse stock split, every six shares of the Company’s outstanding pre-reverse split common stock were combined and reclassified into one share of common stock. Unless otherwise noted, all share and per share data included in these consolidated financial statements retroactively reflect the one-for-six reverse stock split.

In April 2021, the Company effected a ten-for-one split of its outstanding Ember tokens and warrants. As a result of the split, every one of the Company’s outstanding pre-split tokens and warrants were split into ten. The authorized number of Ember Tokens increased from 270,000,000 to 2,700,000,000. Unless otherwise noted, all Ember tokens and warrants included in these consolidated financial statements retroactively reflect the ten-for-one split.

Prometheum, Inc. (“Prometheum”, “we”, “us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of developing, building out and commercializing an integrated network, which is referred to as the “Prometheum Network,” for the issuance, trading, clearing, and settlement of blockchain protocol based Digital Asset Securities, which the Company refers to as “Smart Security Tokens”™ (“SSTs”). The Company believes that SST Digital Asset Securities are “securities” as defined under the Securities Act and as such their issuance and trading are subject to Federal and State securities laws.

Prometheum Ember ATS, Inc. (“Prometheum ATS”, “PEATS”), a wholly owned subsidiary, was formed on February 27, 2018 as a New York corporation. Prometheum ATS is in the process of registering to become a securities broker/dealer. After its registration as a broker/dealer, Prometheum ATS will hold and/or introduce those who open accounts for the purchase and sale of tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transactions of tokenized securities.

The Company is designing Ember Tokens to function as the fungible value source for the Prometheum Network. The Company believes, of which no assurance can be given, that the operation of the Prometheum Network will function as the value driver of the Ember Tokens (or derivative securities exercisable or exchangeable for Ember Tokens). The Company believes that the value of Ember Tokens will primarily be a function of supply and demand, and that therefore more transactions on the Prometheum Network, each of which will require the use of Ember Tokens, should result in increased demand for Ember Tokens. As currently envisioned, Ember tokens will be the only way of paying transaction “gas” payments on both the Prometheum Core Blockchain and Prometheum Utility Blockchain.

The Company has not commenced any operations and activities to date have been devoted to developing the technology and infrastructure necessary to launch the Prometheum Network. When completed, the Company intends the Prometheum Network to be an SST Digital Asset Securities platform that will (i) allow issuers seeking to raise capital through the creation and distribution of SST Digital Asset Securities to conduct their offerings in compliance with securities laws; and (ii) provide the infrastructure necessary to allow for secondary-market trading of SST Digital Asset Securities. The Company believes that the Prometheum Network will provide the infrastructure to compliantly service the entire SST Digital Asset Securities lifecycle.

F-28

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 2 – UNCERTAINTY AND LIQUIDITY

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States "U.S. GAAP", which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses and has an accumulated deficit of approximately $12,000,000, expects to incur further losses in the development of its business and has been dependent on funding operations through the private sale of common stock and Ember warrants; however, based on their current development plans, the Company believes that the existing cash on hand will be sufficient to fund operations for at least the next twelve months following the filing of these consolidated financial statements.

Management’s plans include continuing to raise additional capital through a Regulation A Offering when approved, up to their qualified maximum offering amount. In December 2020 and further modified in March 2021, the Company entered into a Letter of Intent with Network 1 Financial to do a $37,500,000 firm commitment underwriting consisting of 6,250,000 shares at $6.00 per share.

The Company is currently developing its blockchain technology-based differentiated platform, known as the Prometheum Network, designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market, that will allow issuers seeking to raise capital through the creation and distribution of tokenized securities to conduct their capital raise in a securities law compliant way. The Company also intends to create the infrastructure necessary to allow for after-market trading and processing of tokenized securities.

Initially, the COVID-19 virus slowed the progress of the system, however, management believes that the Company is no longer adversely affected by the virus as its management is geographically decentralized.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Principles of Consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in conformity with U.S. GAAP and include the accounts of Prometheum and its wholly-owned subsidiary, Prometheum ATS. Upon consolidation, all intercompany accounts and transactions are eliminated.

Concentration of Risk

The Company maintains cash in bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC), and at times may exceed those limits. At December 31, 2020 and 2019, there was approximately $8,300,000 and $4,913,000 on deposit at banks in excess of FDIC limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

F-29

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company has defined cash equivalents as highly liquid investments with original maturities of less than 90 days that are not held for sale in the ordinary course of business. As of December 31, 2020 and 2019, the Company did not hold any cash equivalents.

Adoption of Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820)—Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted the guidance in ASU 2018-13 on January 1, 2020 and it did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with U.S. GAAP. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions which it believes are reasonable in the circumstances and does not believe that any change in those assumptions would have a significant effect on financial position or results of operations. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets, which generally range from five to seven years.

Intangible Assets

Intangible assets have been capitalized and are being amortized over their estimated useful lives. Rights to domain names have an estimated useful life of three years and trademarks have an estimated useful life of ten years. Both are classified as finite-lived intangible assets.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment review process is based upon an estimate of future undiscounted cash flows. Factors considered that could trigger an impairment review include the following:

F-30

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets (Continued)

-	significant underperformance relative to expected historical or projected future operating results,
-	significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business,
-	significant negative industry or economic trends, and
-	significant technological changes, which would render equipment and manufacturing processes obsolete.

Recoverability of assets that will be used in the Company’s operations is measured by comparing the carrying value of the future net undiscounted cash flows expected to be generated by the asset or asset group. Future undiscounted cash flows include estimates of future revenues, driven by market growth rates, and estimated future costs. The Company determined that there were no impairments to long-lived assets during the years ended December 31, 2020 and 2019.

General and Administrative

General and administrative expenses primarily include professional fees, executive compensation, systems consulting and other office expenses.

Research and Development

Research and development costs consist primarily of platform costs related to integrating the Prometheum network. Such costs are expensed as incurred. Prepaid development costs will be expensed over time as each element of the ecosystem is completed. In accordance with FASB Accounting Standards Codification (“ASC”) 985, Software, Costs of Software to be sold, leased or marketed (“ASC 985”), all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Technological feasibility has not been established due to the constant upgrades to technology and rapid advances in the industry. As such, all of the Company’s development costs have been expensed. In accordance with ASC 985, the Company allocates prepaid costs over the period of development. The Company expects to complete the development of these projects during 2021. Costs are incurred in connection with research and development programs that are expected to contribute to future earnings. Such costs include development costs as discussed above, consultants, labor, and stock-based compensation. These amounts are charged to the consolidated statement of operations as incurred.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs for the years ended December 31, 2020 and 2019 was $266,592 and $152,491, respectively.

Revenue Recognition

The Company accounts for its Ember warrant issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). As the Company continues to develop the platform before issuing the first block of Ember tokens (the “Genesis Block”), the Company recognizes revenue over the estimated development period in proportion to development costs incurred over total estimated costs.

F-31

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Judgments

The Company's research and development arrangements include multiple stages in the creation and development of the platform before the issuance of Ember tokens. When a milestone is developed by the Company, judgment is required to determine the percent of the fully developed system that is completed. As of December 31, 2020 and 2019, the Company believes approximately 72.5% and 65%, respectively, has been completed.

Stock-based Compensation

Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future.

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The Company recognizes all employee share-based compensation as an expense in the financial statements on a straight-line basis over the requisite service period, based on the terms of the awards. Equity-classified awards principally related to stock options, restricted stock units (“RSUs”) and equity-based compensation, are measured at the grant date fair value of the award. The Company determines grant date fair value of stock option awards using the Black-Scholes option-pricing model. The fair value of RSUs is determined using the fair value of the Company’s common stock on the grant date. For service based vesting grants, expense is recognized ratably over the requisite service period based on the number of options or shares. Stock-based compensation is reversed for forfeitures in the period of forfeiture.

Token Compensation Expense

Token based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. The assumptions used in calculating the fair value of token-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its token-based compensation expense could be materially different in the future.

Loss per Share

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the period.

The following securities have been excluded from the calculation of fully diluted net loss per share as of December 31, 2020 and 2019:

	2020	2019
Common Stock Options	216,561	69,167
Purchase option on Convertible Preferred Stock	4,566,458	4,194,833

	4,783,019	4,264,000

F-32

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements

Fair value measurements are based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, a fair value hierarchy prioritizes observable and unobservable inputs used to measure fair value into three levels as follows:

Level 1: Valuations are based on quoted prices (unadjusted) in an active market that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Valuations are based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in inactive markets; or model-driven valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.

Level 3: Valuations based on unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs, such as prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”) and minimizes the use of unobservable inputs to the extent possible in their assessment of fair value (See Note 8).

The Company recognizes transfers between levels in the fair value hierarchy at the end of the reporting period. There were no transfers between fair value levels during the years ended December 31, 2020 and 2019.

Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates.

These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income and deferred token development obligations. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.

The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying consolidated financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and various states and local municipalities. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits in operating expenses. No such interest and penalties have been accrued as December 31, 2020 and 2019.

F-33

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases

The Company adopted the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheets as both a right-of-use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right-of-use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred. In calculating the right-of-use asset and lease liability, the Company elected to combine lease and non-lease components.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted the guidance in ASU 2019-12 on January 1, 2021 and it did not have a material impact on the Company’s consolidated financial statements and related disclosures.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following as of December 31, 2020 and 2019:

	2020	2019
Computers	$72,467	$66,101
Furniture and fixtures	18,401	18,401

Total cost	90,868	84,502
Less: accumulated depreciation	(25,973)	(9,806)

Property and equipment, net	$64,895	$74,696

Depreciation expense for the years ended December 31, 2020 and 2019 amounted to $16,167 and $9,806, respectively.

F-34

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 5 – INTANGIBLE ASSETS, NET

As of December 31, 2020 and 2019 intangible assets, net, consists of the following:

	2020	2019
Domain name and website	$130,721	$71,842
Trademark	33,292	22,445

Total cost	164,013	94,287
Less: accumulated amortization	(66,761)	(29,248)

Intangible assets, net	$97,252	$65,039

Amortization expense for the years ended December 31, 2020 and 2019 amounted to $37,513 and $25,257, respectively.

Future amortization as of December 31, 2020 is as follows:

2021	$42,912
2022	22,956
2023	12,460
2024	3,329
2025	3,329
Thereafter	12,266

Total	$97,252

NOTE 6 – SECURITIES PURCHASE AGREEMENT

On December 14, 2018, the Company entered into a Securities Purchase Agreement (SPA) with HashKey Digital Asset Group Limited (“HashKey”), an entity organized under the laws of Hong Kong. Pursuant to the agreement, HashKey purchased 68,875,000 (post-split 11,479,167) shares of the Company’s Common Stock and 10,150,000 (post-split 101,500,000) Ember warrants for a total purchase price of $12,000,000. Of this amount, $3,000,000 was paid in cash and $9,000,000 was for technology and technology related services and was shown as prepaid development costs on the consolidated balance sheets. In connection with this transaction, the Company entered into a Technology Agreement with Shanghai Wanxiang Blockchain Inc (“Wanxiang”), a partner of HashKey, to provide the related technology services.

F-35

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 6 – SECURITIES PURCHASE AGREEMENT (Continued)

In accordance with the Company’s research and development expenses policy, a total of $675,000 and $5,850,000, respectively, of development costs were recognized for the years ended December 31, 2020 and 2019 and were charged to research and development costs. As of December 31, 2020 and 2019, the balance in prepaid development costs was $2,475,000 and $3,150,000, respectively.

Also pursuant to the SPA, the Company entered into an Investor and Founder Rights Agreement with HashKey that provides HashKey the right to purchase shares of newly issued Series A convertible preferred stock of the Company for $12,500,000. The option, if exercised, will cause the Company to issue one preferred share of Series A Preferred stock, which is convertible into shares of Common Stock equal to 10% of the issued and outstanding shares of Common Stock immediately prior to the exercise date. The Series A Preferred Shares shall be entitled to vote on an “as converted” basis with the Common Stock as a single class and shall have no other voting rights other than as required by Delaware corporate law.

The Series A Preferred Shares shall be entitled in connection with a Liquidation Event, as defined, to be paid a liquidation preference equal to $12,500,000, before any distribution of assets may be made to holders of capital stock ranking junior to the Series A Preferred Shares including the Common Stock. The Purchase Right shall be exercisable during the 30-day period immediately following the date the Company’s broker/dealer ATS receives Financial Industry Regulatory Authority (“FINRA”) and Securities and Exchange Commission (“SEC”) approval to trade cryptographic security tokens, if ever granted. As of the issuance date of these consolidated financial statements, this approval has not been granted.

NOTE 7 – SOFTWARE PURCHASE AGREEMENT

In August 2019, the Company entered into a Software Purchase Agreement with InteliClear LLC (“InteliClear”) to acquire the source code for a version of InteliClear’s Post Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. Pursuant to the terms of the agreement, the Company issued to InteliClear (i) 1,250,000 (post-split 208,333) shares of Common Stock, 1,250,000 (12,500,000 post-split) Ember warrants, exercisable to purchase 1,250,000 (12,500,000 post-split) Ember tokens. The Company allocated $575,000 to Common Stock and $50,000 to Ember warrant development arrangements. The entire purchase price of $625,000 was charged to research and development expense pursuant to ASC 985 as technological feasibility has not been established due to the constant upgrades to technology and rapid advances in the industry.

Additionally, the Company agreed to pay InteliClear for ongoing support as follows: $5,000 per month terminating upon the live implementation of the system, $300,000 upon PEATS Broker-Dealer/ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS Broker-Dealer/ATS commencement of operations and an additional $150,000 on the second anniversary thereof. During year ended December 31, 2020 and 2019, $60,000 and $0 was recognized as research and development expense, respectively.

F-36

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 8 – EMBER WARRANT ISSUANCES

The Company issues Ember warrants in connection with research and development arrangements as well as to employees, board members, and consultants as token-based compensation. Each Ember warrant is exercisable into one Ember token for no additional consideration. The term of the warrants is five years from the creation of the Genesis Block of Ember tokens.

Research and Development Arrangements

As of December 31, 2020 and 2019, Ember Warrants outstanding are comprised of the following:

January 1, 2019	417,400,000

August 2019 issuance in connection with Software Purchase Agreement	12,500,000

January 2019 through December 2019 Regulation D issuances	82,000,000

December 31, 2019	511,900,000

January 2020 through December 2020 Regulation D issuances	178,000,000

October 2020 issuance to an executive	6,539,470

December 31, 2020	696,439,470

In July 2019, the Company issued 100,000 (post-split 1,000,000) Ember warrants for total proceeds of $50,000 in connection with the Company’s Regulation D Offering.

In August 2019, in connection with a Software Purchase Agreement, the Company issued 1,250,000 (post-split 12,500,000) Ember warrants for total consideration of $50,000 (See Note 7).

From October through December 31, 2019, in connection with its Regulation D offering, the Company issued units comprising of common stock and Ember warrants, which resulted in the Company issuing an additional 8,100,000 (post-split 81,000,000) Ember warrants. The Company allocated $324,000 of the proceeds upon the issuance of these warrants to deferred token obligation (See Note 9).

During 2020, in connection with its Regulation D offering, the Company issued units comprising of Common Stock and Ember warrants, which resulted in the Company issuing an additional 17,800,000 (post-split 178,000,000) Ember warrants. The Company allocated $712,000 to deferred token development obligation upon the issuance of these warrants (See Note 9).

In October 2020, the Company granted Ember warrants exercisable to purchase 653,947 (post-split 6,539,470) Ember tokens to a senior executive of the Company.

F-37

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 8 – EMBER WARRANT ISSUANCES (Continued)

Token Development Obligation

As of December 31, 2020 and 2019, the Token Development Obligation are comprised of the following:

January 1, 2019	$7,448,700

Revaluation of token development obligation upon modifiction of Regulation D offering	(2,226,400)

Issuance of Ember Warrants	424,000

Revenue from token development	(3,687,595)

December 31, 2019	1,958,705

Issuance of Ember Warrants	725,079

Revenue from token development obligation	(945,405)

December 31, 2020	$1,738,379

NOTE 9 – STOCKHOLDERS’ EQUITY AND UNIT OFFERING

During 2018 and through July 2019, the Company raised capital under a Regulation D Offering through the issuance of Ember warrants at a price of $0.50 (post-split $0.05) per warrant (See Note 8).

During 2019, as the Company began to develop the Network, the underlying vision and strategy of the Network became more advanced. As a result, the Ember Token began to play a significantly reduced role in the Prometheum ecosystem. Hence, there was a shift in the value from the Ember Token to the overall Prometheum Network as a whole.

In August 2019, as a result of the strategic changes in the vison and strategy for the technology build, the Company modified the Regulation D Offering to issue a Unit at $0.50 (post-split $3.00), consisting of one share of Common Stock and one Ember warrant.

Upon modification of the terms of the Regulation D Offering, the Company determined it was necessary to bifurcate the value of the Offering price of $0.50 (post-split $3.00) per Unit between the Common Stock and Ember warrants delivered.

The Company engaged a third-party valuation consultant to determine the fair value the Ember warrants upon the modification of the Regulation D Offering. The consultant used a hybrid method, relying on the income approach, the Merger and Acquisition method, the Guideline IPO method and the cost approach to determine the fair value of the Ember warrant. The consultant determined the fair value of the Ember warrant to be $0.04 (post-split $0.004).

F-38

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 9 – STOCKHOLDERS’ EQUITY AND UNIT OFFERING (Continued)

In connection with the modification of the Regulation D offering, the Company issued 4,840,000 (post-split 806,667) shares of Common Stock, on a one-for-one basis, to holders of the Ember warrants previously issued in the Company’s prior Regulation D offering. As a result of this issuance, the Company modified the token development obligation related to these holders to record the value received in the subsequent issuance of Common Stock.

Using the residual value method, the Company allocated the remaining proceeds per Unit of $0.46 (post-split $2.96) to Common Stock and additional paid-in capital. The modification resulted in the recognition of $2,226,400 to Common Stock and additional paid-in capital and a reduction of the token development obligation by the same amount.

In August 2019, pursuant to a Software Purchase Agreement the Company issued 1,250,000 (post-split 208,333) shares of the Company’s common stock for total consideration of $575,000 (See Note 7).

From October through December 31, 2019, in connection with its Regulation D offering, the Company issued units comprising of common stock and Ember warrants, which resulted in the Company issuing an additional 8,100,000 (post-split 1,350,000) common stock. The Company allocated $3,726,000 to equity for the issuance of common stock (See Note 8).

During 2020, in connection with its Regulation D offering, the Company received proceeds of $7,679,990 and recorded a subscription receivable of $1,220,010, of which $1,122,409 was allocated to equity and $97,601 was allocated to other current assets, for the issuance of Units comprising of 17,800,000 (post-split 2,966,667) shares of Common Stock and 17,800,000 ((post-split 178,000,000) Ember Warrants. The Company allocated $712,000 to deferred token development obligation and the remaining $8,188,000 was allocated to Common Stock. The Company incurred $442,500 in commission fees associated with raising funds for the Regulation D offering.

In October 2020, the Company granted 4,437,500 (post-split 739,584) shares of restricted Common Stock to a senior executive of the Company. The Company recorded $1,109,375 upon the issuance of these shares to stock-based compensation.

NOTE 10 – INCOME TAXES

Income taxes consist of the following amounts at December 31:

	2020	2019
Federal:
Current	$—	$—
Deferred	1,055,900	1,231,300
Total Federal Income Taxes	1,055,900	1,231,300

State and Local:
Current	—	—
Deferred	582,100	713,000
Total State and Local Income Taxes	582,100	713,000
Total Federal, State and Local Income Taxes	1,638,000	1,944,300
Less: Valuation allowance	(1,638,000)	(1,944,300)
Provision for income taxes	$—	$—

F-39

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 10 – INCOME TAXES (Continued)

Deferred taxes consist of the following amounts at December 31:

	2020	2019
Net operating loss	$3,459,900	$1,696,500
Token development obligation	465,300	602,500
Other	(4,900)	(16,700)
Net	3,920,300	2,282,300
Less: Valuation allowance	(3,920,300)	(2,282,300)
	$—	$—

A reconciliation between the amounts of income tax benefit determined by applying the applicable statutory and effective tax rates at December 31, 2020 and 2019 are comprised of the following:

	2020	2019
Federal tax rate	21%	21%
Effect of State and Local taxes	12%	12%
Change in valuation allowance	(33)%	(33)%

	0%	0%

As of December 31, 2020 and 2019, the Company had net operating loss carry forwards of approximately $10,590,000 and $5,192,000, respectively that may be offset against future taxable income. The Company established a valuation allowance as of December 31, 2020 and 2019, which relates to the net operating loss and temporary differences, as it is more likely than not that the deferred tax assets will not be realized.

Ownership changes, as defined in Internal Revenue Code Section 382, may limit the amount of net operating loss carryforwards that can be utilized by the Company annually to offset future taxable income and liability. To date, the Company has not performed an assessment to determine if any net operating and credit carryforwards would be limited.

NOTE 11 – 2019 INCENTIVE PLANS

Stock Options

In August 2019, the Company adopted the Prometheum 2019 Stock Option Plan (Incentive and Non-Incentive) (“2019 SOP”). The Plan provides for the granting of both incentive and non-incentive stock options, to eligible individuals, as defined. The Plan provides for the issuance of up to 17,812,500 (post-split 2,968,750) shares of the Company’s Common Stock. As of December 31, 2020, there are 2,752,189 post-split stock options available for issuance.

On December 15, 2020, the Company approved the issuance of 199,356 (post-split 33,226) options to several employees in connection with their previously entered into employment agreements. The options expire after four and one-half years and vest over a four-year period. The options were valued utilizing the Black-Scholes option pricing model with the following assumptions: exercise price: $1.50; expected volatility: 135.11%; risk-free rate: .29%; expected term: 4.25 years. The grant date fair value was $1.26.

F-40

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 11 – 2019 INCENTIVE PLANS (Continued)

Stock Options (Continued)

On December 31, 2020, the Company approved the issuance of 1,100,000 (post-split 183,335) options to senior executives and a consultant. The options expire in July 2025 and vest over a three-year period. The options were valued utilizing the Black-Scholes option pricing model with the following assumptions: exercise price: $3.20; expected volatility: 135.61%; risk-free rate: .27%; expected term: 3.75 years. The grant date fair value was $2.65.

Option activity for December 31, 2020 and 2019 is summarized as follows:

		Weighted
	Options	Average
	Outstanding	Exercise Price
January 1, 2019	—	$—
Granted	69,167	1.92
Exercised	—	—
Forfeited	—	—
December 31, 2019	69,167	1.92
Granted	216,561	2.94
Exercised	—	—
Forfeited	(69,167)	(1.92)
December 31, 2020	216,561	$2.94

The following table summarizes information regarding stock options outstanding at December 31, 2020:

		Weighted Average		Options Exercisable
		Remaining		Weighted Average
Ranges of	Options	Contractual	Exercise	Options	Exercise
Price	Outstanding	Life	Price	Exercisable	Price
$ 1.50	33,226	3.15	$1.50	10,172	$1.50
$ 3.20	183,335	4.50	$3.20	—	$—

$ 1.50 - $ 3.20	216,561	4.29	$2.94	10,172	$1.50

As of December 31, 2020, there was $527,011 of unrecognized compensation cost related to non-vested options granted, which will be recognized over the next three to four years.

F-41

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 11 – 2019 INCENTIVE PLANS (Continued)

Token Options

In August 2019, the Company adopted the Prometheum 2019 Token Option Plan (Incentive and Non-Incentive) (“2019 TOP”). The Plan provides for the issuance of up to 5,000,000 of the Company’s Ember tokens. As of December 31, 2020, there are 3,540,000 token options available for issuance.

On December 15, 2020, the Company approved the issuance of 146,000 (post-split 1,460,000) token options to several employees in connection with their previously entered into employment agreements. The options expire after four and one-half years and vest over a four-year period.

Option activity for 2020 and 2019 is summarized as follows:

		Weighted
	Options	Average
	Outstanding	Exercise Price
January 1, 2019	—	$—
Granted	2,800,000	0.03
Exercised	—	—
Forfeited	—	—
December 31, 2019	2,800,000	0.03
Granted	1,460,000	0.03
Exercised	—	—
Forfeited	(2,800,000)	(0.03)
December 31, 2020	1,460,000	$0.03

The following table summarizes information regarding stock options outstanding at December 31, 2020:

		Weighted Average		Options Exercisable
		Remaining		Weighted Average
Ranges of	Options	Contractual	Exercise	Options	Exercise
Price	Outstanding	Life	Price	Exercisable	Price
$ 0.03	1,460,000	3.19	0.03	430,760	0.03

$ 0.03	1,460,000	3.19	$0.03	430,760	$0.03

F-42

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 12 – RISKS RELATED TO DIGITAL ASSETS

Concentration Risk

The Company uses Wanxiang as their sole project developer and relies on Wanxiang’s ability to create and maintain a successful platform. The loss of the services of Wanxiang could have a material adverse effect on the ability of the Company to develop, operate or maintain the Prometheum Network because the skillset required to successfully develop blockchains is rare. If the Company were to lose the services of Wanxiang, it could be difficult or impossible to replace them, and the loss of them could have a material adverse effect on the Company’s operations and financial conditions.

Digital Assets are Currently Unregulated

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, the blockchain and Ember tokens, and new international, federal, state and local regulations or policies may materially adversely affect the Company and the value of the Ember tokens. The Ember tokens are novel, and the application of U.S. federal and state securities laws is unclear in certain respects. Because of the differences between the Ember tokens and traditional securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Ember tokens. In addition, because of the novel risks posed by the tokens, it is possible that securities regulators may interpret laws in a manner that adversely affects the Company or the value of the Ember tokens.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely impact the permissibility of the Ember tokens, tokens generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including the Ember tokens, the blockchain and the network. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, the Ember tokens, and the network, which could have similar effects to new policies adopted by government bodies.

Any future regulatory actions applicable to the Ember tokens, the blockchain, the network and related activities could severely impact the financial position, results of operations, and cash flows of the Company. The Company may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of the Company’s business, operations and network. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires the Company to spend significant time and effort, which could potentially deplete the Company’s resources. It could also result in negative publicity. Regulatory change could even potentially result in the Ember tokens or certain operations being viewed as impermissible, which could result in a need for the Company to dramatically alter or cease activities. Regulatory action could also affect the rights of holders of the Ember tokens, for example by severely limiting the ability of holders to transfer or sell their tokens.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the Company, its results of operations and the Ember tokens, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the tokens, and the structure, rights and transferability of the Ember tokens.

F-43

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 13 – RELATED PARTY AND OTHER COMMITMENTS

Martin H. Kaplan, the Chairman of the Board, Aaron L. Kaplan and Benjamin S. Kaplan, members of the Board of Directors and Co-Chief Executive Officers, Scott Goldstein a member of the Board of Directors, and Lawrence G. Nusbaum, a minority stockholder, are attorneys associated with Gusrae Kaplan Nusbaum (“GKN”), which serves as the Company’s outside counsel. Additionally, the Company leases office space, pursuant to a month-to-month lease from GKN for $2,500 in January 2019, $5,000 in February 2019 and $7,000 in January 2020 and forward. Total rent expense for the years ended December 31, 2020 and 2019 was approximately $82,000 and $87,000, respectively. The Company classified this lease as an operating lease. The Company also has legal expenses paid to GKN for the years ended December 31, 2020 and 2019 of approximately $360,000 and $307,000, respectively.

The following summarizes quantitative information about the Company’s operating lease.

Discount rate - operating leases	1.67%

Maturities of the Company’s operating lease liabilities are as follows:

Year ended December 31, 2021	84,000

Less: Present value discount	(755)

Operating lease liabilities	$83,245

Spark Transfer Services Inc., a New York corporation, an SEC registered transfer agent, has been formed to provide transfer agent services with respect to Ember Tokens to participants on the Prometheum Network. Spark has not commenced operations and does not expect to commence operations until the launch of the Prometheum Network. Spark intends to develop its systems so as to facilitate the use of the Prometheum Network by issuers and Ember Token investors. Spark is an affiliate, through common control, of Prometheum Inc.

See Note 6 for commitments related to the SPA and the Investor and Founder Rights Agreement with HashKey that provides HashKey the right to purchase shares of newly issued Series A convertible preferred stock.

NOTE 14 – SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the consolidated balance sheet through June 2, 2021, the date the consolidated financial statements were available to be issued.

In January 2021, Prometheum Capital, LLC, a subsidiary of Prometheum, Inc., was formed and is intended to be registered as a broker-dealer.

On January 28, 2021, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-six reverse stock split of its outstanding shares of common stock. As a result of the reverse stock split, every six shares of the Company’s outstanding pre-reverse split common stock were combined and reclassified into one share of common stock.

F-44

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 14 – SUBSEQUENT EVENTS (Continued)

In February 2021, the Company acquired Manorhaven Capital, LLC, a registered broker-dealer and a FINRA member, for a purchase price of $250,000.

In February 2021, the Board of Directors approved the formation of a Japanese subsidiary.

In April 2021, the Company effected a ten-for-one split of its outstanding Ember tokens and warrants. As a result of the split, every one of the Company’s outstanding pre-split tokens and warrants were split into ten. The authorized number of Ember Tokens increased from 270,000,000 to 2,700,000,000.

NOTE 15 – SUBSEQUENT EVENTS (Updated)

On October 20, 2021, the Company entered into an Omnibus Agreement, whereby Wanxiang and HashKey agreed to the abrogation of the HashKey option to purchase an additional ten percent of the Company’s common stock. In addition, all prior agreements between the Company, Wanxiang and HashKey were abrogated, and the Company exchanged general releases with Wanxiang and HashKey through the date of the Omnibus Agreement. The Omnibus Agreement continued the prior company and shareholder obligation to elect Dr. Xiao Feng to the Company’s Board of Directors and Wanxiang and HashKey agreed to vote their shares to elect the managements six directors.

Wanxiang and HashKey agreed to a non-compete in the “Trade Area” (North America) for five years in the digital securities marketplace.

F-45

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit

1.1A	Form of Underwriting Agreement*
2.1	Certificate of Incorporation of Prometheum, Inc.*
2.1(a)	Amendment to Certificate of Incorporation of Prometheum, Inc.*
2.1(b)	Certificate of Amendment to Amended Certificate of Incorporation of Prometheum, Inc.*
2.2	Third Amended and Restated Bylaws of Prometheum, Inc.
3.1	[Reserved]
3.2A	Form of Underwriter’s Warrant Agreement*
3.3	Form of Common Stock Certificate*
6.1(a)	2019 Employee Stock Option Plan*
6.1(b)	2019 Employee Token Option Plan*
6.1(b)A	Amendment No. 1 to 2019 Employee Token Option Plan
6.2	Securities Purchase Agreement, dated as of December 14, 2018 by and between Prometheum, Inc. and HashKey Digital Asset Group Limited, a Hong Kong corporation.+*
6.3	Strategic Partnership and Joint Development Agreement made and entered into as of the 14th Day of December, 2018 by and between Prometheum, Inc. and Shanghai Wanxiang Blockchain Inc., a People’s Republic of China corporation.*
6.4	Technology Agreement made and entered into as of the 14th Day of December, 2018 by and among Prometheum, Inc., HashKey Digital Asset Group Limited, a Hong Kong corporation and Shanghai Wanxiang Blockchain Inc., a People’s Republic of China corporation.+*
6.5	Investor and Founders Rights Agreement, effective as of December 14, 2018, by and among Prometheum, Inc., HashKey Digital Asset Group Limited, a company organized under the laws of Hong Kong and all holders of shares of Common Stock and Ember Tokens who are Founders of the Company.+*
6.6	Letter of Intent, dated August 8, 2019 between InteliClear Clearing LLC and Prometheum, Inc.*
6.7	Transfer Agent and Registrar Agreement, dated as of January 29, 2019 by and between Prometheum, Inc. a corporation duly organized and existing under the laws of the state of Delaware and VStock Transfer, LLC, a California limited liability company.+*
6.8	Second Amended and Restated Master Services Agreement, dated as of July 13, 2021 by and between Prometheum Ember ATS, Inc. and Anchorage Digital Bank National Association.+
6.9	Membership Interests Purchase Agreement made and entered into as of October 9, 2020 by and between Prometheum, Inc. and CoinCross, LLC.
6.10	Omnibus Agreement dated as of October 20, 2021 by and among Prometheum, Inc. HashKey Digital Asset Group Limited, Shanghai Wanxiang Blockchain Inc, and the shareholders signatory hereto.
6.11	Software Purchase Agreement, dated as of August 9, 2019 by and between Prometheum Inc. and InteliClear LLC.*
6.12	Consulting Agreement, dated September 1, 2018, by and between Prometheum Inc. and Gareth Jenkins.*
6.13†	Employment Agreement, dated January 1, 2020 by and between Prometheum Inc. and Alex Shapiro.*
6.14†	Employment Agreement, dated March 5, 2021 by and between Prometheum, Inc. and Rosemarie Fanelli*
6.15†	Employment Agreement dated April 26, 2021 by and between Prometheum, Inc. and Randy Sofferman*
6.16†	Form of Lock-up Agreement*
11.1	Consent of Friedman LLP
12.1	Form of Opinion of Gusrae Kaplan Nusbaum PLLC*
13.1	Testing the Waters Materials*
13.2	Testing the Waters Materials - Prometheum Whitepaper - An Architecture for Blockchain Securities*
13.3	Testing the Waters Materials*
13.4A	Testing the Waters Materials*

* Previously filed.

† Management compensatory agreement.

+ Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 17, Section 6(a) of Form 1-A. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 27, 2021.

PROMETHEUM, INC.

By:	/s/ Martin H. Kaplan
Martin H. Kaplan
Chairman, Director
(Principal Executive Officer)

By:	/s/ Randy Sofferman
Randy Sofferman
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Martin H. Kaplan	Chairman and Director	October 27, 2021
Martin H. Kaplan

/s/ Aaron L. Kaplan	Co-Chief Executive Officer, Director	October 27, 2021
Aaron L. Kaplan

/s/ Benjamin S. Kaplan	Co-Chief Executive Officer, Director	October 27, 2021
Benjamin S. Kaplan

/s/ Randy Sofferman	Chief Financial Officer	October 27, 2021
Randy Sofferman

/s/ Rosemarie Fanelli	Chief Regulatory Officer	October 27, 2021
Rosemarie Fanelli

/s/ Jerry Schneider	Director	October 27, 2021
Jerry Schneider

/s/ Dr. Xiao Feng	Director	October 27, 2021
Dr. Xiao Feng

/s/ Jonathan Braun	Director	October 27, 2021
Jonathan Braun

/s/ Scott Goldstein	Director	October 27, 2021
Scott Goldstein

Signatures